UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐      Preliminary Proxy Statement
☐      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒      Definitive Proxy Statement
☐      Definitive Additional Materials
☐      Soliciting Material Pursuant to §240.14a-12

MERCER INSURANCE GROUP, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☐      No fee required.

☐      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock, no par value, of Mercer Insurance Group, Inc. (“Mercer Common Stock”)

(2)	Aggregate number of securities to which transaction applies:

7,032,642 shares of Mercer Common Stock

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined based on 6,493,842 shares of Mercer Common Stock multiplied by $28.25 per share and options to purchase 538,800 shares of Mercer Common Stock multiplied by $28.25 per share.  In accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended, the filing fee was determined at the rate of $116.10 per $1,000,000.

(4)	Proposed maximum aggregate value of transaction:

$198,672,136

(5)	Total fee paid:

$23,066

☒      Fee paid previously with preliminary materials.

☐      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Mercer Insurance Group, Inc.
10 North Highway 31
P.O. Box 278
Pennington, New Jersey 08534

February 4, 2011

Fellow Mercer Shareholders:

The board of directors of Mercer Insurance Group, Inc. (“Mercer”) has approved a merger providing for the acquisition of Mercer by United Fire & Casualty Company (“United Fire”).  If the merger is completed, you will receive $28.25 in cash, without interest and less any required withholding taxes, for each share of Mercer common stock that you own.

You will be asked at a special meeting of our shareholders to vote to adopt the merger agreement.  The time, date and place of the special meeting to consider and vote upon the adoption of the merger agreement are as follows:

10:00 a.m., local time, March 16, 2011
Mercer’s corporate offices
10 North Highway 31
Pennington, New Jersey 08534

The proxy statement attached to this letter provides you with information about the proposed merger and the special meeting of shareholders.  We encourage you to read the entire proxy statement carefully.  You may also obtain more information about Mercer from documents we have filed with the Securities and Exchange Commission.

The board of directors of Mercer has unanimously approved the merger agreement and determined that the merger is in the best interest of Mercer.  The board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement.

Your vote is important.  Accordingly, whether or not you plan to attend the special meeting of shareholders, we request that you promptly complete, sign and date the enclosed proxy card, as applicable, and return it in the envelope provided, or that you vote your shares by telephone or the Internet using the instructions on the enclosed proxy or voting instruction card (if those options are available to you).

Submitting your proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

Thank you for your cooperation and continued support.

Very truly yours,	Very truly yours,

George T. Hornyak, Jr.	Andrew R. Speaker
Chairman of the Board	President and Chief Executive Officer

This proxy statement is dated February 4, 2011 and is first being mailed to shareholders on or about February 10, 2011.

Mercer Insurance Group, Inc.
10 North Highway 31
P.O. Box 278
Pennington, New Jersey 08534

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD MARCH 16, 2011

DATE AND TIME		March 16, 2011 at 10:00 a.m., local time

PLACE		Mercer’s corporate offices, 10 North Highway 31, Pennington, New Jersey

ITEMS OF BUSINESS	(1)
To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of November 30, 2010, among Mercer Insurance Group, Inc., United Fire & Casualty Company, and Red Oak Acquisition Corp., as it may be amended from time to time, pursuant to which, upon the merger becoming effective, each outstanding share of common stock, without par value, of Mercer (other than shares to be cancelled in accordance with the merger agreement) will be converted into the right to receive $28.25 in cash; and

	(2)	To approve an adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies for adoption of the merger agreement.

RECORD DATE		Shareholders of record at the close of business on January 28, 2011 are entitled to notice of and to vote at the special meeting and at any adjournment or postponement of the special meeting.

DISSENTERS RIGHTS		Shareholders of Mercer do not have the right to dissent from the merger and obtain payment of the fair value of their shares.

PROXY VOTING
It is important that your shares be represented and voted at the special meeting.  You can vote your shares by completing and returning the enclosed proxy card or voting instruction card.  Most shareholders can also vote their shares by telephone or over the Internet.  If Internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you.  You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

Paul D. Ehrhardt
Corporate Secretary
February 4, 2011

MERCER INSURANCE GROUP, INC.
PROXY STATEMENT
SPECIAL MEETING OF SHAREHOLDERS

We are providing this proxy statement and accompanying proxy card to you in connection with the solicitation by the board of directors of Mercer Insurance Group, Inc. of proxies to be voted at a special meeting of shareholders and at any postponement or adjournment of the special meeting.  In this proxy statement, “Mercer,” “we,” “us,” and “our” refer to Mercer Insurance Group, Inc.

(i)

(ii)

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a shareholder of Mercer. Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, all of which you should read carefully. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find Additional Information” beginning on page 76.

Q:	Why am I receiving this proxy statement?

A:
Mercer Insurance Group, Inc., which we refer to as Mercer, us, our or we, has agreed to be acquired by United Fire & Casualty Company, or United Fire, pursuant to the terms of the merger agreement described in this proxy statement. A copy of the merger agreement is attached to this proxy statement as Annex A. Mercer’s shareholders must vote to adopt the merger agreement before the transactions contemplated by the merger agreement can be completed, and Mercer is holding a special meeting of its shareholders so that its shareholders may vote with respect to the adoption of the merger agreement.

You are receiving this proxy statement because you own shares of our common stock. This proxy statement contains important information about the proposed transaction and the special meeting, and you should read it carefully. The enclosed proxy card allows you to vote your shares of Mercer common stock without attending the special meeting in person.

Your vote is extremely important, and we encourage you to vote as soon as possible. For more information on how to vote your shares of Mercer common stock, please see the section of this proxy statement entitled “The Special Meeting” beginning on page 20.

Q:	What is the proposed transaction and what effects will it have on Mercer?

A:
The proposed transaction is the acquisition of Mercer by United Fire pursuant to the merger agreement. If the proposal to adopt the merger agreement is approved by our shareholders and the other closing conditions under the merger agreement have been satisfied or waived, including but not limited to the receipt of all requisite regulatory approvals, Red Oak Acquisition Corp., or Acquisition Corp., a wholly owned subsidiary of United Fire, will merge with and into Mercer, with Mercer continuing as the surviving corporation. We refer to this transaction as the merger. As a result of the merger, Mercer will become a wholly owned subsidiary of United Fire and will no longer be a publicly held corporation. In addition, as a result of the merger, our common stock will be delisted from the NASDAQ Global Select Market, and deregistered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, we will no longer file periodic reports with the Securities and Exchange Commission, or SEC, on account of our common stock and you will no longer have any interest in the future earnings or growth of Mercer.

Q:	What will I receive if the merger is completed?

A:
Upon completion of the merger, you will be entitled to receive $28.25 in cash, without interest, which amount we refer to as the merger consideration, less any applicable withholding taxes, for each share of Mercer common stock that you own.  For example, if you own 100 shares of Mercer common stock, you will be entitled to receive $2,825 in cash in exchange for your shares of common stock, less any applicable withholding taxes. Upon consummation of the merger, you will not own any shares of capital stock of the surviving corporation.

Q:	How does the merger consideration compare to the market price of Mercer’s common stock prior to the announcement of the merger?

A:
The merger consideration represents a premium of 50.9% to the closing price of Mercer’s common stock on November 29, 2010, the last trading day prior to approval of the merger agreement by the board of directors of Mercer and United Fire.

Q:	Will I still be paid dividends on my shares of Mercer common stock prior to the merger?

A:	No. The merger agreement does not permit Mercer to pay any additional dividends on its common stock.

Q:	When do you expect the merger to be completed?

A:
We anticipate that the merger will be completed in the first or second quarter of 2011, assuming satisfaction of all of the required closing conditions.  See "The Merger Agreement—Conditions to the Merger," beginning on page 66. If our shareholders vote to approve the proposal to adopt the merger agreement, the merger will become effective within five business days after the satisfaction or waiver in writing of the other conditions to the merger.

Q:	What happens if the merger is not completed?

A:
If the merger agreement is not adopted by the shareholders of Mercer or if the merger is not completed for any other reason, the shareholders of Mercer will not receive any payment for their shares of Mercer common stock in connection with the merger. Instead, Mercer will remain a public company and the common stock will continue to be listed and traded on the Nasdaq Global Select Market.  Under certain specified circumstances, Mercer may be required to reimburse United Fire for its expenses or pay United Fire a fee with respect to the termination of the merger agreement. See “The Merger Agreement—Termination Fee” beginning on page 69.

Q:	Is the merger expected to be taxable to me?

A:
Generally, the exchange of shares of our common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, in which you will recognize a gain or loss in an amount equal to the difference, if any, between (i) the amount of cash you receive pursuant to the merger in exchange for your shares of our common stock, and (ii) your adjusted tax basis in your shares of our common stock.  You should read “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 48, which provides a discussion of the material U.S. federal income tax consequences of the merger.

YOU SHOULD CONSULT YOUR TAX ADVISOR TO DETERMINE THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO YOU, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS OR ANY OTHER U.S. FEDERAL TAX LAWS.

Q:       Do any of Mercer’s directors or officers have interests in the merger that may differ from or be in addition to my interests as a shareholder?

A:
Yes. In considering the recommendation of the board of directors to vote in favor of the adoption of the merger agreement, you should be aware that Mercer’s directors and officers have interests in the merger that are different from, or in addition to, the interests of our shareholders generally. The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the shareholders of Mercer. See “The Merger—Interests of Our Directors and Executive Officers in the Merger” beginning on page 43.

Q:	When and where is the special meeting?

A:	The special meeting of shareholders of Mercer will be held on March 16, 2011, at 10:00 a.m., local time, at our corporate offices located at 10 North Highway 31, Pennington, New Jersey 08534.

Q:	What am I being asked to vote on at the special meeting?

A:
You are being asked to consider and vote on proposals to approve and adopt the merger agreement and to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies.

Q:	What vote is required for Mercer’s shareholders to approve the proposal to approve and adopt the merger agreement?

A:
Approval and adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of Mercer common stock voted at the special meeting, provided that a quorum exists.  The affirmative vote of a majority of the shares of Mercer common stock represented at the special meeting and entitled to vote is required to adjourn or postpone the meeting.  Each outstanding share of common stock on the record date entitles the holder to one vote on each matter presented at the special meeting.

Q:	How does the board of directors recommend that I vote?

A:
The board of directors unanimously recommends that you vote “FOR” the proposal to approve and adopt the merger agreement and “ FOR ” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies.

Q:	How many votes are already committed to be voted in favor of the adoption of the merger agreement?

A:
Pursuant to shareholder support agreements entered into by each of our directors and certain executive officers, such individuals, solely in their capacities as shareholders, have agreed, among other things, to vote in favor of the proposal to approve and adopt the merger agreement and against any other merger agreement or merger, consolidation or other corporate transactions. See the section entitled “Additional Agreements—Shareholder Support Agreements” beginning on page 71 for more information. As of January 28, 2011, the record date for the special meeting, such directors and executive officers were entitled to vote 849,999 shares, or approximately 13.1%, of Mercer’s outstanding common stock.

Q.	Who can vote at the special meeting?

A.
Shareholders of record as of the close of business on the record date are entitled to receive notice of, and to vote at, the special meeting. Each record holder of shares of our common stock as of the record date is entitled to cast one vote on each matter properly brought before the special meeting for each share of common stock that such holder owns as of the record date.

Q.	What constitutes a quorum for purposes of the special meeting?

A.
The holders of a majority of the outstanding shares of our common stock on the record date will constitute a quorum for purposes of the special meeting.  A quorum is necessary to hold the special meeting.  Abstentions and properly executed broker non-votes, if any, will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists.  Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any postponement or adjournment of the special meeting.  However, if a new record date is set for the adjourned or postponed special meeting, then a new quorum will have to be established.

Q.	What happens if I sell my shares of common stock before the special meeting?

A.
The record date for shareholders entitled to vote at the special meeting is prior to both the date of the special meeting and the consummation of the merger. If you transfer your shares of common stock before the record date, you will not be entitled to vote at the special meeting and will not be entitled to receive the merger consideration. If you transfer your shares of common stock after the record date but before the special meeting you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares. The person to whom you transfer your shares of Mercer common stock after the record date will not have a right to vote those shares at the special meeting.

Q.	Am I entitled to exercise dissenters rights under the Pennsylvania Business Corporation Law instead of receiving the merger consideration for my shares of Mercer common stock?

A.	No. Under Pennsylvania law, you will not be entitled to exercise dissenters rights in connection with the transactions contemplated by the merger agreement.

Q:	What do I need to do now?

A:	After carefully reading this proxy statement, including its annexes, we urge you to respond by voting your shares through one of the following means:

•	by mail, by completing, signing, dating and mailing each proxy card or voting instruction card and returning it in the envelope provided;

•
via telephone, using the toll-free number listed on each proxy card (if you are a registered shareholder, meaning that you hold your stock in your name) or voting instruction card (if your shares are held in “street name,” meaning that your shares are held in the name of a broker, bank or other nominee, and your bank, broker or nominee makes telephone voting available); or

•
via the Internet, at the address provided on each proxy card (if you are a registered shareholder) or voting instruction card (if your shares are held in “street name” and your bank, broker or nominee makes Internet voting available).

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:
Yes, but only if you provide instructions to your broker on how to vote.  You should instruct your broker how to vote your shares in accordance with the instructions provided by your broker.  Please note that if your shares are held in “street name” and you wish to vote in person at the special meeting, you must have a legal proxy from your bank, broker or other nominee.

Q.	If a shareholder gives a proxy, how are the shares of common stock voted?

A.
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares of common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of common stock should be voted “FOR” or “AGAINST,” or to “ABSTAIN” from voting on, all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes indicating how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “ FOR ” the proposal to adopt the merger agreement and “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies.

Q:	What if I do not vote?

A:
If you fail to vote, it will have no effect except for determining whether a quorum is present at the meeting.  If you submit your proxy but fail to indicate how you want to vote on the merger, your proxy will be counted as a vote in favor of the merger.  If you submit your proxy and indicate that you are abstaining from voting, your proxy will have no effect except that your shares will be deemed present for purposes of determining whether a quorum is present.

Q:	If I am a participant in the Mercer Insurance Group, Inc. Employee Stock Ownership Plan, which we refer to as the ESOP, will I be permitted to vote the shares allocated to my account?

A:
You are permitted to direct the ESOP’s trustee in the voting of the shares allocated to your ESOP account.  The trustee will provide instructions on how to vote those shares.  If you do not vote the shares allocated to your ESOP account, the ESOP’s trustee will vote those shares in its sole discretion.

Q:	Can I change my vote?

A:
Yes.  You can change your vote at any time before your proxy is voted at the special meeting.  If you are a registered shareholder, you may revoke your proxy by notifying our Corporate Secretary in writing or by submitting a new proxy by mail, telephone or the Internet, in each case, dated after the date of the proxy being revoked.  In addition, your proxy may be revoked by attending the special meeting and voting in person (you must vote in person; simply attending the special meeting will not cause your proxy to be revoked).

If you hold your shares in “street name” and you have instructed a broker, bank or nominee to vote your shares, the above-described options for changing your vote do not apply, and instead you must follow the instructions received from your broker, bank or nominee to change your vote.

Q:	What does it mean if I get more than one proxy card or voting instruction card?

A:
If your shares are registered differently and are in more than one account, you will receive more than one card.  Please complete and return all of the proxy cards and voting instruction cards you receive (or submit your proxy by telephone or the Internet, if available to you) to ensure that all of your shares are voted.

Q:	Should I send in my stock certificates now?

A:
No.  Shortly after the merger is completed, you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to the exchange agent in order to receive the merger consideration.  You should use the letter of transmittal to exchange stock certificates for the merger consideration to which you become entitled as a result of completion of the merger.  If your shares of common stock are held in “street name,” you will receive instructions from your bank, broker or other nominee as to how to effect the surrender of your shares of Mercer common stock in exchange for the merger consideration.  Please do not send any stock certificates with your proxy card.

Q:	Who can help answer my other questions?

A:
If you have more questions about the merger, need assistance in voting your shares or need additional copies of this proxy statement or the enclosed proxy card, you should contact Investor Relations by phone at (800) 223-0534 or by email at investorrelations@mercerins.com.  If your broker holds your shares, you should also call your broker for additional information.

SUMMARY

The following summary highlights selected information from this proxy statement and may not contain all of the information that may be important to you.  Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement.  Each item in this summary includes a page reference directing you to a more complete description of that item.

The Merger; Consideration to be Received by Mercer Shareholders (Page 25 and Page 55)

Subject to the terms and conditions of the merger agreement, and in accordance with Pennsylvania law, at the closing of the merger, Acquisition Corp., a wholly owned subsidiary of United Fire, will merge with and into Mercer.  Mercer will be the surviving corporation and continue to do business following the merger as a wholly owned subsidiary of United Fire.  As a result of the merger, Mercer will cease to be a publicly traded company.  We have attached the merger agreement as Annex A to this proxy statement.  We encourage you to carefully read the merger agreement in its entirety.

If the merger is completed, you will be entitled to receive $28.25 in cash, without interest and less any required withholding taxes, for each share of Mercer common stock that you own, and you will not own any shares of capital stock of the surviving corporation.  See “The Merger Agreement —Termination” for a description of the circumstances under which the merger agreement can be terminated.

The Parties to the Merger (Page 23)

Mercer Insurance Group, Inc.
10 North Highway 31
Pennington, New Jersey  08534
(800) 223-0534

Mercer is an insurance holding company owning, directly and indirectly, all of the outstanding shares of our four insurance companies and our non-insurance subsidiaries. Mercer Insurance Company, our oldest insurance company, has been engaged in the sale of property and casualty insurance since 1844. Our insurance companies underwrite property and casualty insurance principally in Arizona, California, New Jersey, Nevada, Oregon, and Pennsylvania, with a limited amount of business written in New York to support accounts in adjacent states.  At September 30, 2010, Mercer had $613.4 million in assets and total shareholders’ equity of $180.6 million.   For the nine months ended September 30, 2010, Mercer had total revenues of $115.3 million.  Mercer’s common stock is traded on the NASDAQ Global Select Market under the symbol “MIGP”.

United Fire & Casualty Company
118 Second Avenue, S.E.
Cedar Rapids, Iowa  52407
(319) 399-5700

Founded in 1946, United Fire is an Iowa corporation that provides insurance protection for individuals and businesses through several regional insurance companies. At September 30, 2010, United Fire had assets of $3.1 billion and total shareholders’ equity of $727.4 million.  For the nine months ended September 30, 3010, United Fire had total revenues of $441.0 million.

For the nine months ended September 30, 2010, United Fire’s property and casualty business accounted for nearly 90% of its net premiums earned, with more than half of these premiums being written in Iowa, Texas, Missouri, Louisiana, and Illinois.  For the same period of 2010, its life insurance business made up approximately 10% percent of its net premiums earned, with over three-fourths of its life insurance premiums being written in Iowa, Wisconsin, Illinois, Nebraska, and Minnesota.  United Fire’s common stock is traded on the NASDAQ Global Market under the symbol “UFCS”.

Red Oak Acquisition Corp.
c/o United Fire & Casualty Company
118 Second Avenue, S.E.
Cedar Rapids, Iowa  52407
(319) 399-5700

Red Oak Acquisition Corp., or Acquisition Corp., is a Pennsylvania corporation and a wholly owned subsidiary of United Fire.  Acquisition Corp. was formed solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement.  It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.  Upon completion of the merger, Acquisition Corp. will be merged with and into Mercer and will cease to exist.

Background of the Merger (Page 25)

A description of the actions that led to the execution of the merger agreement, including our discussions with United Fire, is included under the section entitled “The Merger—Background of the Merger,” which begins on page 25.

Reasons for the Merger; Recommendation of Our Board of Directors (Page 32)

For the factors considered by our board of directors in reaching its decision to approve the merger agreement, please refer to the section entitled “The Merger—Reasons for the Merger,” which begins on page 32.  After careful consideration, our board of directors has unanimously determined that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Mercer and unanimously recommends that our shareholders vote “FOR” the adoption of the merger agreement.

Opinion of Our Financial Advisor (Page 36 and Annex B)

Sandler O’Neill & Partners, L.P., which we refer to as Sandler O’Neill, delivered its opinion to the Mercer board of directors that, as of the date of its opinion and based upon and subject to assumptions made, matters considered and qualifications set forth in the opinion, the merger consideration of $28.25 in cash per share to be received by our shareholders pursuant to the merger (as if it closed on that date) was fair, from a financial point of view, to those shareholders.

The opinion of Sandler O’Neill is addressed to our board of directors, is directed only to the consideration to be paid in the merger (as if it closed on that date) and does not constitute a recommendation as to how any of our shareholders should vote with respect to the merger agreement.  The full text of the written opinion of Sandler O’Neill, dated November 30, 2010, which sets forth the procedures followed, limitations on the review undertaken, matters considered and assumptions made in connection with the opinion, is attached as Annex B to this proxy statement.  We recommend that you read the opinion carefully in its entirety.

Treatment of Stock Options (Page 55)

The merger agreement provides that all outstanding stock options issued under our stock option plan, whether or not vested and exercisable, will be cancelled in connection with the completion of the merger and converted into the right to receive the product of (i) the number of shares of Mercer common stock that would have been acquired upon the exercise of such stock options, multiplied by (ii) the excess, if any, of $28.25 per share over the exercise price of the option, subject to any applicable withholding taxes.  As of December 31, 2010, Mercer had outstanding options to acquire 538,800 shares of Mercer Common Stock with a weighted average exercise price of $13.36 per share.

Interests of Our Directors and Executive Officers in the Merger (Page 43)

Mercer’s executive officers and directors may have economic interests in the merger that are different from, or in addition to, their interests as Mercer shareholders.  These interests include the cashing out of options to purchase common stock held by officers and directors, rights of executive officers under employment and change in control agreements with Mercer and rights of directors and officers to continued indemnification and insurance coverage by United Fire after the merger for acts or omissions occurring before the merger.

As a material inducement to United Fire to enter into the merger agreement, Andrew R. Speaker, President and Chief Executive Officer, David B. Merclean, Senior Vice President of Finance and Chief Financial Officer, Paul D. Ehrhardt, Senior Vice President, Chief Underwriting Officer and Corporate Secretary and Paul R. Corkery, Senior Vice President and Chief Information Officer, entered into agreements to terminate their existing employment agreements at the effective time of the merger.  Pursuant to these agreements, in lieu of receipt of the payments and benefits to which each executive officer would be entitled under his employment agreement upon termination of employment following a change in control, Mercer will make a lump sum cash payment within ten business days of the effective time of the merger to each such executive officer in an amount equal to 100% of the change in control payments that would have been payable to such executive officer under his current employment agreement in the event such executive officer terminated his employment with “good reason” (as defined in the applicable existing employment agreement) at the effective time of the merger.

As provided in the merger agreement, Mercer adopted a retention plan, called the Mercer Insurance Group, Inc. Senior Management Retention Plan. Pursuant to the retention plan, Messrs. Speaker, Merclean, Ehrhardt and Corkery will provide services to United Fire on a transition basis for a period of up to nine months following the merger in exchange for retention bonuses of up to $281,250, $187,500, $217,500, and $165,000, respectively, in addition to their regular salaries.

In addition, Mercer has benefit agreements with its non-employee directors that provide for monthly retirement and/or termination benefits in the amount of $2,500 per month, subject to certain conditions.  Upon consummation of the merger, all benefits under the benefit agreements will vest and each eligible director will be entitled to a lump sum payment reflecting the value of these benefits, to be paid within 90 days after the effective date of the merger.

Finally, each director and executive officer will receive payment for all of his outstanding vested and unvested options, as described in “—Treatment of Stock Options” above.  As of December 31, 2010, the directors and executive officers held 436,300 options, all of which were vested.

The Mercer board of directors was aware of the above interests and considered them in its decision to approve the merger agreement.

Material United States Federal Income Tax Consequences (Page 48)

Generally, the exchange of our common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, in which you will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of cash you receive pursuant to the merger in exchange for your shares of our common stock, and (ii) your adjusted tax basis in your shares of our common stock.  You should read “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” which provides a discussion of the material U.S. federal income tax consequences of the merger.

You should consult your tax advisor to determine the particular U.S. federal income tax consequences of the merger to you, as well as any tax consequences arising under any state, local or foreign tax laws or any other U.S. federal tax laws.

Source of Funds; Capital (Page 51)

United Fire’s obligation to complete the merger is not conditioned upon United Fire obtaining financing.  We anticipate that approximately $191 million will be required to pay the aggregate merger consideration to our shareholders.  United Fire has informed us that it expects to fund the cash requirements for the merger by using available cash and existing credit facilities.

Regulatory Approvals (Page 51)

Completion of the transactions contemplated by the merger agreement is subject to receipt of all required regulatory approvals.  These include approval from the Pennsylvania Insurance Department, the New Jersey Department of Banking and Insurance, and the California Department of Insurance.  Mercer has been advised that United Fire has filed applications for approval with such regulatory authorities.  Although Mercer does not know of any reason why the necessary regulatory approvals will not be obtained in a timely manner, there can be no assurance that these approvals will be obtained in a timely manner or at all.  United Fire has the right to elect not to complete the merger if any regulatory approval that is required to consummate the merger imposes terms that are materially inconsistent with the merger agreement in a manner that adversely affects the economic value of the merger to United Fire or that, individually or in the aggregate, have a material adverse effect on Mercer.

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the Hart-Scott-Rodino Act, and the rules promulgated thereunder by the Federal Trade Commission, or the FTC, the merger cannot be completed until each of Mercer and United Fire file a notification and report form with the FTC and the Antitrust Division of the Department of Justice under the Hart-Scott-Rodino Act and the applicable waiting period has expired or been terminated.  Each of Mercer and United Fire filed a notification and report form with the FTC on December 23, 2010, and each requested early termination of the applicable waiting period.  On January 10, 2011, the FTC notified the parties that their requests for early termination of the applicable waiting period under the Hart-Scott-Rodino Act had been granted.  Notwithstanding the termination of the waiting period under the Hart-Scott-Rodino Act, at any time before the merger is completed, the Antitrust Division of the Department of Justice or the FTC could take action under the antitrust laws as either deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of assets of United Fire or Mercer or their respective subsidiaries.

Exchange and Payment Procedures (Page 55)

As promptly as practicable after the effective time of the merger, an exchange agent will mail a letter of transmittal and instructions to you and the other Mercer shareholders.  The letter of transmittal and instructions will tell you how to surrender your shares in exchange for the merger consideration.  You should not return your stock certificates with the enclosed proxy card or voting instruction card, and you should not forward your stock certificates to the exchange agent without a letter of transmittal.  If your shares are held in “street name,” you will receive instructions from your bank, broker or other nominee as to how to effect the surrender of your shares of Mercer common stock in exchange for the merger consideration.

No Solicitation of Transactions (Page 62)

The merger agreement contains detailed provisions that restrict Mercer, its subsidiaries and their respective officers, directors, employees, investment bankers, attorneys, accountants or other advisors or representatives from soliciting, initiating, encouraging, or taking any other action designed to facilitate, the submission of any acquisition proposal (as defined in the merger agreement).  The merger agreement also restricts Mercer, its subsidiaries and their respective officers, directors, employees, investment bankers, attorneys, accountants or other advisors or representatives from participating in any discussions or negotiations regarding any other acquisition proposal.  The merger agreement does not, however, prohibit our board of directors from responding to an unsolicited bona fide acquisition proposal received from a third party prior to the special meeting that, if consummated, would result in a superior proposal (as defined in the merger agreement), and, in the judgment of our board, following consultation with our financial advisors, the third party making such proposal has the financial means to conclude such transaction.  In addition, in certain circumstances prior to the special meeting, we may terminate the merger agreement and enter into an agreement with respect to a superior proposal after satisfying the requirements of the merger agreement, including paying the termination fee summarized under “—Termination Fee” below.

Conditions to the Merger (Page 66)

The respective obligations of Mercer and United Fire to complete the merger are conditioned upon the satisfaction or waiver of certain conditions, including the following:

•	the approval and adoption of the merger agreement by our shareholders;

•	the receipt of required insurance regulatory approvals from the Pennsylvania Insurance Department, the New Jersey Department of Banking and Insurance, and the California Department of Insurance; and

•	the absence of any law, decree, ruling, order or injunction that prohibits, restrains, or enjoins the completion of the merger.

The obligation of Mercer to complete the merger is subject to the satisfaction or waiver of following additional conditions:

•	United Fire shall have performed in all material respects its obligations under the merger agreement required to be performed by it at or prior to the closing date;

•
the representations and warranties of United Fire contained in the merger agreement must be true and correct in all respects (without giving effect to any materiality qualifiers) as of the closing date, subject to certain exceptions, including but not limited to where the failure of any representations and warranties in the aggregate to be true and correct would not have a material adverse effect upon the ability of United Fire to perform its obligations under the merger agreement; and

•	the merger consideration shall have been paid to the exchange agent or Mercer’s payroll provider, as applicable.

The obligation of United Fire to complete the merger is subject to the satisfaction or waiver of the following additional conditions:

•	Mercer shall have performed in all material respects its obligations under the merger agreement required to be performed by it at or prior to the closing date;

•
the representations and warranties of Mercer contained in the merger agreement must be true and correct in all respects (without giving effect to any materiality qualifiers) as of the closing date, subject to certain exceptions, except where the failure of any representations and warranties in the aggregate to be true and correct would not have a material adverse effect with respect to Mercer;

•
Mercer and United Fire shall have made such filings, and obtained such permits, authorizations, consents, approvals or terminations, and all waiting periods shall have expired, which are required by all governmental requirements to consummate the merger, and the appropriate forms shall have been executed, filed and either approved or the applicable waiting periods, if any, shall have terminated or expired as required by the corporate and insurance laws and regulations of all applicable jurisdictions, and such approvals do not impose terms materially inconsistent with the merger agreement in a manner that adversely affects the economic value of the merger to United Fire or that, individually or in the aggregate, have a material adverse effect with respect to Mercer;

•
no action by any governmental entity shall have been instituted or be ongoing relating to the merger agreement, the shareholder support agreements or any of the transactions contemplated by the merger;

•
since the date of the merger agreement, there shall not have been any event, occurrence, fact, condition, effect, change or development that, individually or in the aggregate, has had a material adverse effect with respect to Mercer; and

•	Mercer shall have obtained all third-party consents and approvals required to be obtained pursuant to the merger agreement.

Termination of the Merger Agreement (Page 67)

Mercer and United Fire may agree in writing to terminate the merger agreement at any time without completing the merger, even after the shareholders of Mercer have voted to adopt the merger agreement.  The merger agreement may also be terminated at any time prior to the effective time of the merger in other specified circumstances, including:

by either United Fire or Mercer if:

•
the merger is not completed by April 30, 2011, or, in the event that not all government approvals are received by April 30, 2011, or all government approvals have been received but the special meeting of Mercer’s shareholders has not been held by that date, July 31, 2011 (other than because of a breach by the party seeking termination);

•
a United States federal or state court or governmental, regulatory, or administrative agency or commission having jurisdiction over Mercer or United Fire issues a final non-appealable order permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the merger agreement, provided that the party seeking termination has used commercially reasonable efforts to remove such injunction, order or decree;

•
our shareholders fail to adopt the merger agreement at the special meeting or any postponement or adjournment of the special meeting, except that Mercer cannot terminate the merger agreement if Mercer has breached its obligations under the merger agreement in any manner that could reasonably have caused Mercer to fail to receive shareholder approval of the merger agreement; or

•
the other party breaches the merger agreement in a manner that would entitle the party seeking to terminate the merger agreement not to complete the merger and the party seeking to terminate is not then in material breach of the merger agreement, subject to the right of the breaching party to cure the breach within 30 days after written notice of the breach is given to the breaching party;

by United Fire if:

•	we have breached any of the provisions of the merger agreement relating to non-solicitation of acquisition proposals or third party standstill agreements;

•	we have failed to hold a meeting of the shareholders as soon as practicable following the date of the merger agreement;

•	our board of directors has failed to recommend the merger to our shareholders or withdrawn, modified or changed in a manner adverse to United Fire a recommendation of the merger to our shareholders;

•
our board of directors has approved, recommended or publicly proposed to approve or recommend any acquisition proposal, or shall have taken any other action or made any other statement in connection with the special meeting of shareholders inconsistent with its recommendation of the merger;

•	we have breached the provisions of the merger agreement relating to preparation of this proxy statement;

•
a tender offer or exchange offer for 15% or more of the outstanding shares of capital stock of Mercer is commenced, and the board of directors of Mercer fails to recommend that our shareholders not accept such offer (including by taking no position with respect to the acceptance of such offer by our shareholders);

•
our board of directors fails to reaffirm its recommendation in favor of the adoption and approval of the merger agreement within seven days after United Fire requests in writing that such recommendation be reaffirmed; or

•
any person (other than United Fire or its affiliates) acquires or becomes the beneficial owner of 15% or more of the outstanding shares of Mercer common stock prior to our shareholders approving and adopting the merger agreement;

by Mercer prior to the approval of our shareholders at the special meeting in order to accept a superior proposal, if we comply with the provisions of the merger agreement relating to such proposal, including by paying the termination fee described below.

In the event that the merger agreement is terminated as described above, the merger agreement will (subject to certain exceptions) become void, and there will be no liability under the merger agreement on the part of any party to the merger agreement, except for the parties’ obligations with respect to confidentiality and termination fees described below under “The Merger Agreement—Termination Fee” and except that no party will be relieved from liability for any breach of the merger agreement prior to the date of such termination.

Termination Fee (Page 69)

In connection with the termination of the merger agreement in certain circumstances that are not likely to occur absent a competing acquisition proposal for Mercer, we would be required to pay United Fire a termination fee of $6,685,000, or, in a more limited set of circumstances, reimburse United Fire for expenses incurred in connection with the transaction in amount up to $500,000.

Expenses (Page 70)

 Except for expenses due and payable in connection with a termination of the merger agreement as described in “The Merger Agreement—Expenses,” all costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such expenses.

The Special Meeting (Page 20)

Time, Place and Date

The special meeting will be held on March 16, 2011, starting at 10:00 a.m., local time, at Mercer’s corporate offices, 10 North Highway 31, Pennington, New Jersey.

Matters to be Considered

You will be asked to consider and vote upon proposals for:

•	approval and adoption of the merger and the merger agreement; and

•	adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies.

Record Date and Quorum

You are entitled to vote at the special meeting if you owned shares of Mercer common stock at the close of business on January 28, 2011, the record date for the special meeting.  You will have one vote for each share of Mercer common stock that you owned on the record date.  As of the record date, there were 6,493,842 shares of our common stock outstanding and entitled to vote.  The holders of a majority of the outstanding shares of Mercer common stock on the record date represented in person or by proxy will constitute a quorum for purposes of the special meeting.  A quorum is necessary to hold the special meeting.  Abstentions and properly executed broker non-votes, if any, will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists.  Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any postponement or adjournment of the special meeting.  However, if a new record date is set for the adjourned or postponed special meeting, then a new quorum will have to be established.

Required Vote

For us to complete the merger, at least a majority of the votes cast at the meeting must be voted “FOR” the approval and adoption of the merger agreement, provided that a quorum exists.  Directors and executive officers of Mercer owning approximately 13.1% of its outstanding shares have agreed to vote all shares owned by them in favor of the merger and the merger agreement in accordance with shareholder support agreements entered into by such individuals (see “Additional Agreements—Shareholder Support Agreements” on page 71).

Any shareholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the special meeting. If your shares of Mercer common stock are held in street name by your bank, broker or other nominee, you should instruct your bank, broker or other nominee on how to vote your shares of Mercer common stock using the instructions provided by your bank, broker or other nominee. If you fail to submit a proxy or to vote in person at the special meeting, or if you do not provide your bank, broker or other nominee with instructions, as applicable, your shares of Mercer common stock will not be voted on the proposal to adopt the merger agreement.

You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by giving written notice of revocation to our Corporate Secretary, which must be filed with our Corporate Secretary before the special meeting begins, or by attending the special meeting and voting in person.

Market Price of Common Stock (Page 73)

Our common stock is quoted on the NASDAQ Global Select Market under the symbol “MIGP”.  On November 29, 2010, which was the last trading day prior to approval of the merger agreement by the board of directors of Mercer and United Fire, the closing sale price for our common stock was $18.72 per share.  You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of our common stock.

Dissenters Rights (Page 73)

Under Pennsylvania law, shareholders whose stock is listed on a national securities exchange, like the NASDAQ Global Select Market, have no right to elect to receive the appraised value of their shares as an alternative to the merger consideration.  Accordingly, you will have no dissenters rights in connection with the merger.

Litigation Relating to the Merger (Page 53)

Two putative class action lawsuits relating to the merger have been filed in the Superior Court of New Jersey of Mercer County, Chancery Division.  Each of the complaints purports to be brought as a class action on behalf of all of Mercer’s shareholders and alleges, among other things, that the consideration that shareholders will receive in connection with the merger is inadequate and that Mercer’s directors breached their fiduciary duties to shareholders in negotiating and approving the merger agreement.  Each of the complaints seeks various forms of relief, including injunctive relief that would, if granted, prevent the merger from being consummated in accordance with the agreed-upon terms.  The defendants believe that the allegations in both complaints are without merit and intend to defend these actions vigorously.

Risk Factors (Page 17)

In evaluating the merger and the merger agreement, you should carefully read this proxy statement and consider the factors discussed in the section entitled “Risk Factors Relating to the Merger” beginning on page 17.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, contain forward-looking statements intended to be covered by the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include financial projections and their underlying assumptions, other information concerning possible or assumed future results of operations of Mercer, the expected completion and timing of the merger and other information relating to the merger.  There are forward-looking statements throughout this proxy statement, including, among others, under the headings “Summary,” “The Merger,” “The Merger— Opinion of Our Financial Advisor” and in statements containing the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimates” or other similar expressions.  You should be aware that forward-looking statements involve known and unknown risks and uncertainties.  These forward-looking statements reflect management’s current expectations and forecasts, and we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of Mercer.  In addition to other factors and matters discussed in this document or discussed and identified in other public filings we make with the SEC, we believe the following risks could cause actual results to differ materially from those discussed in the forward-looking statements:

•	difficulties in obtaining, or failure to obtain, required shareholder and regulatory approvals of the merger;

•	interests of officers and directors in the merger that differ from the interests of shareholders;

•	litigation or other adversarial proceedings relating to the merger;

•	diversion of management time on merger-related issues;

•	increases in competitive pressure among insurance companies;

•
the failure of Mercer to maintain a rating from A.M. Best Company, Inc. in the Excellent category (and in this regard, we note that A.M. Best has placed our “A” rating on watch with a negative outlook subsequent to the announcement of the merger);

•	changes in the interest rate environment;

•	changes in accounting principles, policies or guidelines;

•	changes in regulatory positions, expectations, and requirements for insurance companies generally or for Mercer or United Fire specifically;

•	legislative or regulatory changes;

•	changes in general economic conditions or conditions in securities markets or the insurance industry;

•	the occurrence of certain events that have a material adverse effect on Mercer;

•	a materially adverse change in the financial condition of Mercer;

•	difficulties related to the completion of the merger;

•	the “Risk Factors’ and other factors referred to in Mercer’s reports filed with or furnished to the SEC; and

•	other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting capital, operations, pricing and services.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or the date of any document to which we refer you.  All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this document and attributable to Mercer or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.  Except to the extent required by applicable law or regulation, Mercer undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

RISK FACTORS RELATING TO THE MERGER

In addition to the other information included in this proxy statement or referred to in this document, you should consider carefully the risk factors described below in deciding how to vote.  You should keep these risk factors in mind when you read forward-looking statements in this proxy statement.

The need for regulatory approval may delay the date of completion of the merger or may diminish the benefits of the merger.

United Fire is required to obtain approval of the merger from the Pennsylvania Insurance Department, the New Jersey Department of Banking and Insurance, and the California Department of Insurance.  Satisfying any requirements of these state insurance regulators may delay the date of completion of the merger.  In addition, conditions to the approval of the merger imposed by the insurance regulators may diminish the benefits of the merger to United Fire.  A condition of United Fire’s obligation to close is that the permits, authorizations, consents, and approvals from these insurance regulators may be subject only to:

•
conditions that do not impose terms that: (i) are materially inconsistent with any material terms contained in the merger agreement in a manner that adversely affects the economic value of the merger agreement to United Fire, (ii) would require United Fire or Mercer to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain Mercer or any of the businesses, product lines or assets of United Fire, Mercer, or any of their respective affiliates or subsidiaries, or that otherwise would individually or in the aggregate, result in a material negative impact on the business, assets, liabilities, properties or condition (financial or otherwise) of United Fire and its subsidiaries, taken as a whole, or Mercer and its subsidiaries, taken as a whole, or (iii) would not individually or in the aggregate, have a material adverse effect with respect to Mercer; and

•	other conditions that would not, individually or in the aggregate, have a material adverse effect with respect to Mercer.

See “The Merger Agreement—Conditions to the Merger.”

Directors and executive officers of Mercer have interests in the merger that are different from, or in addition to, the interests of Mercer shareholders.

Mercer’s executive officers and directors have economic interests in the merger that are different from, or in addition to, their interests as Mercer shareholders.  These interests include rights of executive officers under employment and change in control agreements with Mercer and rights of directors and officers to continued indemnification and insurance coverage by United Fire after the merger for acts or omissions occurring before the merger.  Mercer’s directors and executive officers will also receive payment for all of their outstanding vested and unvested options, and the amounts owed to Mercer’s non-employee directors under certain benefit agreements will vest and eligible directors will be entitled to a lump sum payment reflecting the value of the benefits due under such agreements.  In addition, pursuant to the terms of the Mercer Insurance Group, Inc. Senior Management Retention Plan, Messrs. Speaker, Merclean, Ehrhardt and Corkery will provide services to United Fire on a transition basis for a period of up to nine months following the merger in exchange for certain retention bonuses.  See “The Merger —Interests of Our Directors and Executive Officers in the Merger.”

Lawsuits have been filed against Mercer and the members of Mercer’s board of directors challenging the merger, and an adverse judgment in such lawsuits or other lawsuits that may later be filed may prevent the merger from becoming effective or from becoming effective within the expected timeframe.

Two putative class action lawsuits relating to the merger have been filed in the Superior Court of New Jersey of Mercer County, Chancery Division.  Each of the complaints was filed as a class action on behalf of all of Mercer’s shareholders and alleges, among other things, that the consideration that shareholders will receive in connection with the merger is inadequate and that Mercer’s directors breached their fiduciary duties to shareholders in negotiating and approving the merger agreement.  Each of the complaints seeks various forms of relief, including injunctive relief that would, if granted, prevent the merger from being consummated in accordance with the agreed-upon terms.  See “The Merger—Litigation Relating to the Merger” beginning on page 53 for more information about the lawsuits.

One of the conditions to the closing of the merger is that no preliminary or permanent injunction or other order issued by any court of competent jurisdiction that prohibits, restrains or enjoins the consummation of the merger shall be in effect.  As such, if the plaintiffs in either of the above lawsuits are successful in obtaining an injunction prohibiting the consummation of the merger on the agreed-upon terms, then such injunction may prevent the merger from becoming effective, or from becoming effective within the expected timeframe.

The merger may distract management from their other responsibilities.

The merger could cause the management of Mercer to focus their time and energy on matters relating to the merger that would otherwise be directed to the business and operations of Mercer.  Any such distraction on the part of Mercer’s management, if significant, could affect its ability to service existing business and develop new business and adversely affect the business and earnings of Mercer if the merger is not consummated.

If the merger is not completed, Mercer will have incurred substantial expenses without its shareholders realizing the expected benefits.

Mercer has incurred substantial expenses in connection with the transactions described in this proxy statement.  If the merger is not completed, Mercer expects to incur approximately $600,000 in merger-related expenses, exclusive of any termination fee.  These expenses may have an adverse impact on the earnings of Mercer.  No assurance can be given that the merger will be completed.

The termination fee and the restrictions on solicitation contained in the merger agreement may discourage other companies from trying to acquire Mercer.

Until completion or termination of the merger, Mercer is prohibited from soliciting, initiating, encouraging, or with some exceptions, considering any inquiries or proposals that may lead to a proposal or offer for a merger or other business combination transaction with any person other than United Fire.  In addition, Mercer has agreed to pay a termination fee of $6,685,000 to United Fire under certain specified circumstances.  See “The Merger Agreement—Termination Fee.”  These provisions could discourage other companies from trying to acquire Mercer even though those other companies might be willing to offer greater value to Mercer’s shareholders than United Fire has agreed to pay in the merger.  Absent the successful completion of a business combination with another company, the payment of the termination fee would have a material adverse effect on the financial condition of Mercer.

If we suffer from severe weather-related or catastrophe losses to the extent that such losses have a material adverse effect on Mercer, United Fire may have the right to elect not to complete the merger.

As a property and casualty insurer, we are subject to claims from catastrophes that may have a significant negative impact on our financial condition and operating and financial results. We have experienced catastrophe losses, and can be expected to experience catastrophe losses in the future. Catastrophe losses can be caused by various events, including coastal storms, snow storms, ice storms, freezing, hurricanes, earthquakes, tornadoes, wind, hail, fires, and other natural or man-made disasters. The frequency, number and severity of these losses are unpredictable. The extent of losses from a catastrophe is a function of both the total amount of insured exposure in the area affected by the event and the severity of the event.

Under the merger agreement, if such catastrophes and weather events have a material adverse effect on Mercer, United Fire may be able to elect not to close under the merger agreement. See “The Merger Agreement—Conditions to the Merger.”

If the performance of our investment portfolio deteriorates, United Fire may have the right to elect not to complete the merger.

Our investment portfolio contains a significant amount of fixed-income securities, including at different times bonds, mortgage-backed securities and other securities. The market values of all of our investments fluctuate depending on economic conditions and other factors. The market values of our fixed-income securities are particularly sensitive to changes in interest rates.  We may not be able to prevent or minimize the negative impact of interest rate changes on our investment portfolio. Additionally, we may, from time to time, for business, regulatory or other reasons, elect or be required to sell certain of our invested assets at a time when their market values are less than their original cost, resulting in realized capital losses, which would reduce net income.

Under the merger agreement, if such economic conditions, interest rates or other events disproportionately impact our portfolio as compared to the portfolios of other property and casualty insurers and such conditions or events have a material adverse effect on Mercer, United Fire may elect not to close under the merger agreement. See “The Merger Agreement—Conditions to the Merger.”

A downgrade of our financial strength rating by A.M. Best Company, Inc.  could permit United Fire to elect not to complete the merger.

On December 2, 2010, A.M. Best Company, Inc., or A.M. Best, commented that the financial strength rating of A (Excellent) for each of United Fire and Mercer, remained unchanged following the announcement of the merger agreement. However, at that time, the outlook for these ratings was changed from “stable” to “negative.”

A downgrade of our rating may permit United Fire to elect not to close under the merger agreement, unless such downgrade directly resulted from the announcement of the merger.  See “The Merger Agreement—Conditions to the Merger.”

THE SPECIAL MEETING

Time and Place of the Special Meeting

This proxy statement is being furnished to our shareholders as part of the solicitation of proxies by our board of directors for use at the special meeting to be held on March 16, 2011, starting at 10:00 a.m., local time, at Mercer’s corporate offices, 10 North Highway 31, Pennington, New Jersey or at any postponement or adjournment of the special meeting.  This proxy statement and the enclosed proxy card are first being mailed to our shareholders on or about February 10, 2011.

Matters to be Considered

At the special meeting, our shareholders will be asked to consider and vote upon the following proposals:

•	approval and adoption of the merger agreement and the transactions contemplated by the merger agreement; and

•	approval of the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies for adoption of the merger agreement.

Record Date and Quorum

The holders of record of Mercer common stock as of the close of business on January 28, 2011, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting.  On the record date, there were 6,493,842 shares of our common stock outstanding and entitled to vote.

The holders of a majority of the outstanding shares of our common stock on the record date represented in person or by proxy will constitute a quorum for purposes of the special meeting.  A quorum is necessary to hold the special meeting.  Any shares of common stock held in treasury by Mercer or owned by any of our subsidiaries for their own account are not considered to be outstanding for purposes of determining a quorum.  Abstentions and properly executed broker non-votes, if any, will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists.  Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any postponement or adjournment of the special meeting.  However, if a new record date is set for the adjourned or postponed special meeting, then a new quorum will have to be established.

Required Vote

Completion of the merger requires the adoption of the merger agreement by the affirmative vote of the holders of a majority of the Mercer common stock voted at the special meeting, provided that a quorum exists.  The affirmative vote of a majority of the shares of Mercer common stock represented at the special meeting and entitled to vote is required to adjourn or postpone the meeting.  Each outstanding share of Mercer common stock on the record date entitles the holder to one vote on each proposal considered at the special meeting.

If your shares are held in “street name” by your broker, bank or other nominee you should instruct your broker, bank or other nominee how to vote your shares using the instructions provided by your broker, bank or other nominee.  If you have not received these voting instructions or require further information regarding these voting instructions, contact your broker, bank or other nominee and he or she can give you directions on how to vote your shares.  New York Stock Exchange and NASDAQ member brokers who hold shares in “street name” for customers may not exercise their voting discretion with respect to the approval of non-routine matters such as the merger proposal, and thus, absent specific instructions from the beneficial owner of the shares, brokers are not empowered to vote the shares with respect to the adoption of the merger agreement.  Shares of Mercer common stock held by persons attending the special meeting but not voting, or shares for which we have received proxies with respect to which holders have abstained from voting, will be considered abstentions.  Abstentions and properly executed broker non-votes, which are shares of Mercer common stock for which proxies have been returned by a broker indicating that the broker has not received voting instructions from the beneficial owner of the shares and does not have discretionary authority to vote the shares, if any, will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists.

We currently expect that all of our executive officers and directors will vote all of their shares of common stock “FOR” the adoption of the merger agreement and “FOR” any postponement or adjournment of the special meeting to solicit additional proxies.  All such individuals have signed shareholder support agreements that contractually require them to vote their shares in favor of the merger and merger agreement.  As of January 28, 2011, the record date for the special meeting, directors and executive officers of Mercer owning a total of 849,999 shares have agreed to vote all shares owned by them in favor of the merger and the merger agreement.

Proxies; Revocation

If you are a shareholder of record and submit a proxy by telephone or the Internet or by returning a signed proxy card by mail, your shares will be voted at the special meeting as you indicate on your proxy card or by such other method.  If no instructions are indicated on your proxy card or by such other method, your shares of Mercer common stock will be voted “FOR” the approval and adoption of the merger agreement and “FOR” any postponement or adjournment of the special meeting, if necessary, to solicit additional proxies.

You may revoke your proxy at any time before the vote is taken at the special meeting.  To revoke your proxy, you must do one of the following:  advise our Corporate Secretary in writing prior to the voting of the proxy; submit, by telephone, the Internet or mail, a proxy dated after the date of the proxy you wish to revoke; or attend the special meeting and vote your shares in person.  Attendance at the special meeting will not by itself constitute revocation of a proxy.

If you have instructed your broker, bank or other nominee to vote your shares, the options for revoking your proxy described in the paragraph above do not apply, and instead you must follow the directions provided by your broker, bank or other nominee to change those instructions.

Written notices of revocation and other communications regarding the revocation of your proxy should be addressed to:

Mercer Insurance Group, Inc.
10 North Highway 31
Pennington, New Jersey  08534
Attention:  Paul D. Ehrhardt, Corporate Secretary

Mercer does not expect that any matters other than the adoption of the merger agreement and the adjournment or postponement of the special meeting, if necessary, will be brought before the special meeting.  If, however, such a matter is properly presented at the special meeting or any adjournment or postponement of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their judgment.

Attending the Meeting

Mercer shareholders who plan to attend the special meeting and wish to vote in person will be given a ballot at the special meeting.  If you hold your shares of Mercer common stock in street name and you want to vote those shares in person at the Mercer special meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Voting via the Internet or by Telephone

Shareholders of record and many shareholders who hold their shares through a broker, bank or other nominee will have the option to submit their proxies or voting instructions via the Internet or by telephone.  There are separate arrangements for using the Internet and telephone to submit your proxy depending on whether you are a shareholder of record or your shares are held in “street name.”  If your shares are held in “street name,” you should check the voting instruction card provided by your broker, bank or other nominee to see which options are available and the procedures to be followed.

In addition to submitting the enclosed proxy card by mail, Mercer shareholders of record may submit their proxies:

•	via the Internet by visiting a website established for that purpose at https://www.proxyvotenow.com/migp and following the instructions; or

•	by telephone by calling, toll-free, 1-866-547-4629 on a touch-tone phone and following the recorded instructions.

Solicitation of Proxies

Mercer will pay the cost of this proxy solicitation.  In addition to soliciting proxies by mail, directors, officers and employees of Mercer may solicit proxies personally and by telephone, facsimile or other electronic means of communication.  These persons will not receive additional or special compensation for such solicitation services.  Mercer will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

Additional Information

If you have more questions about the merger, need assistance in voting your shares or need additional copies of this proxy statement or the enclosed proxy card, you should contact Investor Relations by phone at (800) 223-0534 or by email at investorrelations@mercerins.com.  If your broker holds your shares, you should also call your broker for additional information.

THE PARTIES TO THE MERGER

Mercer Insurance Group, Inc.

Mercer is an insurance holding company owning, directly and indirectly, all of the outstanding shares of four insurance companies and certain non-insurance subsidiaries. Our insurance companies, Mercer Insurance Company, Mercer Insurance Company of New Jersey, Inc., Franklin Insurance Company, and Financial Pacific Insurance Company, Inc. are licensed collectively in twenty-two states, but are currently focused on underwriting property and casualty insurance in Arizona, California, New Jersey, Nevada, Oregon, and Pennsylvania, with a limited amount of business written in New York to support accounts in adjacent states.  At September 30, 2010, Mercer had $613.4 million in assets and total shareholders’ equity of $180.6 million.   For the nine months ended September 30, 3010, Mercer had total revenues of $115.3 million.

Collectively,  Mercer’s insurance companies have been assigned a group rating of “A” (Excellent) by A.M. Best.  Mercer’s insurance companies have been assigned that rating for the past 9 years.  An “A” rating is the third highest rating of A.M. Best’s 16 possible rating categories. Upon the announcement of the merger, A.M. Best affirmed the “A” rating with a negative outlook.

Mercer Insurance Company is a Pennsylvania insurance company originally incorporated under a special act of the legislature of the State of New Jersey in 1844 as a mutual insurance company. On October 16, 1997, Mercer Insurance Company filed Articles of Domestication with Pennsylvania, which changed its state of domicile from New Jersey to Pennsylvania.  It subsequently changed its name to Mercer Insurance Company after its conversion from a mutual to stock insurance company in 2003 and became the wholly owned subsidiary of Mercer. Mercer Insurance Company owns all of the issued and outstanding capital stock of both Mercer Insurance Company of New Jersey, Inc. and Franklin Insurance Company.

Mercer Insurance Company is a property and casualty insurer of primarily small and medium-sized businesses and property owners located in New Jersey and Pennsylvania. It markets commercial multi-peril and homeowners policies, as well as other liability, workers’ compensation, fire, allied, inland marine and commercial automobile insurance. Mercer Insurance Company does not market private passenger automobile insurance in New Jersey. Mercer Insurance Company is subject to examination and comprehensive regulation by the Pennsylvania Insurance Department.

Mercer Insurance Company of New Jersey, Inc. is a property and casualty insurance company that was incorporated in 1981. It writes the same lines of business as Mercer Insurance Company, with its book of business entirely located in New Jersey. Mercer Insurance Company of New Jersey, Inc. is subject to examination and comprehensive regulation by the New Jersey Department of Banking and Insurance.

Franklin Insurance Company is a property and casualty insurance company that was incorporated in 1997. Mercer Insurance Company acquired 49% of Franklin Insurance Company in 2001, with the remaining 51% acquired as part of its mutual to stock conversion in 2003. Franklin Insurance Company currently offers private passenger automobile and homeowners insurance to individuals located in Pennsylvania.  Franklin Insurance Company is subject to examination and comprehensive regulation by the Pennsylvania Insurance Department.

Financial Pacific Insurance Company, Inc. is a stock property and casualty insurance company that was incorporated in California in 1986 and commenced business in 1987.  Mercer acquired all of the outstanding stock of Financial Pacific Insurance Group, Inc., the holding company for Financial Pacific Insurance Company, on October 1, 2005.  Financial Pacific Insurance Company is based in Rocklin, California, and writes primarily commercial package policies for small to medium-sized businesses in targeted classes.  It has developed specialized underwriting and claims handling expertise in a number of classes of business, including apartments, restaurants, artisan contractors and ready-mix operators.  Its business is heavily weighted toward the liability lines of business (commercial multi-peril liability, commercial auto), but also includes commercial multi-peril property, commercial auto physical damage and surety bonds for small and medium-sized businesses. Financial Pacific Insurance Company is licensed in 19 western states, and actively writes insurance (other than its direct-marketed surety business) in Arizona, California, Nevada and Oregon.  Financial Pacific Insurance Company is subject to examination and comprehensive regulation by the California Department of Insurance.

Mercer Insurance Group, Inc. is incorporated in the Commonwealth of Pennsylvania with its principal executive offices at 10 North Highway 31, Pennington, New Jersey 08534, and its telephone number is (800) 223-0534.

For more information on Mercer, see “Where You Can Find Additional Information” on page 76.

United Fire & Casualty Company

Founded in 1946, United Fire is an Iowa corporation that provides insurance protection for individuals and businesses through several regional insurance companies. United Fire is represented by approximately 800 independent property and casualty insurance agencies and more than 975 independent life insurance agencies throughout the country, predominantly in the Midwest, West, and South. At September 30, 2010, United Fire had assets of $3.1 billion and total shareholders’ equity of $727.4 million.  For the nine months ended September 30, 3010, United Fire had total revenues of $441.0 million.

For the nine months ended September 30, 2010, United Fire’s property and casualty insurance segment accounted for nearly 90% of its net premiums earned, with more than half of these premiums being written in Iowa, Texas, Missouri, Louisiana, and Illinois.  The property and casualty insurance segment includes commercial insurance, personal insurance, surety bonds and assumed insurance products.

 For the same period of 2010, United Fire’s life insurance segment accounted for approximately 10% percent of its net premiums earned, with over three-fourths of its life insurance premiums being written in Iowa, Wisconsin, Illinois, Nebraska, and Minnesota.  The life insurance segment includes deferred and immediate annuities, universal life products and traditional life (primarily, single premium whole life insurance) products.  Over 61% of the net premiums in the life insurance segment were from traditional life insurance products.

 Its principal executive offices are located at 118 Second Avenue, S.E., Cedar Rapids, Iowa 52407, and its telephone number is (319) 399-5700.

Red Oak Acquisition Corp.

Red Oak Acquisition Corp., or Acquisition Corp., is a Pennsylvania corporation and a wholly owned subsidiary of United Fire.  Acquisition Corp.’s principal executive offices are located at c/o United Fire & Casualty Company, 118 Second Avenue, S.E., Cedar Rapids, Iowa 52407, and its telephone number is (319) 399-5700.  Acquisition Corp. was organized solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement.  It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.  Under the terms of the merger agreement, Acquisition Corp. will merge with and into Mercer.  Mercer will survive the merger as a wholly owned subsidiary of United Fire, and Acquisition Corp. will cease to exist at the effective time of the merger.

THE MERGER

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully as it is the legal document that governs the terms and conditions of the merger.

Introduction

 We are seeking approval of the merger agreement among United Fire, Acquisition Corp. and Mercer. If the merger is completed, Acquisition Corp. will be merged with and into Mercer and Mercer will continue as the surviving corporation and a wholly owned subsidiary of United Fire. In addition, if the merger is completed, Mercer will cease to be a publicly held company. In connection with the merger, each outstanding share of our common stock will be canceled and converted into the right to receive $28.25 in cash per share, without interest and less any required withholding taxes.  You will not own any shares of capital stock of the surviving corporation.

 Background of the Merger

As part of their ongoing evaluation of Mercer’s business, our board of directors and our senior management regularly review and assess opportunities to achieve our long-term strategic goals and to maximize shareholder value. From time to time, our board of directors and our senior management have reviewed and evaluated a variety of strategic options for Mercer in light of the business trends and regulatory conditions impacting us or expected to impact us and the markets in which we operate.

The attention our board of directors spent on reviewing and evaluating a possible sale of Mercer increased in late 2008 and early 2009, as Mercer was approached by a publicly traded insurance holding company about the possibility of acquiring Mercer.  We will refer to this company as Party 1.   Our Chief Executive Officer, Andrew Speaker, met with representatives of Party 1 to discuss its interest in Mercer as well as Mercer’s receptivity to an acquisition possibility.  Mr. Speaker communicated to Party 1 that although Mercer had not made any decisions to explore the sale of Mercer at that point in time it was part of the fiduciary responsibility of the board of directors to consider any opportunity that could be in the best interests of Mercer.  In a letter dated November 25, 2008, Party 1 indicated that it had a significant interest in Mercer and that it was willing to pay an amount in excess of book value, determined in accordance with generally accepted accounting principles, for all of Mercer’s common stock, subject to due diligence.

As a result of our receipt of this letter, a special meeting of the board of directors was held on December 1, 2008.  Representatives of Sandler O’Neill were asked to attend the meeting.  Sandler O’Neill had acted as Mercer’s underwriter and financial advisor in connection with its initial public offering and as its financial advisor in the acquisition of Mercer’s subsidiary, Financial Pacific Insurance Company.  Since Mercer became a public company, Sandler O’Neill has maintained an ongoing strategic dialogue and relationship with Mercer.  At the meeting the board of directors discussed the letter from Party 1, a profile of Party 1, the current condition of the property and casualty insurance market, the current merger and acquisition market, the current trading multiples of book value and earnings for Mercer, and the viability of Mercer as an independent organization.  It was determined at this meeting to engage Sandler O’Neill as an independent financial advisor and to perform more analysis before officially responding to the letter from Party 1.  Sandler O’Neill was formally retained on December 1, 2008 and served as Mercer’s financial advisor throughout the course of events described in this section.

In advance of the regularly scheduled December 11, 2008 meeting of the board of directors, senior management of Mercer worked with Sandler O’Neill to prepare materials to present to the board of directors to assist in its evaluation of, and response to, the letter from Party 1.   At this meeting, Sandler O’Neill reviewed Mercer’s historic stock performance, various methods for valuing Mercer, projections as to Mercer’s future financial and stock price performance, and the potential impact of a transaction on Mercer.  Mr. Speaker then presented a draft response to Party 1 in which more detail was requested, including a specific price range to be offered, the form of consideration, sources of financing, and due diligence requirements.  The board of directors, after its review of the draft, authorized Mr. Speaker to submit the letter to Party 1 and also appointed an acquisition committee, for administrative convenience, to address issues related to such proposals that may need attention between the regularly scheduled monthly board of directors meetings and to provide reports of any such activity at the monthly board meetings.  Directors Hornyak, Hart, Davis and Speaker served on the acquisition committee.

After submission of the response letter to Party 1, Mercer was contacted by Party 1 with a request to review certain limited due diligence materials in order to refine its analysis of Mercer and provide a more definitive price range.  Mr. Speaker consulted with the committee of the board of directors and was authorized to provide a limited amount of due diligence materials subject to execution of a confidentiality agreement.  A satisfactory confidentiality agreement was executed by Party 1 on December 23, 2008 and a limited amount of due diligence material was gathered and provided to Party 1.  On January 14, 2009, Party 1 contacted Sandler O’Neill to indicate that it was withdrawing its interest in Mercer citing concerns about a recent judicial ruling in California and the potential impact the ruling would have on Mercer’s loss reserves.

On January 22, 2009, Mr. Speaker was visited by the financial advisor of a large mutual insurance company, which we will refer to as Party 2.  During this meeting, which was initiated by the financial advisor, the strategic benefits of a potential transaction with Party 2 were discussed, including,  geographic diversification, product line enhancement and diversification, improved economies of scale, and an improved value proposition for the agents and policyholders of Mercer.  Mr. Speaker indicated that Mercer would consider further discussions with Party 2, provided that Party 2 understood that, in addition to a transaction being in the best interests of Mercer, maximizing shareholder return would also be a significant consideration.

On February 10, 2009, the Chief Executive Officer and the Chief Financial Officer of Party 2, along with its financial advisor, visited with Mr. Speaker in Mercer’s home office in Pennington, New Jersey.  At this meeting, general overviews of the two companies were discussed as well as reasons to consider a possible transaction, including shareholder return and the cultures of the respective companies.

On April 17, 2009, Mr. Speaker met with the Chief Executive Officer, Chief Financial Officer, the financial advisor and additional management team members of Party 2 at its corporate offices.  During these meetings discussions were held about each company’s commercial and personal lines business strategies, agency representation, marketing, and information technology.  Further general discussions were held regarding Mercer’s West Coast operations and the potential benefits of a transaction between Mercer and Party 2.

During May 2009, Randy Ramlo, Chief Executive Officer of United Fire, contacted Mr. Speaker to inquire about Mercer’s interest in discussing a potential sale to United Fire. Mr. Speaker communicated to Mr. Ramlo that although Mercer was not looking to sell, it was part of the fiduciary responsibility of the board of directors to consider any opportunity that could be in the best interests of Mercer.  Mr. Ramlo indicated he understood Mercer’s position, and expressed his interest in visiting Mercer so that Mercer and United Fire would have the opportunity to learn more about each other’s operations and possible synergistic opportunities.  A visit was then scheduled for June 11, 2009.

On May 21, 2009, Mr. Speaker and the Chief Executive Officer of Party 2 discussed some management changes that Party 2 had recently announced.  Mr. Speaker indicated that he thought Mercer’s board of directors would have questions about the announcement, but that he believed that the board of directors would remain open to further discussions with Party 2.  The Chief Executive Officer of Party 2 indicated that he continued to support pursuing a potential transaction with Mercer, as did the  board of directors of Party 2.

On May 27, 2009, Party 2 sent Mercer a letter of intent in which it proposed to acquire Mercer for an aggregate price of $156 million, or the equivalent of approximately $23.28 per share, including all unvested restricted stock, unvested shares in Mercer’s ESOP and unexercised stock options.  This letter of intent also indicated that Party 2 would cover all transaction costs and that Party 2 would not require financing to complete this transaction.  The letter of intent also called for a sixty day exclusivity period.

On June 2, 2009, the committee held a teleconference along with representatives of Sandler O’Neill to discuss the letter of intent.  The committee determined that in order to execute the letter of intent certain revisions were necessary, including the conversion of the purchase price from an aggregate dollar amount to a per share price and removal of the exclusivity provisions at the current terms.  The committee instructed Mr. Speaker and Sandler O’Neill to communicate its findings to Party 2, along with an indication of what price range would warrant serious consideration from the board of directors.

On June 11, 2009, Scotty McIntyre, Chairman of the Board of United Fire, Mr. Ramlo, and Michael Wilkins, Executive Vice President of United Fire, visited with Mr. Speaker at Mercer’s corporate offices in Pennington, New Jersey.  The parties reviewed their respective business histories and general economic and industry conditions.  United Fire described its interest in Mercer and the reasons it believed that it would be beneficial for both companies to merge.  Mr. Ramlo indicated that United Fire’s board of directors would be informed of the conversation and that he would contact Mr. Speaker in the future.

On June 15, 2009, Party 2 submitted a revised letter of intent, in which it indicated a per share price in the range of $25.00 to $26.50 per share, a detail of the transaction costs to be covered, and asked for a sixty day exclusivity period.  The revised letter of intent also included a break-up fee of 1% based on the mid-point of its per share range in the event Mercer engaged in negotiations or discussions with another party and Party 2 decided not to continue negotiations with Mercer.

On June 18, 2009, Mercer’s board of directors held its regularly scheduled board meeting, which was also attended by representatives of Sandler O’Neill.  A presentation prepared by Sandler O’Neill was examined in which the revised letter of intent was reviewed, and implied transaction multiples were analyzed and compared to March 31, 2009 results.  The board of directors instructed Mr. Speaker to communicate to Party 2 that if its letter of intent was revised to change the price range to $26.00 to $28.00 per share and the exclusivity provision was changed to a format suggested by the company, including reducing the exclusivity period to thirty days and removing any reference to a break-up fee, then Mercer would be willing to proceed with due diligence.

On June 19, 2009, the President of Property & Casualty of Party 2 contacted Mr. Speaker and informed him that its deal committee found our revised exclusivity language generally acceptable, but that it was not prepared to change its price range without additional information from Mercer.

On June 22, 2009, Mercer’s board of directors held a special meeting of the board by teleconference to discuss the possible responses to the stated position of Party 2 regarding its letter of intent.  After weighing the various options, the board of directors instructed Mr. Speaker to inform Party 2 that Mercer was prepared to execute a letter of intent if the following terms were included:

•	Mercer’s price expectations, as well as Party 2’s current price indications;

•	a thirty day exclusivity provision;

•	due diligence would be conducted with full access granted to Party 2; and

•	both parties would make a reasonable effort to close the transaction prior to December 31, 2009.

On June 25, 2009, Mercer received a revised letter of intent, which substantially included the terms discussed in the preceding paragraph.  This letter of intent provided an exclusivity period through August 4, 2009 to allow Mercer to prepare and collect materials for due diligence by Party 2.   An electronic data room was established as the repository for the due diligence materials.  After collection of a substantial portion of the information requested by Party 2, access to the due diligence data room was granted to Party 2 on July 2, 2009.  During the weeks of July 13 and July 20, 2009, Party 2 visited Mercer’s home office in Pennington, New Jersey and its West Coast office in Rocklin, California to meet with Mercer’s management team in order to conduct interviews and conduct further reviews of  available due diligence materials.

On August 3, 2009, Party 2 contacted Mr. Speaker to indicate that Party 2 would not be submitting a formal offer to acquire Mercer.  Party 2 expressed concerns regarding the time and money that would be required to convert Mercer’s information technology platform to Party 2’s platform and concerns regarding the level of Mercer’s loss and loss adjustment expense reserves.

In a letter dated September 4, 2009, United Fire proposed to acquire Mercer for a price in the range of $20.30 to $23.84 per share in cash with a 90 day exclusivity provision subject to due diligence and other conditions.  On September 10, 2009, Mr. Speaker acknowledged receipt of the letter and indicated that he would share the letter with the board of directors at Mercer’s regularly scheduled board of directors meeting of September 17, 2009.  The board of directors discussed United Fire’s proposal, particularly in light of the recent unsuccessful and time-consuming negotiation process with Party 2, and determined that United Fire’s proposal was insufficient as presently drafted to continue further discussions.  Mr. Speaker sent Mr. Ramlo a letter outlining the board of directors’ position.  Mr. Ramlo then called Mr. Speaker and thanked him for considering United Fire’s proposal.

Following the call between Mr. Ramlo and Mr. Speaker on September 17, 2009, there was no further communication regarding a potential acquisition of Mercer by United Fire until June of 2010.

On June 23, 2010, Mr. Speaker sent Mr. Ramlo an email inquiring about a consultant that Mercer was considering for an engagement, which cited United Fire as a reference.  After discussing United Fire’s experience with the consultant on June 24, 2010, Mr. Ramlo asked Mr. Speaker if Mercer would consider having another conversation about a potential transaction with United Fire, acknowledging that it would have to improve the economic terms of its offer in order for Mercer to consider further discussions. Mr. Speaker indicated, as in the past, that the board of directors would consider any opportunity that could be in the best interests of Mercer in furtherance of the board’s fiduciary responsibilities.  Mr. Speaker and Mr. Ramlo then scheduled a meeting for September 17, 2010 at Mercer’s home office.

In August of 2010, Mr. Speaker received a call from the Chief Executive Officer of a publicly traded insurance holding company, which we will refer to as Party 3.  The Chief Executive Officer of Party 3 indicated that they were interested in speaking with Mercer about a possible transaction and inquired about our willingness to discuss an opportunity.  Mr. Speaker indicated as he had with the other parties that it was the fiduciary responsibility of the board of directors to consider any opportunity that could be in the best interests of Mercer.

On September 16, 2010, Mr. Speaker received a call from the Chief Executive Officer of Party 3 asking to schedule a meeting to discuss a potential transaction.  Mr. Speaker agreed to visit the corporate offices of Party 3 on September 21, 2010.

On September 17, 2010, Mr. Speaker and George Hornyak, Chairman of Mercer, met with Mr. Ramlo, Jack Evans, Chairman of United Fire, and Dianne Lyons, Vice President and Chief Financial Officer of United Fire,  in Pennington, New Jersey.  The group discussed general economic and industry conditions.  Mr. Ramlo then reviewed perceived benefits of merging Mercer with United Fire including cultural similarities, geographic fit, and possible product expansion.

On September 20, 2010, Mr. Speaker received an email from Mr. Ramlo inquiring about the date of Mercer’s next board of directors meeting.  Mr. Speaker indicated that a meeting was scheduled for October 14, 2010 and that Mercer also had an acquisition committee that could respond to any merger and acquisition activity in the interim, as needed.  Mr. Ramlo indicated that he did not expect to have any formal communication with Mercer prior to October 14, 2010.

On September 21, 2010, Mr. Speaker met with the Chief Executive Officer of Party 3 at the corporate offices of Party 3.  Mr. Speaker and the Chief Executive Officer of Party 3 discussed the respective history of their companies as well as general economic and industry conditions.  The Chief Executive Officer of Party 3 discussed its interest in Mercer and the perceived benefits of a transaction.  Mr. Speaker informed the Chief Executive Officer of Party 3 that he had recently had a conversation with another party and that party had expressed a strong interest in pursuing a transaction with Mercer. At the conclusion of the meeting, the Chief Executive Officer of Party 3 indicated that he expected Party 3 to submit a formal letter of interest in the near future.

On September 27, 2010, Party 3 submitted a letter of interest to acquire Mercer for cash equal to Mercer’s book value as of June 30, 2010, or $171.6 million, as adjusted for transaction related expenses and subject to due diligence.  Party 3 also requested an exclusivity and a no-shop provision through November 30, 2010.  The letter of interest had an expiration date of October 1, 2010.  Mr. Speaker requested the board of directors of Mercer to hold a special meeting of the board on September 30, 2010 to review the letter of interest from Party 3. Mr. Speaker contacted the Chief Executive Officer of Party 3 to advise him that a special meeting of the board would be held and that he would contact Party 3 after the board meeting.

On September 30, 2010, the board of directors held a special meeting to review the letter of interest from Party 3.  Representatives of Sandler O’Neill, Mercer’s independent financial advisor, also attended the meeting.  After review and discussion of the letter of interest from Party 3, Mr. Speaker was instructed to inform Party 3 that the board of directors would not consider an offer for less than fully diluted book value as of September 30, 2010. In addition, the board of directors also required that transaction related expenses not reflected in the balance sheet would be an indirect responsibility of the acquirer and no exclusivity or no-shop provisions would be provided.  If these conditions were acceptable to Party 3, Mercer would provide an electronic data room for Party 3 to conduct due diligence.  Mr. Speaker called the Chief Executive Officer of Party 3 to inform him of the board of directors’ conditions and the Chief Executive Officer of Party 3 indicated that he understood the board of director’s position and was prepared to move forward with that understanding.  Mr. Speaker then sent Party 3 a draft confidentiality agreement to govern the due diligence process.

On October 4, 2010, Mercer and Party 3 executed a mutually acceptable confidentiality agreement.  Mr. Speaker informed the Chief Executive Officer of Party 3 that Mercer expected to have an electronic data room available by October 18, 2010.

Also on October 4, 2010, Mr. Speaker received a call from Mr. Ramlo in response to an email from Mr. Speaker. During the conversation, Mr. Speaker informed Mr. Ramlo that Mercer was in receipt of a letter of interest from another party, a confidentiality agreement on a nonexclusive basis had been executed with the party, and that Mercer was compiling an electronic data room for the commencement of due diligence by this party.  Mr. Ramlo indicated that United Fire would likely expedite its timetable for considering a transaction with Mercer.  Later on October 4, 2010, Mr. Ramlo sent Mr. Speaker an email indicating that it had engaged Keefe, Bruyette & Woods, Inc., which we refer to as KBW, as its independent financial advisor.

On October 14, 2010, at its regularly scheduled board meeting, the board of directors of Mercer reviewed the status of its discussions with Party 3 and United Fire.  Mr. Speaker indicated that the electronic due diligence data room was nearly complete and that he expected a proposal from United Fire in the near future.  During the meeting, the board of directors authorized Mr. Speaker to negotiate a confidentiality agreement with United Fire, provided that United Fire submitted a letter of interest meeting the same standards outlined by the board of directors at its special meeting on September 30, 2010 regarding the proposed transaction between Party 3 and Mercer.

On October 15, 2010 United Fire submitted a preliminary proposal to Company, whereby United Fire would purchase Mercer for cash in a range of $25.50 to $27.50 per share further adjusted for the change of Mercer’s book value per share from June 30, 2010 to September 30, 2010 and subject to further due diligence.  Mr. Speaker then submitted to United Fire a draft confidentiality agreement to govern the due diligence process, which included a standstill agreement by United Fire with regard to Mercer and its common stock.  Mr. Speaker also called the Chief Executive Officer of Party 3 to inform him that Mercer had received another proposal that met the minimum standards expected by Mercer’s board of directors and that Mercer would open the electronic data room to the other party when a confidentiality agreement was executed.

On October 18, 2010 Mercer opened access to the electronic data room to Party 3.

On October 20, 2010 Mercer and United Fire executed a mutually satisfactory confidentiality agreement.  Upon execution of the confidentiality agreement, Sandler O’Neill provided KBW and United Fire access to the electronic data room.  Sandler O’Neill also notified them that Mercer would submit a draft merger agreement to United Fire and it was expected that revised indications of interest along with their requested comments and changes to the proposed merger agreement would be submitted to Mercer by no later than November 15, 2010 for consideration by Mercer’s board of directors at its regularly scheduled meeting on November 17, 2010.

On October 20, 2010, representatives from Party 3 visited Mercer’s corporate offices to meet with management as part of its due diligence investigation.  At the outset of this meeting, Mr. Speaker indicated that Mercer would submit a draft merger agreement to Party 3 and it was expected that revised indications of interest along with its comments and changes to the proposed merger agreement would be submitted to Mercer no later than November 15, 2010 for consideration by Mercer’s board of directors at its regularly scheduled meeting on November 17, 2010.  Mr. Speaker then made a presentation to Party 3 reviewing Mercer’s approach to business and its operating and financial performance.  Party 3 spent the next two days reviewing certain due diligence materials and conducting additional meetings with various members of Mercer’s management team.

On October 28, 2010, representatives from United Fire visited Mercer’s corporate offices to meet with management as part of its due diligence process.  At the outset of this meeting, Mr. Speaker reviewed the timing expectations previously discussed with Sandler O’Neill and KBW. Mr. Speaker then made a presentation to United Fire reviewing Mercer’s approach to business and its operating and financial performance.  United Fire then spent the remainder of the day and the following day reviewing additional due diligence materials and conducting further meetings with Mercer’s management.

On November 1, 2010, representatives from Party 3 visited Mercer’s office in Rocklin, California to conduct further due diligence.  Mr. Speaker and the management team members working from the Rocklin office reviewed the history of Mercer’s subsidiary, Financial Pacific Insurance Company, with focused discussions regarding Financial Pacific Insurance Company’s experience underwriting residential contractors and the related construction defect claims encountered with such business.  Party 3 reviewed additional due diligence materials available at the Rocklin office.

On November 2, 2010, the Chief Executive Officer of Party 3 joined other members of its due diligence team to again meet with Mr. Speaker and management to further discuss and investigate Mercer’s West Coast operations.  After this general session, Party 3 spent the remainder of its time at Rocklin reviewing due diligence materials and conducting meetings with management.

On November 3, 2010, representatives from United Fire visited Mercer’s offices in Rocklin, California to conduct further due diligence.  Mr. Speaker and the management team members working from the Rocklin office reviewed the history of Financial Pacific Insurance Company and discussed various facets of the West Coast operations.  United Fire spent the remainder of the day and the following day reviewing additional due diligence materials available at the Rocklin office and conducting meetings with management.

On November 15, 2010, Party 3 submitted a formal acquisition proposal along with its revisions and comments to the draft merger agreement, whereby it proposed to purchase Mercer for $175 million in cash.  The letter further provided that the offer would expire if not accepted by November 23, 2010.  Mr. Speaker called the Chief Executive Officer of Party 3 to advise Party 3 that the board of directors required its proposal include a per share price rather than an aggregate purchase price.  In addition, Mr. Speaker provided Party 3 with a sample calculation of Mercer’s fully diluted book value at September 30, 2010.  Party 3 then submitted a revised letter to denote a purchase price of $26.27 per share.

On November 15, 2010, United submitted a formal proposal to purchase Mercer in cash for $27.50 per share along with its revisions and comments to the draft merger agreement.

On November 17, 2010, the board of directors met for its regularly scheduled meeting and was joined by representatives from Sandler O’Neill and Mercer’s outside counsel, Stevens & Lee.  Stevens & Lee provided a detailed comparison of the proposals and the merger agreement revisions presented by United Fire and Party 3.  Sandler O’Neill then reviewed information regarding implied transaction multiples, updates on Mercer’s operating performance and stock market data, and conducted a review of recently announced merger and acquisition activity. A discussion was then held regarding next steps for a potential transaction.  At the conclusion of this discussion, Mr. Speaker and Sandler O’Neill were instructed to contact both United Fire and Party 3 to seek an increase in their bids.  At that time, the board of directors chose to recess the meeting to await responses from United Fire and Party 3 regarding any potential revisions to their respective proposals.

Mr. Speaker and a Sandler O’Neill representative contacted the Chief Executive Officer of Party 3 to review the board of directors’ discussion regarding the receipt of the two proposals and its revisions and comments to the merger agreement.  Party 3 was informed that when considering the proposals and the revisions and comments to the merger agreement that Party 3’s offer was less desirable than that of the other party, but Mercer would entertain a revised offer, if Party 3 chose to provide one.  The Chief Executive Officer of Party 3 indicated that Party 3 believed its offer was fair and that he did not expect Party 3 to revise its offer.

Mr. Speaker and the Sandler O’Neill representative then held a conference call with United Fire and KBW to review the board of directors’ discussion, to confirm the receipt of the two proposals and the revised merger agreement drafts, and also to acknowledge United Fire’s desire to negotiate a merger agreement on an exclusive basis with Mercer.  United Fire was informed that its current proposal was not at a level, on price and certain contract terms, including the amount of the break-up fee, the prohibition on Mercer paying dividends on its common stock prior to the merger, and management compensation, that the board of directors considered sufficient to provide an exclusive negotiating period, but that if United Fire were to revise its offer toward the upper end of its previously indicated range, as adjusted for the increase in Mercer’s book value during the third quarter of 2010, it would receive strong consideration from Mercer’s board of directors for a short exclusivity period.

The board of directors then reconvened its previously recessed meeting.  Mr. Speaker and Sandler O’Neill reviewed their discussions with United Fire and Party 3.  Sandler O’Neill indicated that immediately prior to the reconvening of the board meeting that United Fire and KBW contacted Sandler O’Neill to inform them that United Fire would increase its offer to $28.25 per share and that United Fire was requesting a short exclusivity period. The board of directors discussed these developments in light of its expectations for a fair offer in light of current market and industry conditions.  After a lengthy discussion, Sandler O’Neill was authorized to negotiate with United Fire the terms of a short term exclusivity period provided that the per share price offer of at least $28.25 per share was confirmed.

Sandler O’Neill discussed the board of directors’ instructions with United Fire and asked that United Fire increase their offer to $28.50 per share. United Fire indicated that the $28.25 per share price was their best and final offer.  Sandler O’Neill indicated that the price per share was acceptable to Mercer, whereupon United Fire and Mercer executed an agreement to provide for exclusive negotiations for seven days in order to finalize a merger agreement.

On November 19, 2010 Stevens & Lee provided United Fire and its counsel, Sidley Austin LLP, which we refer to as Sidley Austin, with a revised draft of the merger agreement reflecting Mercer’s comments to the draft submitted by United Fire as part of its proposal on November 15, 2010.  The revised draft reflected responses to United Fire’s draft merger agreement based on discussions held by Stevens & Lee with Mercer’s management and the board.

From November 23, 2010 to November 29, 2010, Stevens & Lee and Sidley Austin held several conference calls regarding the draft merger agreement and conducted a comprehensive negotiation of the terms of the merger agreement, including the exchange of additional drafts of the merger agreement.  The areas of focus included Mercer’s ability to pay dividends prior to the merger, the definition of “material adverse effect”, the treatment of existing employment agreements entered into between Mercer and certain executive officers, the circumstances in which the termination fee would be paid and the amount of such termination fee.  Throughout the course of such negotiations, Stevens & Lee had several conversations with management regarding the developments and progress of the negotiations, and received input from management regarding the issues emerging from such negotiations.

On November 29, 2010, Sidley Austin submitted to Stevens & Lee a final draft of the merger agreement reflecting the revised terms and conditions that were the subject of the comprehensive negotiations between the parties.

On November 30, 2010, the board of directors of Mercer held a special meeting to review the final draft of the merger agreement.  Stevens & Lee reviewed the provisions of the merger agreement in detail with the board of directors and advised the board of directors regarding its fiduciary duty.  Sandler O’Neill reviewed its financial analysis of the merger consideration and delivered its opinion that, as of that date and subject to various assumptions and limitations described in its opinion, the merger consideration to be received by the holders of Mercer’s common stock was fair, from a financial point of view, to such holders.

On November 30, 2010, following the close of the markets, all of the directors and certain members of management executed voting agreements, pursuant to which they agreed to vote all of their shares eligible to vote at this special meeting of shareholders “for” the approval of the merger agreement.  Thereafter, Mercer and United Fire executed the merger agreement and issued a joint press release announcing the execution of the merger agreement.

Reasons for the Merger

In evaluating the merger agreement and the merger, the board of directors consulted with our senior management team, Stevens & Lee and Sandler O’Neill and considered a number of factors weighing in favor of the merger, including, among others, the material factors set forth below.

•
Mercer’s business and prospects.  The board of directors believes that the merger is in the best interests of Mercer and is a more attractive option for Mercer and Mercer’s shareholders than any other reasonably available option, including continuing to operate Mercer on an independent, stand-alone basis. In making this determination, the board of directors considered, on a historical and prospective basis, Mercer’s business, financial condition, results of operations and book value, including, among other things, trends in the property and casualty insurance industry, underwriting performance and return on equity. The board of directors also considered the market price and volatility of, and trading information with respect to, Mercer’s common stock.

•
Mercer’s challenges as a smaller independent company.  The board of directors also considered the risks and benefits associated with Mercer’s efforts and plans to conduct its business as an independent, stand-alone company as compared to the risks and benefits associated with the merger. The board considered that operating as a relatively small, stand-alone public company, Mercer faces continuing, and sometimes conflicting, pressures from customers, agents, competitors, regulatory agencies, financial analysts and independent rating agencies. Mercer’s market capitalization is among the lowest of its peer group and despite its strong operating performance, its stock trades at a discount to peer companies. This limits Mercer’s ability to weather market downturns or to grow significantly without engaging in a merger or acquisition transaction. Mercer expects that this merger will enable its shareholders to realize a significant premium that is not likely to be achieved in the near term as a stand-alone company.

•
The impact of difficult economic conditions.  The board of directors considered Mercer’s prospects as an independent public company in light of current difficult economic conditions in the United States. The board of directors considered that economic conditions, among other factors, have resulted in declining pricing in the property and casualty market and that this so-called “soft market” may continue, which would impede Mercer’s growth. The board of directors concluded that there were significant risks associated with deferring the decision to sell Mercer, particularly in light of the uncertain outlook for the economy and its impact on the market price of Mercer’s common stock and insurance company stocks generally.

•
The opinion of our financial advisor.  The board of directors considered the opinion of Sandler O’Neill, dated November 30, 2010, to Mercer’s board of directors as to the fairness, from a financial point of view, of the merger consideration to be received by holders of Mercer’s common stock, as more fully described below in the section entitled “— Opinion of Our Financial Advisor” beginning on page 36.

•
The compelling nature of the merger consideration.  The board of directors considered that the merger consideration represented a premium of 50.9% to the closing price of Mercer’s common stock on November 29, 2010, the last trading day prior to the approval of the merger agreement, and a 52.1% premium to the 30-day average closing price of Mercer’s common stock for the period ended on November 29, 2010. The board of directors also considered the fact that the merger consideration will be paid entirely in cash, which will provide liquidity and certainty of value to Mercer’s shareholders and will not require the approval of United Fire’s shareholders.

•
The low likelihood that a third party would propose an acquisition at a higher price.  The board of directors discussed third parties most likely to be interested in acquiring Mercer, including parties that had made non-binding acquisition proposals in the past and concluded that the likelihood that any of such parties would make an all-cash offer on better terms than those offered by United Fire was low.

•
The ability of the board of directors to change its recommendation and terminate the merger agreement and that the termination fee and other deal protection measures were not preclusive.  The board of directors considered the fact that the merger agreement allows Mercer to respond to unsolicited takeover proposals, to change or withdraw its recommendation to Mercer’s shareholders with respect to the adoption of the merger agreement, and to terminate the merger agreement to enter into an alternative agreement relating to a superior proposal, subject, in certain situations, to the payment to United Fire of a $6,685,000 termination fee. The board of directors considered the provisions in the merger agreement, and determined in its reasonable judgment that such provisions would not preclude other interested third parties from submitting a competing offer for Mercer. In particular, the board of directors considered the size of the termination fee and determined that, at approximately 3.5% of the equity value of the transaction, it was reasonable in light of the benefits of the merger and would not, in the board of directors’ reasonable judgment, preclude other interested third parties from making a competing offer for Mercer.

•
The high likelihood that the transaction with United Fire will be completed.  The board of directors considered United Fire’s financial condition and the relatively limited conditions to the closing of the merger, including the fact that the merger agreement does not contain any financing contingency, and determined that, in its judgment and assuming adoption of the merger agreement by Mercer’s shareholders, there is a high likelihood that the proposed transaction with United Fire will be completed.

•
Shareholder approval.  The board of directors considered the fact that the merger is subject to the approval of Mercer’s shareholders, who therefore have the option to reject the merger by voting against the proposal to adopt the merger agreement as described in this proxy statement. The board of directors also considered the fact that the total number of shares of Mercer’s common stock that would be subject to voting agreements would represent only 13.1% of Mercer’s outstanding common stock.

•
The reputation and business practices of United Fire.  The board of directors recognized that relative to other potential purchasers of Mercer, United Fire has a corporate culture and business practices similar to those of Mercer, which will make a successful merger and business transition more likely.

•
The complementary nature of the geographic coverage of United Fire and Mercer.  The board considered the fact that Mercer’s operations are concentrated in the Mid-Atlantic states and the West Coast while United Fire’s operations are concentrated in the Midwest.  This geographic diversity minimizes agency overlap and gives the combined company the opportunity to achieve revenue enhancements through the sale of Mercer and United Fire products in new market areas.  In particular, Mercer products such as its church program and its refuse hauler products could be sold in the Midwest, and this could enhance the career prospects of Mercer employees that specialize in these areas.

•
United Fire’s intentions for the employees of Mercer and its subsidiaries.  Prior to approving the merger agreement, United Fire communicated its intention to keep Mercer’s business locations operational and preserve most of the jobs of Mercer’s employees following the merger.  The board of directors believed potential continued employment will reduce disruption among our employees and our agents who have developed relationships with our employees.  Although United Fire’s business needs and economic circumstances may result in a future change from its current intention, Mercer believed that a transaction with the other potential merger partner in contact with Mercer would have resulted in large layoffs of Mercer employees, based upon its discussions with that party and Mercer’s knowledge of the results of such party’s prior acquisitions.

•
The terms of the merger agreement.  Stevens & Lee reviewed the merger agreement with the board in detail, and the board of directors considered all of the terms and conditions of the merger agreement, including, among other things, the representations, warranties, covenants and agreements of the parties, the conditions to closing, the form of the merger consideration and the structure of the termination rights to be fair and reasonable.

The board of directors also considered, among others, the following potentially negative factors in determining whether to approve the merger agreement.

•
The interests of certain individuals in the merger. The board of directors considered that Mercer’s officers and directors have interests in the merger that are different from, or in addition to, the interests of Mercer’s shareholders, including the vesting and/or cash-out of all restricted stock and options to purchase common stock held by Mercer’s directors and officers, the payment of severance and change in control payments to Mercer’s executive officers, the vesting of certain director benefits and the interests of Mercer’s directors and officers in being entitled to continued indemnification and insurance coverage from United Fire under the merger agreement.

•
No solicitation, termination fee and expense reimbursement provisions.  The board of directors considered the restrictions contained in the merger agreement on Mercer’s ability to solicit competing proposals from third parties, the absence of a “go shop” provision in the merger agreement that would have permitted Mercer to solicit takeover proposals from third parties for a period of time after the execution of the merger agreement and the possibility that the $6,685,000 termination fee may discourage an interested third party from submitting a competing, higher proposal to acquire Mercer.

•
The risk that the merger will be delayed or will not be completed.  The board of directors considered the risk that the merger will be delayed or will not be completed, including the risk that the affirmative vote of Mercer’s shareholders or the required regulatory approvals may not be obtained, as well as the potential loss of value to Mercer’s shareholders and the potential negative impact on the operations and prospects of Mercer if the merger were delayed or were not completed for any reason.

•
The significant costs involved.  The board of directors considered the significant costs involved in connection with negotiating the merger agreement and completing the merger, the substantial management time and effort required to effectuate the merger and the related disruption to Mercer’s day-to-day operations during the pendency of the merger. If the merger is not consummated, Mercer may be required to bear such costs and expenses.

•
The potential impact of the announcement of the merger agreement.  The board of directors considered the risk that the pendency of the merger could adversely affect the relationship of Mercer and its subsidiaries with their respective employees, agents, policyholders, rating agencies and others with whom they have business dealings.

•
The interests of Mercer’s shareholders in the future of Mercer.  The board of directors considered the fact that, following the merger, Mercer’s shareholders will cease to participate in any future earnings growth of Mercer or benefit from any future increase in Mercer’s value.

The above discussion of the information and factors considered by the board of directors includes the principal information and factors, both positive and negative, considered by the board of directors in its evaluation of the merger agreement and the merger. The above discussion is not intended to be exhaustive and may not include all of the information and factors considered by the board of directors. After considering the above factors, the board of directors concluded that, in the aggregate, the positive factors relating to the merger agreement and merger significantly outweighed the potential negative factors, and therefore was in the best interests of Mercer and fair to its shareholders.

In view of the variety of factors considered in connection with its evaluation, and the complexity of these matters, the board of directors did not quantify or assign relative or specific weights to the factors considered in reaching its conclusion, nor did it consider it practical to do so. Rather, the board of directors made its recommendation based on the totality of the information presented to and considered by it and the investigations it conducted, with no particular factor being determinative. In addition, individual directors may have given different weights to different factors.

It should be noted that this explanation of the reasoning of the board of directors and certain information presented in this section is forward-looking in nature and should be read in light of the factors discussed in the section titled “Cautionary Statement Concerning Forward-Looking Information” beginning on page 15 of this proxy statement.

Recommendation of Our Board of Directors

After careful consideration, our board of directors:

•	has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Mercer;

•	has determined that the merger consideration to be paid to Mercer’s shareholders is fair, from a financial point of view, to its shareholders;

•	has approved the merger agreement; and

•	unanimously recommends that Mercer’s shareholders vote “FOR” the adoption of the merger agreement.

  Opinion of Our Financial Advisor

Mercer engaged Sandler O’Neill to act as its financial advisor in connection with the transaction and to provide its opinion with respect to the fairness, from a financial point of view, to Mercer’s shareholders of the consideration offered to such shareholders in the proposed transaction under the circumstances applicable to Mercer as of the date of the opinion.  Sandler O'Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O'Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

On November 30, 2010, Sandler O’Neill provided its oral opinion to the Mercer board of directors that, based upon and subject to the factors and assumptions stated in that opinion and in its written opinion, from a financial point of view, the consideration offered to Mercer’s shareholders, $28.25 per share in cash, was fair to such shareholders under the facts and circumstances applicable to Mercer as of the date thereof.  Sandler O’Neill subsequently confirmed the oral opinion by delivery of its written opinion dated November 30, 2010.

The full text of Sandler O’Neill’s November 30, 2010 opinion is attached as Annex B to this proxy statement.  The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O’Neill in providing its opinion.  The description of the opinion set forth below is a summary of the material terms of the opinion and is qualified in its entirety by reference to the opinion.  Mercer shareholders are urged to read the entire opinion carefully in connection with their consideration of the proposed transaction.

The Sandler O’Neill opinion was provided for the use and benefit of the Mercer board of directors in connection with its consideration of the proposed transaction.  The opinion is not intended to be and does not constitute a recommendation to any shareholder of Mercer as to how such shareholder should vote with respect to the transaction or any related matter.  Sandler O’Neill was not requested to opine as to, and its opinion does not in any manner address, Mercer’s underlying business decision to proceed with or effect the proposed transaction.  In addition, Sandler O’Neill expressed no opinion on, and its opinion did not in any manner address, the fairness of any other aspect of the transaction or the amount or the nature of any compensation to any officers, directors, or employees of Mercer payable by reason of the transaction.

In connection with rendering its November 30, 2010 opinion, Sandler O’Neill reviewed and considered, among other things:

•	the merger agreement;

•	certain publicly available financial statements and other historical financial information of Mercer that it deemed relevant;

•	financial projections for Mercer for the years ending December 31, 2010 through 2015 as prepared by Sandler O’Neill and reviewed and approved by senior management of Mercer;

•
the publicly reported historical stock price and trading activity for Mercer’s common stock, including a comparison of certain financial and stock market information for Mercer with similar publicly available information for certain other companies the securities of which are publicly traded;

•	to the extent publicly available, the financial terms of certain recent business combinations in the property and casualty insurance industry;

•	the market premiums paid in certain recent business combinations involving property and casualty insurance companies and other financial services companies;

•	the current market environment generally and the property and casualty environment in particular; and

•	such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O’Neill considered relevant.

Sandler O’Neill also discussed with certain members of senior management of Mercer the business, financial condition, results of operations and prospects of Mercer.

In performing its review, Sandler O’Neill has relied upon the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to Sandler O’Neill by Mercer or its representatives or that was otherwise reviewed by Sandler O’Neill and has assumed such accuracy and completeness for purposes of rendering this opinion.  Sandler O’Neill has further relied on the assurances of management of Mercer that it is not aware of any facts or circumstances that would make any of such information inaccurate or misleading.  Sandler O’Neill has not been asked to and has not undertaken an independent verification of any of such information, and it does not assume any responsibility or liability for the accuracy or completeness thereof.  Sandler O’Neill did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Mercer or any of its subsidiaries, or the collectability of any such assets, nor was Sandler O’Neill furnished with any such evaluations or appraisals. Sandler O’Neill is not an expert in the evaluation of reserves for property and casualty insurance losses and loss adjustment expenses, and it has not made an independent evaluation of the adequacy of the reserves of Mercer.  In that regard, Sandler O’Neill has made no analysis of, and expresses no opinion as to, the adequacy of the loss and loss adjustment expense reserves of Mercer.

With respect to the internal financial projections as prepared by Sandler O’Neill and reviewed with and approved by senior management of Mercer and used by Sandler O’Neill in its analyses, Mercer’s management confirmed to Sandler O’Neill that they reflected the best currently available estimates and judgments of management of the future financial performance of Mercer, and Sandler O’Neill assumed that such performances would be achieved.  Sandler O’Neill expresses no opinion as to such financial projections or the assumptions on which they are based.  Sandler O’Neill has also assumed that there has been no material change in Mercer’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to it.  Sandler O’Neill has assumed in all respects material to its analysis that Mercer would remain as a going concern for all periods relevant to our analyses, that all of the representations and warranties contained in the merger agreement and all related agreements are true and correct, that each party to the agreements will perform all of the covenants required to be performed by such party under the agreements, and that the conditions precedent in the agreements are not waived.  Finally, with Mercer’s consent, Sandler O’Neill has relied upon the advice Mercer has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the merger and the other transactions contemplated by the merger agreement.

Sandler O’Neill’s opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date thereof.  Events occurring after November 30, 2010 could materially affect this opinion.  Sandler O’Neill has not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date thereof.

Sandler O’Neill’s opinion is directed to the board of directors of Mercer in connection with its consideration of the merger and does not constitute a recommendation to any shareholder of Mercer as to how such shareholder should vote at any meeting of shareholders called to consider and vote upon the merger.  Sandler O’Neill’s opinion is directed only to the fairness, from a financial point of view, of the merger consideration to Mercer’s shareholders and does not address the underlying business decision of Mercer to engage in the merger, the relative merits of the merger as compared to any other alternative business strategies that might exist for Mercer or the effect of any other transaction in which Mercer might engage.

Financial Analysis

In rendering its November 30, 2010 opinion, Sandler O’Neill performed a variety of financial analyses.  The following is a summary of the material analyses performed by Sandler O’Neill, but is not a complete description of all the analyses underlying Sandler O’Neill’s opinion.  The summary includes information presented in tabular format.  In order to fully understand the financial analyses, these tables must be read together with the accompanying text.  The tables alone do not constitute a complete description of the financial analyses.

The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O’Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion.  Also, no company included in Sandler O’Neill’s comparative analyses described below is identical to Mercer and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of Mercer and the companies to which it is being compared.

In performing its analyses, Sandler O’Neill also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Mercer and Sandler O’Neill.  The analyses performed by Sandler O’Neill are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.  Sandler O’Neill prepared its analyses solely for purposes of rendering its opinion and provided such analyses to the Mercer Board at the meeting on November 30, 2010.  Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold.  Such estimates are inherently subject to uncertainty and actual values may be materially different.  Accordingly, Sandler O’Neill’s analyses do not necessarily reflect the value of Mercer’s common stock or the price at which Mercer’s common stock may be sold at any time.

Summary of Proposal

Sandler O’Neill reviewed the financial terms of the proposed transaction. Based on $28.25 per share in cash, Sandler O’Neill calculated an aggregate transaction value of $191.5 million, which was comprised of consideration related to common shares outstanding of $179.4 million, outstanding stock options of $8.0 million, unallocated ESOP shares of $4.0 million and unvested restricted shares of $0.03 million. Sandler O’Neill calculated the following transaction ratios:

	$28.25
Aggregate Equity Value(1) as a Multiple of:
Last Twelve Months Net Operating Income as of September 30, 2010:	14.1	x
2010 Estimated Net Operating Income (Management Case)	14.4	x
2011 Estimated Net Operating Income (Management Case)	15.2	x

Shareholders’ Equity at September 30, 2010	1.06	x
Shareholders’ Equity Excluding Accumulated Other Comprehensive Income at September 30, 2010	1.21	x
Tangible Shareholders’ Equity at September 30, 2010	1.09	x

Transaction Value Per Share as a Multiple of:
Last Twelve Months Operating Earnings Per Share at September 30, 2010	13.4	x
2010 Estimated Earnings Per Share (First Call Estimate)	13.6	x
2011 Estimated Earnings Per Share (First Call Estimate)	13.3	x

Transaction Value Per Share as Premium to:
Closing Price on November 29, 2010	50.9%
Last 5-Trading Day Average	50.4%
Last 30-Trading Day Average	52.1%
2010 Average Closing Price	60.0%
52-Week High Closing Price	45.8%
52-Week Low Closing Price	71.5%
____________________________________________________________
(1) Reflects, as of November 29, 2010, (a) 6,351,837 common shares outstanding, (b) 538,800 stock options with a weighted average exercise price of $13.36, (c) 141,005 unallocated ESOP shares, and (d) 1,000 unvested restricted shares.

Historical Stock Price Performance Analysis

Sandler O’Neill reviewed the stock price performance of the Mercer common stock, the Standard & Poor’s 500 Index, the Standard & Poor’s Property & Casualty Index and a selected peer group for the one and three year periods ending November 29, 2010.

The results of these analyses are summarized as follows:

	One Year(1)	Three Year(1)
Mercer Stock Price and Volume Data:
High	$19.38	$19.38
Low	$16.47	$10.91
Average	$17.66	$16.71
Average Daily Volume	13,069	11,303

Relative Stock Price Performance:
Mercer	9.3%	5.1%
Peer Group(2)	11.8%	(15.6%)
S&P 500	8.8%	(19.2%)
S&P P&C	6.5%	(20.9%)
___________________________________________________________
(1)  Market data is as of November 29, 2010.
(2)  The peer group is identified below in “—Comparable Company Analysis.”
Source: SNL Financial

Comparable Company Analysis

Sandler O'Neill used publicly available information to perform a comparison of selected financial and market trading information for Mercer.

Sandler O'Neill also used publicly available information to compare selected financial and market trading information for Mercer and a group of property and casualty insurers selected by Sandler O’Neill. The Mercer peer group consisted of the following publicly traded insurance companies or holding companies thereof:

The Hanover Insurance Group, Inc.	OneBeacon Insurance Group, Ltd.
Tower Group, Inc.	Harleysville Group Inc.
Selective Insurance Group, Inc.	State Auto Financial Corporation
United Fire & Casualty Company	Meadowbrook Insurance Group, Inc.
Donegal Group Inc.	Baldwin & Lyons, Inc.
EMC Insurance Group Inc.	American Safety Insurance Holdings, Ltd.
Hallmark Financial Services, Inc.	Eastern Insurance Holdings, Inc.
Unico American Corporation

The analysis compared publicly available financial information for Mercer and the high, mean, median and low financial and market data for the Mercer peer group as of or for the twelve-month period ended September 30, 2010. The table below sets forth the data for Mercer and the high, mean, median and low data for the Mercer peer group as of or for the twelve-month period ended September 30, 2010, based on market data as of November 29, 2010.

	Year to date Change	Price/ Last Twelve Months Earnings Per Share	Price/ 2010 Estimated Earnings Per Share(1)	Price/ 2011 Estimated Earnings Per Share(1)	Last Twelve Months Return on Average Equity- excluding Accumulated Other Comprehensive Income(2)	Price/ Book Value Per Share(3)	Debt/ Total Capital	Dividend Yield
Mercer	3.0%	8.9x	9.0x	8.8x	8.9%	0.66x	9.3%	2.1%

High	35.6%	22.9x	25.6x	26.5x	12.0%	1.17x	25.3%	5.6%
Mean	8.4%	13.4x	15.8x	13.1x	6.5%	0.85x	11.8%	2.6%
Median	9.3%	12.9x	14.0x	12.0x	5.7%	0.82x	12.1%	2.9%
Low	(13.2%)	8.2x	8.7x	7.4x	(0.3%)	0.63x	0.0%	0.0%
________________________________________________
(1) Source: Earnings per share estimates for 2010 and 2011 are from First Call as of November 29, 2010.
(2) Calculated by dividing the net operating income for the last twelve months ending September 30, 2010 by the average of the shareholders' equity, excluding Accumulated Other Comprehensive Income, at September 30, 2009 and 2010.
(3) Based on reported book value per share.

Analysis of Selected Merger Transactions

Sandler O’Neill reviewed nine merger transactions announced from January 1, 2009 through November 29, 2010 involving U.S. property and casualty insurers with equity values greater than $50 million.  In each of the comparable transactions, Sandler O’Neill reviewed the following multiples: (i) transaction equity value to the last twelve months of net operating income, (ii) purchase price per share to estimated earnings per share, (iii) transaction equity value to book value, (iv) transaction equity value to tangible book value, (v) purchase price per share to one day prior stock price, and (vi) purchase price per share to one month prior stock price and computed the high, mean, median and low multiples for these transactions.  The transactions reviewed and the high, mean, median and low multiples for the transactions are set forth in the following two tables.

Buyer	Target
Fairfax Financial Holdings, Ltd.	First Mercury Financial Corporation(1)
ProAssurance Corporation	American Physicians Service Group, Inc.
ProSight Specialty Insurance Group, Inc.	NYMAGIC, Inc.(2)(3)
The Doctors Company	American Physicians Capital, Inc.
Old Republic International Corporation	PMA Capital Corporation(4)
Fairfax Financial Holdings, Ltd.	Zenith National Insurance Corp.
Fairfax Financial Holdings, Ltd.	Odyssey Re Holdings Corp.(5)(6)
Validus Holdings, Ltd.	IPC Holdings, Ltd.(7)
Tower Group, Inc.	Specialty Underwriters’ Alliance, Inc.
______________________________________________________
(1) Purchase price per share to estimated earnings per share multiple calculated using First Call mean estimate as of November 1, 2010.
(2) Transaction equity value to the last twelve months of net operating income multiple calculated using the last twelve months of net operating income as of June 30, 2010.
(3) Multiple based on 2011 estimated net operating income disclosed in definitive merger proxy.
(4) Purchase price per share calculated using exchange ratio of 0.55 Old Republic International Corporation shares per share of PMA Capital Corporation and the Old Republic International Corporation closing price of $12.91 on June 9, 2010.
(5) Represented acquisition of public minority stake by Fairfax Financial Holdings, Ltd.  Premiums calculated relative to the closing price of Odyssey Re Holdings Corp. on September 4, 2009 (the date that Fairfax Financial Holdings, Ltd. made the public announcement of its offer).
(6) Goodwill and intangibles figures are as of December 31, 2008.
(7) Market premiums based on initial announcement of Max Capital Group and IPC Holdings, Ltd. merger on March 2, 2009.
Sources: SNL Financial; A.M. Best Company, Inc.; SEC Filings.

	Transaction Equity Value/Last Twelve Months Net Operating Income	Purchase Price Per Share/ Estimated Earnings Per Share(1)	Transaction Equity Value/Book Value	Transaction Equity Value/Tangible Book Value	Purchase Price Per Share/ 1-Day Premium	Purchase Price Per Share/ 1-Month Premium
United Fire/Mercer	14.1x	13.6x	1.06x	1.09x	50.9%	54.0%

High	24.3x	27.4x	1.69x	1.69x	69.7%	86.7%
Mean	14.9x	15.5x	1.11x	1.15x	31.8%	34.7%
Median	13.2x	14.6x	1.04x	1.22x	29.8%	26.6%
Low	5.7x	7.0x	0.55x	0.59x	16.0%	(2.9%)
__________________________________
(1)  First Call mean consensus estimates for the full year period for the year of announcement, as reported on the day prior to announcement.

These multiples were applied to Mercer’s financial information as of and for the twelve months ended September 30, 2010.  As illustrated in the following table, Sandler O’Neill imputed ranges of values per share for Mercer’s common stock of $11.93 to $56.91 based upon the high, mean, median and low multiples for the last twelve month’s net operating income, the 2010 estimated earnings per share (First Call) mean estimate as of November 29, 2010, and book and tangible book value as of September 30, 2010.

	Implied Valuation per Share Based on Comparable Transactions(1)
	Transaction Equity Value/Last Twelve Months Net Operating Income	Purchase Price Per Share/2010 Estimated Earnings Per Share (First Call)	Transaction Equity Value/Book Value	Transaction Equity Value/Tangible Book Value
High	$47.87	$56.91	$44.51	$43.20
Mean	$29.81	$32.10	$29.42	$29.75
Median	$26.54	$30.31	$27.73	$31.50
Low	$11.93	$14.46	$15.09	$15.71
______________________________________________________________
(1)  Reflects, as of November 29, 2010, (a) 6,351,837 common shares outstanding, (b) 538,800 stock options with a weighted average exercise price of $13.36, (c) 141,005 unallocated ESOP shares, and (d) 1,000 unvested restricted shares.

Premiums Paid Analysis

Sandler O’Neill reviewed premiums to stock price paid in public acquisition transactions for (i) financial services transactions between $50 million and $1 billion between January 1, 2008 and November 29, 2010 with equity values between $50 million and $1 billion, and (ii) selected property and casualty insurance transactions between January 1, 2004 and November 29, 2010, and applied such premiums to the closing stock price for Mercer’s common stock on November 29, 2010.

	Mercer Price	Financial Services Transactions Since January 1, 2008	Imputed Price Per Share	Insurance Transactions Since January 1, 2004	Imputed Price Per Share
Number of Transactions:		55		30
Premium Paid To Price 1-Day Prior to Announcement:	$18.72
High		169.5%	$50.45	73.0%	$32.38
Mean		42.5%	26.67	30.9%	24.50
Median		35.0%	25.27	30.4%	24.40
Low		(58.2%)	7.82	(7.7%)	17.28
Premium Paid To Price 1-Month Prior to Announcement:	$18.35
High		189.9%	$53.19	86.7%	$34.25
Mean		44.6%	26.53	34.4%	24.67
Median		38.0%	25.32	30.8%	24.01
Low		(67.5%)	5.96	(8.0%)	16.88

Present Value Analysis

Sandler O’Neill performed an illustrative present value analysis to determine a range of implied present values per share of Mercer common stock based on the Management Case prepared by Sandler O’Neill and reviewed with and approved by Mercer management, which included projections from 2010 to 2015.  Sandler O’Neill used discount rates of 11%, 13% and 15%, terminal values calculated using multiple ranges of 1.00x-1.15x shareholders’ equity at December 31, 2015 and 10.0x-14.0x 2015 estimated net operating income and assumed results were discounted back to December 31, 2010.  This analysis resulted in a range of implied present values per share of Mercer common stock of $14.57 to $26.62.

Present Value Per Share(1)(2) Terminal Book Value Multiple at December 31, 2015
Discount Rate	1.000x	1.075x	1.150x
11.0%	$23.49	$25.06	$26.62
13.0%	21.62	23.06	24.49
15.0%	19.94	21.26	22.57

Terminal 2015 Estimated Net Operating Income Multiple
Discount Rate	10.0x	12.0x	14.0x
11.0%	$17.07	$19.97	$22.87
13.0%	15.75	18.41	21.06
15.0%	14.57	17.00	19.43

(1) Using data from Ibbotson Associates, the cost of equity (i.e. discount rate) was calculated to be approximately 15%.
(2)      Based on 6.494 million projected shares outstanding at December 31, 2015, 0.539 million stock options and cash proceeds from stock options exercised of $7.2 million.  Results are discounted back to December 31, 2010.

Pursuant to its engagement with Mercer, Sandler O’Neill is entitled to receive a fee of 1.5% of the aggregate equity value of the transaction plus the value of any debt outstanding assumed by a buyer in a transaction plus reimbursement of out-of-pocket expenses, of which $100,000 became payable upon execution of the letter agreement between Mercer and Sandler O’Neill on December 1, 2008, and the balance of which is contingent upon consummation of the merger. Since December 1, 2008, Sandler O’Neill received an aggregate of approximately $100,000 in fees for services performed for Mercer.

Interests of Our Directors and Executive Officers in the Merger

In considering the recommendation of our board of directors with respect to the merger, you should be aware that some of our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our shareholders generally.  These interests, to the extent material, are described below.  Our board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the merger.

Current Mercer Employment  Agreements.  Andrew R. Speaker, Paul D. Ehrhardt, David B. Merclean and Paul R. Corkery are each parties to an employment agreement with Mercer and BICUS Services Corporation, a wholly owned subsidiary of Mercer that acts as a management company for Mercer’s insurance operations. These employment agreements are substantially identical. Each employment agreement provides for an initial term of three years and automatically extends the remaining term of the agreement for an additional year on March 31 of each year unless Mercer fails to provide a notice of extension prior to such date. This results in the remaining term at any given time being at least two but not more than three years.  The current term of each employment agreement expires on March 31, 2013, but will automatically extend to March 31, 2014 if the merger is not completed by March 31, 2011.

The employment agreements, as in effect prior to the execution of the merger agreement, provide for minimum annual base salaries, as follows:  Mr. Speaker – $375,000; Mr. Ehrhardt –$290,000; Mr. Merclean – $250,000; and Mr. Corkery – $220,000.  In addition, each executive officer is entitled to participate in any incentive compensation and employee benefit plans that are maintained by Mercer.

Under each of the employment agreements, in the event that the executive officer’s employment is terminated by the executive officer for “good reason” following a change in control, the executive officer is entitled to receive certain benefits for the remaining term of his employment agreement.  Termination of employment by the executive officer for any reason within one year following a change in control is deemed a termination for “good reason” under each of the employment agreements.  Consummation of the merger constitutes a change in control that would have given each of Messrs. Speaker, Erhardt, Merclean and Corkery the right to assert any reason for termination as a “good reason” under his employment agreement and entitled each executive officer to receive the following benefits:

•
the greater of his highest base salary received during either of the two years immediately preceding the year in which he is terminated or his base salary in effect immediately prior to his termination;

•
an amount equal to the greater of the annual bonus compensation paid to him in either of the two calendar years immediately preceding the year in which he is terminated (an amount we will refer to as the Bonus Payment);

•
an amount equal to the sum of the highest aggregate annual contribution made by Mercer on his behalf (other than salary reduction contributions) to all tax qualified and non-qualified defined contribution plans in the year in which he is terminated or during either of the two calendar years immediately preceding the year in which he is terminated (an amount we will refer to as the Defined Contribution Payment); and

•	continued participation, at no cost and on a tax-effected basis, in Mercer’s medical and dental plans as in effect on the date he is terminated.

In addition, the executive officer is entitled to receive an additional pro-rated Bonus Payment and Defined Contribution Payment on the last day of the remaining term of his employment agreement, based on the number of whole months elapsed during the year in which the termination occurs.

In the event that the executive officer is required to pay an excise tax as a result of any compensation and benefits received under his employment agreement in connection with a change in control, Mercer is obligated under the employment agreement to pay the executive officer an additional amount, such that the net amount retained by him, after the payment of such excise taxes (and any additional income tax resulting from such payment), equals the amount he would have received but for the imposition of such excise tax.

As a material inducement to United Fire to enter into the merger agreement, Messrs. Speaker, Erhardt, Merclean and Corkery entered into agreements to terminate their existing employment agreements at the effective time of the merger.  Pursuant to these agreements, in lieu of receipt of the payments and benefits set forth above to which each executive officer would be entitled under his employment agreement upon a termination of employment following a change in control, Mercer will make a lump sum cash payment within ten business days after the effective time of the merger to each executive officer in an amount equal to 100% of the change in control payments that would have been payable to such executive officer under his current employment agreement in the event such executive officer terminated his employment with “good reason” (as defined in the applicable existing employment agreement) at the effective time of the merger.

The table below shows the amounts expected to be paid out to each of the officers pursuant to their employment agreements assuming that the merger occurs on March 31, 2011.  Because the remaining term of each employment agreement is extended for an additional year on March 31, 2011 (resulting in a maximum remaining term of three years as of such date), and most of the severance payments due under the existing employment agreements are determined based on the length of the remaining term, a merger closing date of March 31, 2011 would result in the maximum amount of severance benefits under the employment agreements.  We cannot guarantee that the merger will occur on this date because the closing of the merger is contingent on certain events outside of our control, including the approval of the merger by the Pennsylvania Insurance Department, the New Jersey Department of Banking and Insurance, and the California Department of Insurance.  Depending on when closing of the merger occurs, the remaining term of the employment agreements at such time may be as short as two and as long as three years.  Thus, the actual amounts that will be paid and the assumptions used in arriving at such amounts can only be determined at the time of closing of the merger and may differ from the amounts set forth below.

Name	Description	Payments at Closing (1)
	Base salary	$1,118,041
	Bonus	$1,223,694
	Medical continuation (2)	$96,530
	Value of plan contributions	$158,777
Andrew R. Speaker	Pro-rata bonus	$101,547
	Pro-rata value of plan contributions	$13,176
	Value of accelerated stock options	$0
	Value of accelerated restricted stock	$0
	Potential excise tax gross-up	$936,461
	Total	$3,648,226
	Base salary	$864,618
	Bonus	$567,793
	Medical continuation (2)	$36,563
	Value of plan contributions	$136,716
Paul D. Ehrhardt	Pro-rata bonus	$47,118
	Pro-rata value of plan contributions	$11,345
	Value of accelerated stock options	$0
	Value of accelerated restricted stock	$0
	Potential excise tax gross-up	$688,681
	Total	$2,352,834
	Base salary	$745,360
	Bonus	$489,477
	Medical continuation (2)	$107,020
	Value of plan contributions	$131,493
David B. Merclean	Pro-rata bonus	$40,619
	Pro-rata value of plan contributions	$10,912
	Value of accelerated stock options	$0
	Value of accelerated restricted stock	$0
	Potential excise tax gross-up	$678,671
	Total	$2,203,552
	Base salary	$655,917
	Bonus	$430,740
	Medical continuation (2)	$93,707
	Value of plan contributions	$120,668
Paul R. Corkery	Pro-rata bonus	$35,745
	Pro-rata value of plan contributions	$10,014
	Value of accelerated stock options	$0
	Value of accelerated restricted stock	$0
	Potential excise tax gross-up	$625,908
	Total	$1,972,699

(1) Assumes a closing date for the merger of March 31, 2011. If the merger closes prior to March 31, 2011, the amount of severance benefits the executive officers will receive under their employment agreements will be significantly lower.
(2) This value assumes no increase in the cost of benefits. There will be no actual payment if benefits are provided in-kind.

Senior Management Retention Plan.  Pursuant to the terms of the merger agreement, Mercer adopted a retention plan, called the Mercer Insurance Group, Inc. Senior Management Retention Plan. Pursuant to the plan, Messrs. Speaker, Merclean, Ehrhardt and Corkery will provide services to United Fire or its subsidiaries on a transition basis following the merger in exchange for payments on each of the three, six and nine month anniversaries of the effective time of the merger, in addition to their regular salaries.

The retention plan provides that each of the above executive officers who remains continuously employed by United Fire or its subsidiaries for a period of nine months following the effective time of the merger shall be entitled to retention bonuses as follows: Andrew R. Speaker - $281,250; David B. Merclean - $187,500; Paul R. Corkery - $165,000; and Paul D. Ehrhardt - $217,500. One-third of the amount of such retention bonuses will be paid to each of the above executive officers upon each of the three, six and nine month anniversaries of the effective time of the merger provided such executive officer remains continuously employed by United Fire or its subsidiaries from the effective time of the merger through each such anniversary.

The retention plan also provides that if United Fire or its subsidiaries terminates one of the above individuals employment without cause or one of the above executive officers terminates his employment for good reason prior to the end of the nine-month period following the effective time of the merger, then United Fire is obligated to make a lump sum cash payment to such executive officer in an amount equal to one-third of the full amount of the retention bonus, and such executive officer will not be entitled to any additional payments under the retention plan. If, prior to the end of the nine-month period following the effective time of the merger, the employment of one of the above executive officers is terminated other than for the reasons set forth above, such executive officer will not be entitled to any additional payments under the retention plan.

Benefit Agreements with the Board of Directors.  On April 19, 2006, Mercer adopted an amended and restated benefit agreement pursuant to which Mercer provides retirement benefits to certain non-employee directors of Mercer (“Benefit Agreement I”).  Under the agreement, upon the director’s retirement, after the earlier of 10 years of service on the board or attainment of age 75, the director is entitled to receive a monthly pension of $2,400 per month.  Roland D. Boehm, William C. Hart, George T. Hornyak, Jr., and Richard U. Niedt are the directors eligible for benefits under Benefit Agreement I.  All benefits under Benefit Agreement I have vested and a lump sum benefit equal to the actuarial equivalent of the pension benefit will be due to the eligible directors 90 days after the effective date of the merger.

On January 1, 2009, Mercer adopted a second benefit agreement pursuant to which Mercer provides certain non-employee directors of Mercer with benefits upon the termination of their service with the board of directors (“Benefit Agreement II”). Under this agreement, upon a voluntary or involuntary termination of their service with the board of directors, the director is entitled to receive monthly installments of $2,500 per month for the greater of 10 years or the remainder of the director’s life.  H. Thomas Davis, Jr., William V.R. Fogler, and Samuel J. Malizia are the directors eligible for benefits under Benefit Agreement II.

Upon the occurrence of a change in control, all benefits due under Benefit Agreement II will vest and the date of the change in control will be deemed the director’s retirement date.  At that time each director will be entitled to the actuarial equivalent of his benefit under the benefit agreement, which will be payable to each director in a lump sum payment within 90 days after a change in control.  The merger with United Fire will be a change in control for purposes of Benefit Agreement II, and therefore, will result in the vesting and lump sum payment of these benefits to the eligible members of the board of directors.  Mercer accrues the accumulated benefit obligation for these benefits annually in accordance with accounting guidance for defined benefit pensions.

The table below shows the amounts expected to be paid out to each of the directors pursuant to the benefit agreements assuming the merger occurs on March 31, 2011.  We cannot guarantee that the merger will occur on this date because the closing of the merger is contingent on certain events out of our control, including the approval of the merger by the Pennsylvania Insurance Department, the New Jersey Department of Banking and Insurance, and the California Department of Insurance.  Therefore, the actual amounts that will be paid and the assumptions used in arriving at such amounts can only be determined at the time of the director’s termination from the board of directors and may differ from the amounts set forth below.

Director Name	Benefit Amount (1)
Benefit Agreement I Participants
Roland D. Boehm	$322,404
William C. Hart	$286,433
George T. Hornyak, Jr.	$436,432
Richard U. Niedt	$276,595

Benefit Agreement II Participants
H. Thomas Davis, Jr.	$439,674
William V.R. Fogler	$399,735
Samuel J. Malizia	$496,899
______________________________________
(1) The following assumptions were used in calculating the benefit amounts:  (a) Mortality – the RP 2000 Projected to 2011 Combined - 50/50 mortality table; (b) Interest – the federal monthly long-term interest rate of 3.81%.

Stock Options.  Each option to purchase shares of Mercer common stock issued and outstanding immediately prior to the effective time of the merger, whether or not vested and exercisable, will be cancelled and converted into the right to receive the product of (i) the number of shares of Mercer common stock that would have been acquired upon the exercise of such stock option, multiplied by (ii) the excess, if any, of the per share cash consideration of $28.25 over the exercise price of such stock option.

As of the execution of the merger agreement on November 30, 2010, the directors and executive officers of Mercer held a total of 436,300 of the 538,800 outstanding Mercer options.  Each of the options of the directors and executive officers are vested.  The table below shows the number of options each director and executive officer held as of November 30, 2010, the exercise price and the consideration each of our non-employee directors and executive officers will receive, subject to any applicable taxes, for the options cancelled if the merger is approved and consummated as provided in the merger agreement.

Name	Options	Exercise Price	Merger Consideration
Non-Employee Directors
George T. Hornyak, Jr.	27,400	$12.21	$439,496
Roland D. Boehm	27,400	$12.21	$439,496
H. Thomas Davis, Jr.	27,400	$12.21	$439,496
William V.R. Fogler	27,400	$12.21	$439,496
William C. Hart	27,400	$12.21	$439,496
Samuel J. Malizia	27,400	$12.21	$439,496
Richard U. Niedt	27,400	$12.21	$439,496

Executive Officers
Andrew R. Speaker	125,000	$12.21	$2,005,000
David B. Merclean	35,000	$12.21	$561,400
Paul D. Ehrhardt	47,000	$12.21	$753,880
Paul D. Corkery	25,000	$25.89	$59,000
Gordon Coleman	12,500	$12.21	$200,500

Unallocated ESOP Shares.  Under the terms of the merger agreement, all of the participants in Mercer’s ESOP will be eligible at closing to receive merger consideration in exchange for shares allocated to them under the ESOP.  In addition, when the ESOP is terminated at closing, the ESOP will repay its outstanding loan to Mercer.  Any amounts remaining in the unallocated ESOP account after the loan is repaid will be allocated as earnings to all eligible ESOP participants in accordance with the terms of the ESOP. Each of Mercer’s executive officers will be eligible to receive an allocation of such earnings. At this time, the earnings allocated to the ESOP accounts of the executive officers cannot be ascertained.

Indemnification and Insurance.  United Fire has agreed to indemnify and hold harmless all present and former officers, directors, and employees of Mercer, including any person appointed by Mercer to serve in a fiduciary capacity for any employee benefit plan, for a period of six years after the closing date, for all losses, claims, damages, expenses, or liabilities arising from actions or omissions or alleged actions or omissions occurring at or prior to the closing date of the merger, to the same extent such persons would be entitled to such indemnification under Mercer’s articles of incorporation and bylaws, which currently provide such persons the fullest coverage available under applicable law.

The merger agreement provides that United Fire will maintain Mercer’s current directors’ and officers’ insurance policy or obtain and fully pay premiums, up to an amount of 200% of Mercer’s current estimated directors’ and officers’ insurance policies premiums, for “tail” insurance policies with a claims period of six years after completion of the merger covering claims arising from facts or events occurring before the completion of the merger.  The tail coverage must be no less favorable than the terms of Mercer’s current directors’ and officers’ insurance coverage, or if such terms are not available, the best available insurance at an annual premium equal to 200% of Mercer’s current directors’ and officers’ insurance policies.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion describes the material U.S. federal income tax consequences of the merger to holders of our common stock. This discussion is not a complete analysis of all the potential U.S. federal income tax consequences of the merger to holders of our common stock, nor does it address any tax consequences arising under any state, local, or foreign tax laws or any other U.S. federal tax laws. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service, or the IRS, all as in effect as of the date of this proxy statement. These authorities may change, possibly retroactively, resulting in U.S. federal income tax consequences different from those discussed below. No ruling from the IRS has been or will be sought with respect to the matters discussed below, and there can be no assurance that the IRS will not take a contrary position regarding the tax consequences of the merger, or that any such contrary position would not be sustained by a court.

This discussion is limited to holders of our common stock who hold their shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax considerations that may be relevant to a particular holder in light of such holder’s particular circumstances. This discussion also does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the U.S. federal income tax laws, including, without limitation: U.S. expatriates; partnerships and other pass-through entities; “controlled foreign corporations;” “passive foreign investment companies;” corporations that accumulate earnings to avoid U.S. federal income tax; financial institutions; insurance companies; brokers, dealers or traders in securities, commodities or currencies; tax-exempt organizations; tax qualified retirement plans; participants in the ESOP; persons subject to the alternative minimum tax; persons holding our common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a constructive sale or conversion transaction or other integrated investment; real estate investment trusts or companies; regulated investment companies; grantor trusts; persons that received our common stock through the exercise of employee stock options or other compensation arrangements or as compensation for performance of services; persons that have a functional currency other than the U.S. dollar; and certain former citizens or residents of the U.S. In addition, the discussion does not address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax that may apply to holders.

For the purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our common stock (other than an entity that is taxed as a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a “U.S. holder” for U.S. federal income tax purposes. A “U.S. holder” is any of the following:

•	an individual citizen or resident of the United States for U.S. federal income tax purposes;

•
a corporation, or other entity taxed as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

  If a partnership (or other entity taxed as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock and partners in such partnerships are urged to consult their tax advisors regarding the specific U.S. federal income tax consequences of the merger to them.

The determination of the actual tax consequences of the merger to you will depend on your specific situation.  We urge you to consult your own tax advisors to determine the particular tax consequences of the receipt of cash in exchange for your shares of our common stock pursuant to the merger based on your particular circumstances, including the application and effect of the alternative minimum tax and any state, local or foreign income and other tax laws and changes in those laws.

U.S.  Holders

Generally, the exchange by a U.S. holder of shares of our common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder of our common stock will recognize a gain or loss in an amount equal to the difference, if any, between:

•	the amount of cash such U.S. holder receives pursuant to the merger in exchange for such holder’s shares of our common stock; and

•	such U.S. holder’s adjusted tax basis in such holder’s shares of our common stock.

Generally, capital gains recognized by U.S. holders are subject to U.S. federal income tax at the same rate as ordinary income, except that long-term capital gains recognized by non-corporate U.S. holders are generally subject to U.S. federal income tax at a maximum rate of 15% for taxable years beginning before January 1, 2013. Capital gain or loss will constitute long-term capital gain or loss if the U.S. holder’s holding period for such holder’s shares of our common stock as of the effective time of the merger exceeds one year. Generally, U.S. holders that hold separate blocks of our common stock (i.e., shares of our common stock acquired by such holder at the same cost in a single transaction) must determine their adjusted tax basis, gain or loss and holding period separately for each such block of our common stock. The deductibility of capital losses is subject to various limitations under the Code.

Generally, a U.S. holder’s share of the proceeds of the merger will be subject to information reporting to the IRS and may be subject to U.S. backup withholding at a current rate of 28%. Information reporting will not apply to a U.S. holder that is a corporation or other exempt recipient. Backup withholding will not apply to a U.S. holder who furnishes a correct taxpayer identification number and makes any other required certification or who is otherwise exempt from backup withholding.  U.S. holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the IRS in a timely manner.

Non-U.S.  Holders

Generally, the exchange by a non-U.S. holder of shares of our common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes.  However, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized as a result of the merger unless:

•
the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and the non-U.S. holder owned more than 5% of our common stock at any time during the five years preceding the merger.

Unless an applicable tax treaty provides otherwise, gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis in the same manner as if such holder were a resident of the United States. Non-U.S. holders that are foreign corporations also may be subject to a branch profits tax equal to 30% (or such lower rate specified by an applicable tax treaty) of a portion of its effectively connected earnings and profits for the taxable year. Non-U.S. holders are urged to consult any applicable tax treaties that may provide for different rules.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate, but may be offset by U.S. source capital losses.

We believe we are not and have not been, and we do not anticipate becoming, a “United States real property holding corporation” for U.S. federal income tax purposes.

Generally, a non-U.S. holder’s share of the proceeds of the merger will be subject to information reporting and backup withholding, unless the non-U.S. holder certifies under penalty of perjury that it is a non-U.S. holder, by providing a valid IRS Form W-8BEN or W-8ECI, or otherwise establishes an exemption from information reporting and backup withholding. Notwithstanding the foregoing, information reporting and backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.  Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that such non-U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

YOU SHOULD CONSULT YOUR TAX ADVISOR TO DETERMINE THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO YOU, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS OR ANY OTHER U.S. FEDERAL TAX LAWS.

Payment of Merger Consideration and Surrender of Stock Certificates

If the merger is completed, each share of Mercer common stock you own will be cancelled and retired and you will cease to have any rights with respect to such share of Mercer common stock except the right to receive $28.25 in cash, without interest and less any required withholding taxes, for each share of Mercer common stock that you own.

As soon as practicable after the effective time of the merger, the exchange agent will mail a letter of transmittal and instructions to you and the other Mercer shareholders.  The letter of transmittal and instructions will tell you how to surrender your shares in exchange for the merger consideration.

You should not return Mercer stock certificates with the enclosed proxy card, and you should not forward Mercer stock certificates to the exchange agent without a letter of transmittal.

You will not be entitled to receive the merger consideration until you deliver your stock certificate or certificates to the exchange agent along with a duly completed and executed letter of transmittal.

Source of Funds; Capital

United Fire’s obligation to complete the merger is not conditioned upon United Fire obtaining financing.  We anticipate that approximately $191 million will be required to pay the aggregate merger consideration to our shareholders.  United Fire has informed us that it expects to fund the cash requirements for the merger by using available cash and existing credit facilities.

Regulatory Approvals

United Fire and Mercer have agreed to use commercially reasonable efforts to obtain the regulatory approvals required to complete the merger.

Insurance Regulators.  Under the insurance laws and regulations in force in each state in which Mercer’s insurance subsidiaries are domiciled, the merger will result in a change in control of Mercer’s insurance subsidiaries. Therefore, the merger is subject to the approval of the primary state insurance regulators for Mercer’s insurance subsidiaries and will require the filing of an application with the Pennsylvania Insurance Department, the New Jersey Department of Banking and Insurance, and the California Department of Insurance.

In Pennsylvania, New Jersey and California, the insurance regulators may fail to approve the application if they find that:

•
after the merger was consummated, the applicable domestic insurance subsidiary would not satisfy the requirements for the issuance of an insurance license for the lines of insurance for which it presently is licensed;

•	the effect of the merger would substantially lessen the competition for insurance in the state or would tend to create a monopoly within the state (as may be determined on a product line basis);

•	the financial condition of United Fire would jeopardize the financial stability of the insurance subsidiary or prejudice the interest of its policyholders;

•	the plans and proposals to merge Mercer and United Fire are unfair and unreasonable and fail to confer benefit on policyholders and are not in the public interest; or

•
the competence, experience and integrity of the persons who would control the operations of the applicable Mercer insurance subsidiary would not be in the interest of policyholders of the insurance subsidiary or the public at large.

The Pennsylvania Insurance Department may fail to approve the merger if the merger is likely to be hazardous or prejudicial to the insurance buying public, or if the merger is not in compliance with the laws of the Commonwealth of Pennsylvania.

The commissioner of the New Jersey Department of Banking and Insurance may decline to approve the merger if the commissioner finds that the financial condition of United Fire is such that:

•	it has not been financially solvent on a generally accepted accounting principles basis for the most recent three fiscal years immediately prior to the proposed date of the merger;

•	it has not generated net before-tax profits from its normal business operations for the latest two fiscal years immediately prior to the date of acquisition; or

•	the debt used in connection with financing the merger by United Fire exceeds 50% of the purchase price of the insurer.

United Fire has filed its applications and related notices seeking state insurance regulator approvals in New Jersey, Pennsylvania and California.  United Fire and Mercer cannot be certain that the state insurance regulator approvals will be granted and, if granted, of the date of these approvals or as to what conditions, if any, may be imposed in connection with the grant of these approvals.  A condition of United Fire’s obligation to close the merger is that no insurance regulators impose conditions to its approval that would require United Fire or any of its affiliates to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, Mercer or any of the businesses, product lines or assets of United Fire, Mercer or any of their respective subsidiaries or affiliates, or that otherwise would, individually or in the aggregate, result in a material negative impact on the business, assets, liabilities, properties or condition (financial or otherwise) of United Fire, Mercer and their respective subsidiaries.

Antitrust Laws.  Under the Hart-Scott-Rodino Act and the rules promulgated thereunder by the FTC, the merger cannot be completed until each of Mercer and United Fire file a notification and report form with the FTC and the Antitrust Division of the Department of Justice under the Hart-Scott-Rodino Act, and the applicable waiting period has expired or been terminated.  Each of Mercer and United Fire filed a notification and report form with the FTC on December 23, 2010, and each requested early termination of the applicable waiting period.  On January 10, 2011, the FTC notified the parties that their requests for early termination of the applicable waiting period under the Hart-Scott-Rodino Act had been granted.  Notwithstanding the termination of the waiting period under the Hart-Scott-Rodino Act, at any time before the merger is completed, the Antitrust Division of the Department of Justice or the FTC could take action under the antitrust laws as either deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of assets of United Fire or Mercer or their respective subsidiaries.  Private parties also may seek to take legal action under the antitrust laws under some circumstances.  Based upon a review of available information relating to the businesses in which the companies are engaged, United Fire and Mercer believe that the completion of the merger will not violate U.S. antitrust laws and will not require divestiture of any assets.  However, United Fire and Mercer can give no assurance that a challenge to the merger on antitrust grounds will not be made, or, if such a challenge is made, that United Fire and Mercer will prevail.

Except as noted above and the filing of articles of merger in Pennsylvania at or before the effective date of the merger, we are not aware of any other significant governmental approvals that are required for completion of the merger.  If any other approval or action is required, it is presently contemplated that United Fire and Mercer would seek to obtain such approval.  There can be no assurance that any other approvals, if required, will be obtained.

The approval of any application merely implies the satisfaction of regulatory criteria for approval, which do not include review of the merger from the standpoint of the adequacy of the consideration to be received by Mercer shareholders.  Further, regulatory approvals do not constitute an endorsement or recommendation of the merger.

Litigation Relating to the Merger

Rubin v. Mercer Insurance Group, Inc., et al.

A putative class action lawsuit relating to the merger was filed in the Superior Court of New Jersey of Mercer County, Chancery Division.  The complaint, which purports to be brought as a class action on behalf of all of Mercer’s shareholders, excluding the members of our board of directors, alleges that the consideration that shareholders will receive in connection with the merger is inadequate and that Mercer’s directors breached their fiduciary duties to shareholders in negotiating and approving the merger agreement.  The complaint also alleges that Mercer failed to adequately disclose the “auction” process undertaken by Mercer prior to entering into the merger agreement, information regarding the owners of the outstanding options to purchase Mercer common stock and the owners of restricted stock units, and the accurate financial condition of Mercer.  The complaint further alleges that United Fire, Acquisition Corp., and Mercer aided and abetted the alleged breaches by Mercer’s directors.  The complaint seeks various forms of relief, including injunctive relief that would, if granted, prevent the merger from being consummated in accordance with the agreed-upon terms.  The defendants believe that the allegations are without merit and intend to defend the action vigorously.

On December 29, 2010, defendants United Fire and Acquisition Corp. removed the lawsuit to the United States District Court for the District of New Jersey.  On January 6, 2011, the plaintiff filed a motion to remand the action to the Superior Court of New Jersey of Mercer County, Chancery Division.  On January 19, 2011, the defendants filed motions to dismiss the complaint.  These motions are pending.  On January 19, 2011, defendants United Fire and Acquisition Corp. filed a motion to consolidate the Rubin and Braun class action lawsuits.  This motion is pending.

Braun v. Mercer Insurance Group, Inc., et al.

On December 29, 2010, a second group of shareholders filed a putative class action lawsuit relating to the merger in the Superior Court of New Jersey of Mercer County, Chancery Division against Mercer, its directors, United Fire, and Acquisition Corp.  Like the Rubin lawsuit, the plaintiffs claim that the consideration that shareholders will receive in connection with the merger is inadequate.  The complaint alleges that Mercer’s directors breached their fiduciary duties to the shareholders in negotiating and approving the merger agreement by failing to engage in a market check to assess the value of Mercer and to ensure that the merger maximized shareholder value.  The complaint further alleges that United Fire aided and abetted the alleged breaches by Mercer’s directors.  The complaint seeks various forms of relief, including injunctive relief that would, if granted, prevent the merger from being consummated in accordance with the agreed-upon terms.  The defendants believe that the allegations are without merit and intend to defend the action vigorously.

On January 10, 2011, United Fire and Acquisition Corp. removed the lawsuit to the United States District Court for the District of New Jersey.

THE MERGER AGREEMENT

The following is a summary of certain material provisions of the merger agreement, a copy of which is attached to this proxy statement as Annex A, and which we incorporate by reference into this proxy statement.  This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you.  We encourage you to read carefully the merger agreement in its entirety.

The merger agreement contains representations and warranties made by and to the parties to the merger agreement.  The assertions embodied in those representations and warranties were made for purposes of the merger agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the merger agreement.  In addition, certain representations and warranties were made as of a specified date, may be qualified by certain additional disclosure in disclosure schedules, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts.  For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information at the time they were made or otherwise.  United Fire and Mercer have agreed to update the schedules to the merger agreement through the closing date to reflect any matter arising after the date of the merger agreement to correct any information in the schedules that would otherwise be materially inaccurate.

Structure; Directors and Officers

Subject to the terms and conditions of the merger agreement, and in accordance with Pennsylvania law, at the completion of the merger, Acquisition Corp., a Pennsylvania corporation that is a direct and wholly owned subsidiary of United Fire, will merge with and into Mercer.  Mercer will be the surviving company in the merger and will continue to exist after the merger as a wholly owned subsidiary of United Fire.  All of the property, rights, powers, duties and obligations of Mercer and Acquisition Corp. will become those of Mercer, as the surviving corporation.

The board of directors of Mercer will, from and after the effective date of the merger, consist of the directors of Acquisition Corp. immediately prior to the effective date of the merger.  The officers of Acquisition Corp. at the effective date of the merger will become the officers of Mercer after the merger.

Effective Time and Closing

The closing of the merger will occur no later than five business days after the satisfaction or waiver in writing of all of the conditions to the closing of the merger, other than the conditions that by their terms are to be satisfied at the closing of the merger (subject to the satisfaction or waiver of those conditions), or on such other date as Mercer and United Fire shall agree.  See “—Conditions to the Merger” below.

The effective time of the merger will occur when Mercer and Acquisition Corp. file articles of merger with the Secretary of State of the Commonwealth of Pennsylvania (or at such later time as the parties may agree and specify in the articles of merger).  Each of Mercer and United Fire has the right to terminate the merger agreement if closing of the merger has not occurred prior to April 30, 2011, subject to extension to July 31, 2011 if shareholder approval and certain regulatory approvals have not been obtained by April 30, 2011. See “—Termination” below.

Treatment of Stock and Options

Common Stock

At the effective time of the merger, each share of Mercer common stock issued and outstanding  immediately prior to the effective time of the merger (other than shares of Mercer common stock held by United Fire, shares held by Mercer in treasury or shares held by any of their respective subsidiaries), including any allocated and unallocated shares held by Mercer’s ESOP and shares of restricted stock, will be automatically cancelled and converted into the right to receive $28.25 in cash.

After the effective time of the merger, each of our outstanding stock certificates representing shares of common stock converted in the merger will represent only the right to receive the merger consideration, without any interest and less any required withholding taxes, and each holder of our outstanding stock certificates shall cease to have any rights with respect to the shares of Mercer common stock represented by such certificates, except the right to receive the per share cash consideration of $28.25.

Each share of Acquisition Corp. common stock issued and outstanding immediately prior to the effective time of the merger will become one share of common stock of Mercer as the surviving entity in the Merger.

Stock Options and Restricted Stock

Each option to purchase shares of Mercer common stock issued and outstanding immediately prior to the effective time of the merger, whether or not vested and exercisable, will be cancelled and converted into the right to receive the product of (i) the number of shares of Mercer common stock that would have been acquired upon the exercise of such stock option, multiplied by (ii) the excess, if any, of the per share cash consideration of $28.25 over the exercise price of such stock option. As of December 31, 2010, Mercer had outstanding options to acquire 538,800 shares of Mercer Common Stock with a weighted average exercise price of $13.36 per share.

Immediately prior to the effective time of the merger, each share of restricted stock granted under the Mercer Stock Incentive Plan shall become a right to receive $28.25 per share in cash.

Exchange and Payment Procedures

At the effective time of the merger, United Fire will deposit an amount of cash sufficient to pay the merger consideration to each holder of shares of Mercer common stock with an exchange agent reasonably acceptable to Mercer.  United Fire will also deliver to the exchange agent or to Mercer’s payroll provider an amount of cash sufficient to pay the merger consideration payable to holders of options to purchase Mercer common stock.  As promptly as practical after the effective time, but in no event later than ten days after the closing date, the exchange agent will mail a letter of transmittal and instructions to each Mercer shareholder.  The letter of transmittal and instructions will tell you how to surrender Mercer common stock certificates in exchange for the merger consideration.

Holders of Mercer stock options who are employees or former employees of Mercer or any of its subsidiaries, will receive such merger consideration no later than ten days following the closing date. Such payment may be made by the exchange agent or through Mercer’s payroll process if the requisite funds have been deposited by United Fire with Mercer’s payroll provider. With respect to any option holder who is not an employee or former employee of Mercer or any of its subsidiaries, the exchange agent will mail a check for the merger consideration to which such option holder is entitled no later than ten days following the closing date.

You should not return Mercer stock certificates with the enclosed proxy card, and you should not forward Mercer stock certificates to the exchange agent without a letter of transmittal.

You will not be entitled to receive the merger consideration until you surrender your Mercer stock certificate or certificates to the exchange agent, together with a duly completed and executed letter of transmittal.  The merger consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the certificate is properly endorsed or is otherwise in the proper form for transfer.  In addition, the person who surrenders the certificate must either pay any transfer or other applicable taxes or establish to the satisfaction of United Fire that those taxes have been paid or are not applicable.

No interest will be paid or will accrue on the cash payable upon surrender of the certificates.  United Fire or the exchange agent will be entitled to deduct and withhold, and pay to the appropriate taxing authorities, any applicable taxes from the merger consideration.  Any sum which is withheld and paid to a taxing authority by United Fire or the exchange agent will be deemed to have been paid to the person with regard to whom it is withheld.

At any time after six months following the effective time of the merger, United Fire may choose to have any portion of the merger consideration deposited with the exchange agent that has not been disbursed to Mercer shareholders or option holders, as applicable, be delivered to United Fire.  Holders of certificates who have not surrendered their certificates prior to the delivery of those funds to United Fire and holders of Mercer stock options may thereafter only look to United Fire with respect to merger consideration that may be payable to them.  Any portion of the merger consideration that remains unclaimed may escheat to or become property of a governmental authority.  None of the exchange agent, Mercer or United Fire will be liable to any person for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to comply with the replacement requirements, including, if required by United Fire, the posting of a bond in a customary amount sufficient to protect United Fire, Acquisition Corp. or the exchange agent against any claim that may be made against it with respect to that certificate.

Representations and Warranties

You should be aware that the representations and warranties described below, which were made by Mercer and United Fire in the merger agreement, may be subject to important limitations and qualifications agreed to by the parties, may not be accurate as of the date they were made and do not purport to be accurate as of the date of this proxy statement.  See “Where You Can Find Additional Information” on page 76.

We make various representations and warranties in the merger agreement that are subject, in some cases, to specified exceptions and qualifications.  Our representations and warranties relate to, among other things:

•	our and our subsidiaries’ proper organization, good standing and qualification to do business;

•	our capitalization;

•	our corporate power and authority to enter into the merger agreement and to complete the transactions contemplated by the merger agreement;

•
the absence of violations of or conflicts with our and our subsidiaries’ governing documents, applicable law or certain agreements as a result of entering into the merger agreement and completing the merger;

•	the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

•	the financial statements of Mercer and its insurance subsidiaries;

•	the absence of material undisclosed liabilities;

•	our risk-based capital;

•	the absence of a “material adverse effect” and certain other changes or events related to us or our subsidiaries since September 30, 2010;

•	the filing of required insurance regulatory reports and other documentation and the payment of required fees and assessments;

•	the absence of government examinations or investigations since December 31, 2007;

•	our internal controls over financial reporting and disclosure controls and procedures;

•	legal proceedings and governmental orders;

•	tax matters;

•	the real and personal property owned or leased by us or our subsidiaries;

•	our permits and compliance with applicable legal requirements;

•	matters relating to the provision of insurance by our subsidiaries;

•	our reinsurance treaties;

•	the loss and loss adjustment expense reserves for our insurance subsidiaries;

•	our investments;

•	the status of any disputes with our insurance producers;

•	the absence of undisclosed broker’s fees;

•	employee benefit plans;

•	labor and employment matters;

•	our intellectual property;

•	material contracts;

•	environmental matters;

•	matters related to the maintenance of insurance coverage;

•	our SEC filings;

•	the accuracy of certain information included in this proxy statement;

•	the A.M. Best insurer financial strength rating of our insurance subsidiaries;

•	the receipt of the fairness opinion from Sandler O’Neill;

•	the inapplicability of anti-takeover statutes to the merger;

•	the required approval of the merger agreement by our shareholders; and

•	the absence of dissenters’ rights.

Certain of the representations and warranties made by Mercer are qualified as to “materiality” or “material adverse effect.”

For purposes of the merger agreement, “material adverse effect” means, with respect to Mercer, any event, circumstance, development, change, occurrence or effect that has, or that could reasonably be expected to have, (i) a material adverse effect upon the assets, liabilities, condition (financial or otherwise), or operating results of Mercer and its subsidiaries, taken as a whole, or (ii) a material adverse effect on the ability of Mercer to consummate the transactions contemplated by the merger agreement.  For purposes of clause (i) above, however, to the extent that any such event, circumstance, change, development, occurrence or effect arises from or relates to any of the following, it will not be deemed to constitute and will not be taken into account in determining whether there has been, a material adverse effect:

•	general business or economic conditions, including interest rates, insurance premium rates and other conditions related to the business of insurance;

•
national or international political conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States;

•	financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index);

•	changes or prospective changes in generally accepted accounting principles or statutory accounting principles;

•	changes or prospective changes in applicable law;

provided, in the case of the events listed above, such events do not disproportionately impact Mercer or any of its subsidiaries as compared to other property and casualty insurance companies doing business in the United States;

•	changes directly resulting from the announcement of the execution of the merger agreement or the transactions contemplated by the merger agreement;

•	the taking by Mercer of any action expressly permitted, or the failure of Mercer to take any action expressly prohibited, by the merger agreement or certain documents related thereto; or

•	any failure by Mercer to achieve any earnings, premiums written, or other financial projections or forecasts.

In addition, any adverse change in, effect on, or development with respect to Mercer that is cured by Mercer before the earlier of the closing date of the merger or the date on which the merger agreement is terminated shall not be deemed to constitute, and will not be taken into account in determining whether there has been, a material adverse effect under the merger agreement.

The merger agreement also contains various representations and warranties made by United Fire and Acquisition Corp. that are subject, in some cases, to specified exceptions and qualifications.  The representations and warranties relate to, among other things:

•	their organization, valid existence and good standing;

•	their corporate or other power and authority to enter into the merger agreement and to complete the transactions contemplated by the merger agreement;

•	the absence of any violation of or conflict with United Fire’s governing documents or applicable law as a result of entering into the merger agreement and completing the merger;

•	the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

•	the capitalization of Acquisition Corp.; and

•	the ability of United Fire to finance the transaction.

The representations and warranties of each of the parties to the merger agreement will expire on the closing date of the merger.

Conduct of Business Pending the Merger

Under the merger agreement, we have agreed, subject to certain exceptions or unless United Fire otherwise consents in writing, from the date of the merger agreement until the effective time of the merger, that we and our subsidiaries will conduct our respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with applicable law and will use commercially reasonable efforts to preserve intact our current business organization, management, goodwill and relationships with third parties (including relationships with policyholders, insureds, producers, underwriters, insurance regulators, service providers and suppliers) and will keep available the services of current key officers and employees and maintain our and our subsidiaries’ current rights and franchises.

We have also agreed that during the same time period, and subject to certain exceptions or unless United Fire gives its prior written consent, neither Mercer nor any of its subsidiaries will:

•	adopt or propose any change in or amendment to its organizational documents;

•	declare, set aside or pay any dividend on or make any other distributions in respect of any of its capital stock;

•	split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

•
purchase, redeem or otherwise acquire any shares of capital stock of Mercer or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire, any such shares or other securities;

•
authorize for issuance, issue, deliver, sell, pledge, dispose of, grant, transfer or otherwise subject to an encumbrance any shares of its capital stock, preferred stock, any other voting securities or equity equivalent or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities, equity equivalent or convertible or exchangeable securities, other than the issuance of shares of Mercer common stock upon the exercise of stock options outstanding on the date of the merger agreement and pursuant to the Mercer Stock Incentive Plan, in each case, in accordance with their current terms, or the allocation, vesting or distribution of Mercer common stock under the ESOP in accordance with the terms and conditions of the ESOP and as required by ERISA;

•	merge or consolidate with any other entity or acquire a material amount of the assets of or equity in any other entity;

•	make or commit to make capital expenditures in excess of $100,000 in the aggregate;

•
with certain exceptions, sell, transfer, lease, license, or encumber, or otherwise surrender, relinquish or dispose of any real property owned by Mercer or any of its subsidiaries or any other assets or property of Mercer or its subsidiaries;

•
enter into or amend any contract (i) that would restrict United Fire or any of its subsidiaries (including Mercer and its subsidiaries) with respect to engaging in any line of business or in any geographical area, or (ii) that contains exclusivity, most favored nation pricing or non-solicitation provisions with respect to any customer or supplier;

•
enter into or amend any employment, severance, retention, incentive or similar agreement or other employment arrangements, including any amendment to or termination of any of the termination agreements entered into by certain executive officers of Mercer or the Mercer Insurance Group, Inc. Senior Management Retention Plan, with any current or former director, officer or employee of Mercer or any of its subsidiaries;

•
hire or terminate the employment, or modify the contractual relationship of, any officer, employee or independent contractor of Mercer or any of its subsidiaries, other than hirings or terminations of employees other than officers in the ordinary course of business consistent with past practice;

•
change any method of accounting or accounting practice, except for any such required change in generally accepted accounting practices or statutory accounting practices, in either case as agreed to by Mercer’s independent auditors;

•
waive or release any right or claim or pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), in each case, other than (i) settlement of policy claims or other payments, discharges, settlements or satisfactions within applicable policy limits and in the ordinary course of business consistent with past practice, (ii) settlements of litigation (other than claims litigation for which a commensurate reserve has been established on the financial statements of Mercer) that individually do not exceed $10,000 or, in the aggregate, $50,000, or (iii) payment of indebtedness, debt securities, guarantees, loans, advances and capital contributions made in the ordinary course of business consistent with past practices;

•
other than in the ordinary course of business consistent with past practice (i) make or rescind any material express or deemed election relating to taxes, (ii) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, which, individually or in the aggregate, exceeds $50,000, (iii) make a request for a written ruling of a taxing authority relating to taxes, other than any request for a determination concerning qualified status of any Mercer benefit, compensation or other plan intended to be qualified under Section 401(a) of the Internal Revenue Code, (iv) enter into a written and legally binding agreement with a taxing authority relating to taxes, or (v) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns for the taxable year ended December 31, 2009;

•
other than in the ordinary course of business consistent with past practice (i) modify, amend, knowingly violate the terms of or terminate any material contract, (ii) waive, release or assign any rights under any material contract, or (iii) enter into any new agreement which would have been considered a material contract if it were entered into at or prior to the date of the merger agreement;

•
forfeit, abandon, modify, waive, terminate or otherwise change any of the licenses, franchises, permits, consents, approvals, authorizations or other similar rights of Mercer’s insurance subsidiaries, except as may be required in order to comply with applicable law;

•
take any actions or omit to take any actions that would cause any of its representations and warranties under the merger agreement to become untrue or that would, individually or in the aggregate, have a material adverse effect;

•
terminate, cancel or amend any insurance coverage (and any surety bonds, letters of credit, cash collateral or other deposits related thereto required to be maintained with respect to such coverage) maintained by them that is material to the business or operations of Mercer or any of its subsidiaries unless such coverage is replaced by a comparable amount of insurance coverage;

•
take any action that is not expressly permitted by or provided for in the merger agreement that would reasonably be expected to result in a reduction of the insurer financial strength ratings of any of the insurance subsidiaries of Mercer;

•
make any material change in its underwriting, claims management, agency management, pricing, reserving or reinsurance practices, policies and procedures, except for changes in the cost of renewals of reinsurance treaties and agreements in the ordinary course of business, consistent with past practices;

•
increase in any manner the compensation or benefits payable or to become payable to its directors, officers or employees, or pay any bonus or incentive compensation to such directors, officers or employees except for bonuses and other incentive compensation to the extent required by existing plans and agreements in the ordinary course consistent with past practice; provided, that Mercer and its subsidiaries may make annual increases in the salaries and wages of (i) employees other than officers in the ordinary course of business and consistent with past practice, and (ii) officers (other than Andrew R. Speaker, David B. Merclean, Paul D. Ehrhardt and Paul R. Corkery) in an amount not to exceed 3% of such officer’s salary or wages;

•
pay any pension or retirement allowance not required by any existing plan or agreement to any of its current or former directors, officers or employees or become a party to, amend (except as may be required by applicable law) or establish, adopt, enter into or, except as may be required to comply with applicable law, take action to enhance or accelerate any rights or benefits under, any collective bargaining unit or any labor, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, contract, trust, fund, policy or arrangement for the benefit of any current or former director, officer or employee;

•
other than in accordance with its current investment guidelines or as otherwise required by the terms of the merger agreement, restructure or materially change its investment securities portfolio through purchases, sales or otherwise, or the manner in which such portfolio is classified or reported;

•
offer or sell insurance or reinsurance of any line or class of business in any jurisdiction other than such lines and classes of insurance and reinsurance that it offered and sold on the date of the merger agreement and other than in those jurisdictions where it offered and sold such lines or classes of insurance and reinsurance on the date of the merger agreement;

•
knowingly violate or knowingly fail to perform any obligation or duty imposed upon Mercer or any of its subsidiaries by any applicable law that is material to the business or operations of Mercer or any of its subsidiaries;

•
modify or amend in any material respect or terminate the reinsurance pooling agreement among Mercer’s insurance subsidiaries or the services allocation agreement among Mercer and certain of its affiliates;

•
take any action that would reasonably be expected to, or omit to take any action where such omission would reasonably be expected to, prevent, materially delay or impede the consummation of the transactions contemplated by the merger agreement; or

•	agree or commit to do any of the foregoing.

Shareholders’ Meeting and Duty to Recommend

We have agreed to call a meeting of our shareholders as soon as reasonably practicable for the purpose of considering the approval and adoption of the merger agreement and to use all commercially reasonable efforts to solicit such approval and adoption by our shareholders.  Our board of directors has agreed to recommend to our shareholders the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.

No Solicitation of Transactions

We have agreed that we will not authorize or permit any officer, director or employee of, or any representatives of, Mercer or any of its subsidiaries to, directly or indirectly:

•	solicit, initiate or encourage the submission of any acquisition proposal (as described below);

•
participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or agree to or endorse, or take any other action to facilitate any acquisition proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any acquisition proposal;

•	withdraw or modify, or propose to withdraw or modify, in a manner adverse to United Fire, the recommendation to our shareholders to approve and adopt the merger agreement;

•	approve or recommend, or propose to approve or recommend, any acquisition proposal; or

•
enter into any letter of intent, agreement in principle or contract providing for, relating to or in connection with, any acquisition proposal or any proposal that could reasonably be expected to lead to an acquisition proposal.

An “acquisition proposal” is any inquiry, offer, or proposal by a third party relating to any transaction or series of related transactions other than the merger involving:

•	any direct or indirect acquisition or purchase by a third party of more than a 15% interest in the total outstanding voting securities of Mercer or any of its subsidiaries;

•	any tender offer or exchange offer that if consummated would result in any third party beneficially owning 15% or more of the total outstanding voting securities of Mercer or any of its subsidiaries;

•
any merger, reorganization, share exchange, consolidation, business combination, recapitalization or similar transaction involving Mercer or any of its subsidiaries pursuant to which the shareholders of Mercer immediately preceding such transaction hold less than 85% of the equity interests in the surviving or resulting entity of such transaction in substantially the same proportion as prior to such transaction;

•
any direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition, including through any bulk reinsurance, reinsurance, coinsurance or similar transaction, of more than 15% of the assets (based on the fair market value thereof) of Mercer or any of its subsidiaries; or

•	any liquidation or dissolution of Mercer or any of its subsidiaries.

In spite of the foregoing, prior to the special meeting of our shareholders, we or our board of directors are permitted to take any of the following actions in response to an unsolicited acquisition proposal, so long as (i) such acquisition proposal would, if consummated, result in a superior proposal, and, in the reasonable good faith judgment of our board of directors, following consultation with its independent financial advisors, the third party making such superior proposal has the financial means to conclude such transaction, (ii) the failure to take such action would in the reasonable good faith judgment of our board of directors, after consultation with our legal counsel, violate the fiduciary duties of our board of directors under applicable law, (iii) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such third party, our board of directors receives from such third party an executed confidentiality agreement with provisions not less favorable to Mercer than those contained in the confidentiality agreement between Mercer and United Fire, and (iv) we shall have provided United Fire all materials and information required to be delivered by the terms of the merger agreement and shall have fully complied with the other applicable provisions of the merger agreement:

•
participate in discussions and negotiations regarding, or furnish to any person any information with respect to, or agree to or endorse, or take any other action to facilitate such acquisition proposal;

•	withdraw or modify, or propose to withdraw or modify, in a manner adverse to United Fire, the recommendation to our shareholders to approve and adopt the merger agreement;

•	approve or recommend, or propose to approve or recommend, such acquisition proposal; or

•	enter into any letter of intent, agreement in principle or contract providing for, relating to or in connection with, such acquisition proposal.

For purposes of the merger agreement, a “superior proposal” is any unsolicited bona fide acquisition proposal made by a third party involving:

•	any direct or indirect acquisition or purchase by a third party of more than a 50% interest in the total outstanding voting securities of Mercer or any of its subsidiaries;

•	any tender offer or exchange offer that if consummated would result in any third party beneficially owning 50% or more of the total outstanding voting securities of Mercer or any of its subsidiaries;

•
any merger, reorganization, share exchange, consolidation, business combination, recapitalization or similar transaction involving Mercer or any of its subsidiaries pursuant to which the shareholders of Mercer immediately preceding such transaction hold less than 50% of the equity interests in the surviving or resulting entity of such transaction in substantially the same proportion as prior to such transaction;

•
any direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition, including through any bulk reinsurance, reinsurance, coinsurance or similar transaction, of more than 50% of the assets (based on the fair market value thereof) of Mercer or any of its subsidiaries; or

•	any liquidation or dissolution of Mercer or any of its subsidiaries;

that, in the reasonable good faith judgment of Mercer’s board of directors, after consultation with outside financial advisors and outside counsel, taking into account relevant legal, financial and regulatory aspects of the proposal, the identity of the person making such proposal and the conditions for completion of such proposal, including any proposed financing conditions, (i) is more favorable, from a financial point of view, to Mercer’s shareholders than the merger, taking into account all of the terms and conditions of such proposal and the merger agreement (including any changes to the terms of the merger agreement proposed by United Fire in response to such proposal or otherwise), and (ii) is reasonably capable of being completed on the terms set forth in the proposal within a substantially similar period of time as the period of time reasonably expected to be necessary to consummate the merger.

Following our receipt of a superior proposal and notification to United Fire of the details of such superior proposal as required by the merger agreement, United Fire shall have five days to propose changes to the merger agreement in response to such proposal.  If, as a result of any changes to the terms of the merger agreement proposed by United Fire, such acquisition proposal would fail to result in a superior proposal, we will promptly cease and terminate all activities, discussions and negotiations with such third party and promptly reaffirm our recommendation to our shareholders to approve and adopt the merger agreement.

We have also agreed to terminate all discussions and activities with any third party and promptly reaffirm our recommendation to our shareholders if, at any time, any of the following conditions fail to be satisfied:

•
an acquisition proposal would, if consummated, result in a superior proposal, and, in the reasonable good faith judgment of our board of directors, the third party making such superior proposal has the financial means to conclude such transaction, or

•
the failure to take such action would in the reasonable good faith judgment of our board of directors, after consultation with our legal counsel, violate the fiduciary duties of our board of directors under applicable law.

We have also agreed to terminate immediately any discussions or negotiations regarding acquisition proposals that were being conducted before the merger agreement was signed, to notify United Fire promptly of our receipt of an acquisition proposal, including the material terms of the acquisition proposal, and to keep United Fire reasonably apprised of any material developments related to any acquisition proposal and of the status and material terms and conditions of the proposal.

From the date of the merger agreement through the effective time of the merger, we have agreed that we and our subsidiaries will not terminate, amend, modify or waive any provision of any confidentiality agreement relating to an acquisition proposal or standstill agreement to which Mercer or any of its subsidiaries is a party (other than any agreements involving United Fire), and Mercer has agreed to cause its subsidiaries to enforce the provisions of such agreements to the fullest extent permitted under applicable law.

Filings; Cooperation; Notification; Access

We and United Fire made all filings and submissions required under the Hart-Scott-Rodino Act relating to antitrust law compliance.

In addition, United Fire has filed applications with the California Department of Insurance, the Pennsylvania Insurance Department, and the New Jersey Department of Banking and Insurance seeking approval for the change of control of Mercer’s subsidiaries, in each case, in accordance with applicable state insurance laws and regulations.  In addition, United Fire has agreed to make any other filings required by insurance regulators in any other relevant jurisdiction.  Each party has agreed to promptly supply any additional information and documentary material that may be requested with respect to any of the filings or notifications made with any governmental entity.  The parties also agreed that each party will bear its own costs and expenses in connection with the insurance regulatory filings, the Hart-Scott-Rodino Act filings and any other similar filings required in any other jurisdictions.

United Fire and Mercer have agreed to give each other prompt notice of any of the following:

•
the occurrence, or failure to occur, of any event which would or would be likely to cause any party’s representations or warranties contained in the merger agreement to be untrue or inaccurate in any material respect;

•
any failure on the part of either company or its subsidiaries or the officers, directors, employees or representatives of either company or its subsidiaries to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by such party under the merger agreement; or

•	any change, event or effect which would, individually or in the aggregate, have a material adverse effect.

Subject to certain limitations, we have agreed to afford United Fire and its officers, employees and other authorized representatives reasonable access to our books, records, contracts, properties, plants and personnel and to furnish promptly to United Fire all information as it may reasonably request.

Indemnification; Directors’ and Officers’ Insurance

United Fire has agreed to indemnify present and former directors, officers and employees of Mercer and each of its subsidiaries, including any person appointed by Mercer to serve in a fiduciary capacity for any employee benefit plan, for all losses, claims, damages, expenses or liabilities arising out of acts or omissions and alleged acts or omissions occurring prior to the closing date of the merger, including entering into the merger agreement, to the same extent that such individuals were indemnified by Mercer or its subsidiaries as of the date of the merger agreement for a period of not less than six years from the closing date of the merger.  United Fire also has agreed, for a period of at least six years after the closing date, to continue in effect the current directors’ and officers’ liability insurance policies maintained by Mercer with respect to claims arising from facts or events occurring prior to the closing date, subject to certain exceptions.

Employee Matters

United Fire and Mercer have agreed with respect to the employees of Mercer and its subsidiaries as follows:

•
After the closing date of the merger, with respect to Mercer’s benefit and compensation plans United Fire may, subject to applicable law, maintain, consolidate, merge, freeze or terminate such plans.  Employees of Mercer or any of its subsidiaries who become participants in United Fire benefit plans shall, for purposes of determining eligibility to participate in such plans and vesting under such plans, be given credit for service as an employee of Mercer or any Mercer subsidiary prior to the effective time of the merger.

•
Effective as of the day immediately preceding the closing date, Mercer and each of its subsidiaries, as applicable, shall terminate any and all 401(k) plans, unless United Fire notifies Mercer that such 401(k) plans will not be terminated, and Mercer shall also take such other actions in furtherance of terminating such 401(k) plans as United Fire may require.

•
The ESOP will terminate, according to its terms, as a result of the merger.  In anticipation of the termination, an application for determination upon termination will be filed with the Internal Revenue Service prior to the closing date of the merger.  All allocated and unallocated shares in Mercer’s ESOP will be converted into cash on the closing date of the merger.  As soon as practicable after the receipt of a favorable determination letter on the termination of the ESOP from the Internal Revenue Service, the unallocated portion of the account balance in Mercer’s  ESOP, including any surplus in the suspense account, will be allocated to the participant accounts of Mercer’s employees, after full payment by the ESOP of its loan from Mercer and all administrative expenses of the ESOP.

•
For a period of one year following the effective time of the merger, United Fire will provide employees of Mercer or any of its subsidiaries as of the closing date who do not have employment agreements with not less than the same base salary, wages or commission rates as in effect immediately before the closing date, so long as they remain employed during such period.

•
In the event of any termination or consolidation of any Mercer health plan with any United Fire health plan, United Fire will make available to employees of Mercer and its subsidiaries who continue employment with United Fire and their dependents health coverage on the same basis as it provides such coverage to similarly situated employees of United Fire.

•	United Fire has agreed to assume the obligations of Mercer and any of its subsidiaries under certain employment agreements and change in control agreements.

•
For a period of one year following the closing date, any employee of Mercer or any of its subsidiaries (other than employees with employment agreements) whose employment is involuntarily terminated other than for cause or who resigns due to certain adverse changes in such employee’s terms of employment shall be entitled to severance benefits equal to the greater of: (i) any severance benefits payable under the severance plan of United Fire for similarly situated employees of United Fire, or (ii) two weeks pay per year of service, with a minimum of one month pay and a maximum of one year, along with certain additional benefits.

•
The ESOP will be terminated as of the date that the merger agreement is approved and adopted by the requisite vote of the shareholders of Mercer, and Mercer will take all steps necessary in connection with such termination, including any required distributions, contributions or payments with respect thereto.

•
As of the closing date of the merger, all benefits under Mercer’s director deferred compensation benefit agreements will become fully vested and such benefits will be paid in a lump sum by Mercer within 90 days of the closing date in accordance with the terms of such agreements.  See “The Merger —Interests of Our Directors and Executive Officers in the Merger.”

Agreement to Use Commercially Reasonable Efforts

United Fire, Acquisition Corp. and Mercer have agreed to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated by the merger agreement, including using all commercially reasonable efforts to obtain all necessary waivers, consents and approvals from any governmental entity and any other third party consents and to effect all necessary registrations and filings.  If, after the closing date, any further action is necessary or desirable to carry out the purposes of the merger agreement, the proper officers and/or directors of United Fire, Acquisition Corp. and Mercer shall, subject to any applicable limitations, take all such necessary action.

Conditions to the Merger

The obligations of United Fire and Mercer to complete the merger are subject to the satisfaction or waiver of the following mutual conditions:

•
the parties shall have obtained the approval of United Fire’s acquisition of control of each of Mercer’s insurance subsidiaries from the insurance regulators in Pennsylvania, New Jersey and California;

•
any waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the merger;

•
no statute, rule, regulation, executive order, decree, ruling or preliminary or permanent injunction shall have been enacted, entered, promulgated or enforced by any federal or state court or governmental entity having jurisdiction over United Fire, Mercer or any of their respective subsidiaries that prohibits, restrains or enjoins consummation of the merger; and

•	the approval and adoption of the merger agreement by the requisite vote of our shareholders.

The obligation of Mercer to complete the merger are subject to the satisfaction or waiver of following additional conditions:

•	United Fire shall have performed in all material respects its obligations under the merger agreement required to be performed by it at or prior to the closing date;

•
the representations and warranties of United Fire contained in the merger agreement must be true and correct in all respects (without giving effect to any materiality qualifiers) as of the closing date, subject to certain exceptions, including but not limited to where the failure of any representations and warranties in the aggregate to be true and correct would not have a material adverse effect upon the ability of United Fire to perform its obligations under the merger agreement; and

•	the merger consideration shall have been paid to the exchange agent or Mercer’s payroll provider, as applicable.

The obligation of United Fire to complete the merger is subject to the satisfaction or waiver of the following additional conditions:

•	Mercer shall have performed in all material respects its obligations under the merger agreement required to be performed by it at or prior to the closing date;

•
the representations and warranties of Mercer contained in the merger agreement must be true and correct in all respects (without giving effect to any materiality qualifiers) as of the closing date, subject to certain exceptions, except where the failure of any representations and warranties in the aggregate to be true and correct would not have a material adverse effect with respect to Mercer;

•
Mercer, United Fire and Acquisition Corp. shall have made such filings, and obtained such permits, authorizations, consents, approvals or terminations, and all waiting periods shall have expired, which are required by all governmental requirements to consummate the merger, and the appropriate forms shall have been executed, filed and either approved or the applicable waiting periods, if any, shall have terminated or expired as required by the corporate and insurance laws and regulations of all applicable jurisdictions, and such permits, authorizations, consents, and approvals may be subject only to (i) conditions that do not impose terms that (a) are materially inconsistent with any material terms contained in the merger agreement in a manner that adversely affects the economic value of the merger agreement to United Fire, (b) would require United Fire or Mercer to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain Mercer or any of the businesses, product lines or assets of United Fire, Mercer, or any of their respective affiliates or subsidiaries, or that otherwise would individually or in the aggregate, result in a material negative impact on the business, assets, liabilities, properties or condition (financial or otherwise) of United Fire and its subsidiaries, taken as a whole, or Mercer and its subsidiaries, taken as a whole, or (c) would not individually or in the aggregate, have a material adverse effect with respect to Mercer, and (ii) other conditions that would not, individually or in the aggregate, have a material adverse effect with respect to Mercer;

•
no action by any governmental entity shall have been instituted or be ongoing relating to the merger agreement, the shareholder support agreements or any of the transactions contemplated by the merger agreement;

•
since the date of the merger agreement, there shall not have been any event, occurrence, fact, condition, effect, change or development that, individually or in the aggregate, has had a material adverse effect with respect to Mercer; and

•	Mercer shall have obtained all third-party consents and approvals (other than consents and approvals required by governmental requirements) required to be obtained pursuant to the merger agreement.

Termination

The merger agreement may be terminated at any time prior to the closing date of the merger by mutual written agreement of Mercer and United Fire.

The merger agreement may be terminated and the merger may be abandoned by action of the board of directors of either Mercer or United Fire if:

•
the merger agreement fails to receive the requisite approval of our shareholders at the special meeting or any adjournment or postponement of the special meeting, provided that Mercer cannot terminate the merger agreement for this reason if Mercer has not complied with certain obligations under the merger agreement;

•	the closing of the merger is not completed before April 30, 2011; provided that such date will be automatically extended to July 31, 2011, in the event all required government approvals have not been received by April 30, 2011, or such approvals have been received but the special meeting has not been held prior to April 30, 2011; provided, further, that neither United Fire nor Mercer may terminate the merger agreement for this reason if its failure to perform its obligations under the merger agreement has been the cause of, or resulted in, the failure of the closing of the merger to occur by such date;

•
a United States federal or state court of competent jurisdiction or federal or state governmental, regulatory or administrative agency or commission having jurisdiction over Mercer or Buyer shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the merger agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate the merger agreement for this reason shall have used all commercially reasonable efforts to remove such injunction, order or decree; or

•
the other party has breached any of its representations, warranties, covenants or agreements under the merger agreement, which if not cured would cause any of the applicable conditions precedent to closing set forth in the merger agreement not to be satisfied, and such breach has not been cured within 30 days after written notice of such breach has been delivered (provided that the terminating party is not in material violation of any of its representations, warranties or covenants in the merger agreement).

The merger agreement may be terminated by United Fire at any time prior to the closing date of the merger if:

•	we have breached any of the provisions of the merger agreement relating to non-solicitation of acquisition proposals or third party standstill agreements;

•	we have failed to hold a meeting of the shareholders as soon as practicable following the date of the merger agreement;

•	our board of directors has failed to recommend the merger to our shareholders or withdrawn, modified or changed in a manner adverse to United Fire a recommendation of the merger to our shareholders;

•
our board of directors has approved, recommended or publicly proposed to approve or recommend any acquisition proposal, or shall have taken any other action or made any other statement in connection with the special meeting of shareholders inconsistent with our board’s recommendation of the merger;

•	we have breached the provisions of the merger agreement relating to preparation of this proxy statement;

•
a tender offer or exchange offer for 15% or more of the outstanding shares of capital stock of Mercer is commenced, and our board of directors fails to recommend against acceptance of such tender offer or exchange offer by our shareholders (including by taking no position with respect to the acceptance of such offer by our shareholders);

•
our board of directors (publicly, if requested by United Fire) fails to reaffirm its recommendation in favor of the adoption and approval of the merger agreement within seven days after United Fire requests in writing that such recommendation be reaffirmed; or

•
any person (other than United Fire or its affiliates) acquires or becomes the beneficial owner of 15% or more of the outstanding shares of Mercer common stock prior to our shareholders approving and adopting the merger agreement.

We may terminate the merger agreement at any time prior to approval and adoption of the merger agreement by our shareholders, if our board of directors determines in its reasonable good faith judgment, after consultation with our outside corporate counsel, that it would violate its fiduciary duties under applicable law to recommend approval of the merger agreement or the merger (or if such recommendation is withdrawn) as a result of the receipt of a superior proposal.

Effect of Termination

In the event the merger agreement is terminated as described above, the transactions contemplated by the parties under the merger agreement will be abandoned, without further action by the parties, except that certain provisions of the merger agreement, including the payment of fees and expenses, the confidential treatment of information, and, if applicable, the termination fee described below, will survive the termination.

Termination Fee

The merger agreement provides that we will be required to pay a termination fee of $6,685,000 to United Fire if:

•	we terminate the merger agreement as a result of the receipt of a superior proposal;

•
Mercer or United Fire terminates the merger agreement because (i) the merger is not approved by the shareholders of Mercer at the special meeting, or (ii) the merger has not been completed by April 30, 2011, or by July 31, 2011 if extended to that date, and an acquisition proposal existed between the date of the merger agreement and the date of termination, and concurrently with or within 12 months after such termination, Mercer completes an acquisition transaction or enters into any letter of intent, agreement in principle or other similar contract with respect to an acquisition transaction;

•
United Fire terminates the merger agreement because a person (other than United Fire or its affiliates) has acquired or become the beneficial owner of 15% or more of the outstanding shares of Mercer common stock prior to our shareholders approving and adopting the merger agreement, an acquisition proposal existed between the date of the merger agreement and the date of termination, and concurrently with or within 12 months after such termination, Mercer completes an acquisition transaction or enters into any letter of intent, agreement in principle or other similar contract with respect to an acquisition transaction; or

•	United Fire terminates the merger agreement as a result of any of the following:

•	we have breached any of the provisions of the merger agreement relating to non-solicitation of acquisition proposals or third party standstill agreements;

•	we have failed to hold a meeting of the shareholders as soon as practicable following the date of the merger agreement;

•	our board of directors has failed to recommend the merger to our shareholders or withdrawn, modified or changed in a manner adverse to United Fire such recommendation;

•
a tender offer or exchange offer for 15% or more of the outstanding shares of our capital stock is commenced and our board of directors fails to recommend against acceptance of such tender offer or exchange offer by our shareholders  (including by taking no position with respect to the acceptance of such tender offer or exchange offer by our shareholders);

•
our board of directors fails to reaffirm (publicly, if requested by United Fire) its recommendation in favor of the adoption and approval of the merger agreement within seven days after United Fire requests in writing that such recommendation be reaffirmed;

•
our board of directors has approved, recommended or publicly proposed to approve or recommend any acquisition proposal, or shall have taken any other action or made any other statement in connection with the special meeting of shareholders inconsistent with its recommendation of the merger; or

•	we have breached the provisions of the merger agreement relating to preparation of this proxy statement.

An “acquisition transaction” means any transaction or series of related transactions other than the merger involving:

•	any direct or indirect acquisition or purchase by a third party of more than a 15% interest in the total outstanding voting securities of Mercer or any of its subsidiaries;

•	any tender offer or exchange offer that if completed would result in any third party beneficially owning 15% or more of the total outstanding voting securities of Mercer or any of its subsidiaries;

•
any merger, reorganization, share exchange, consolidation, business combination, recapitalization or similar transaction involving Mercer or any of its subsidiaries pursuant to which the shareholders of Mercer immediately preceding such transaction hold less than 85% of the equity interests in the surviving or resulting entity of such transaction in substantially the same proportion as prior to such transaction;

•
any direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition, including through any bulk reinsurance, reinsurance, coinsurance or similar transaction, of more than 15% of the assets (based on the fair market value thereof) of Mercer or any of its subsidiaries; or

•	any liquidation or dissolution of Mercer or any of its subsidiaries.

If United Fire receives the termination fee set forth above or is reimbursed for its expenses as set forth in the following section, such payment will constitute liquidated damages and be the sole and exclusive remedy of United Fire.

Expenses

Except in the event of the termination of the merger agreement under the circumstances set forth below, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger shall be paid by the party incurring such expenses.

Certain termination events will require Mercer to reimburse United Fire for all reasonable out-of-pocket fees and expenses incurred or paid by or on behalf of United Fire or any of its affiliates in connection with the merger agreement and the transactions contemplated by the merger, including all fees and expenses of counsel, investment banking firms, accountants and consultants; except that (i) Mercer shall have no obligation to reimburse United Fire for any fees and expenses in excess of $500,000 in the aggregate and (ii) if Mercer is required to pay a termination fee to United Fire as set forth above, the amount of such termination fee shall be shall be reduced by any fees and expenses of United Fire paid by Mercer.

The reimbursement of expenses will be required as set forth above if the merger agreement is terminated:

•	by Mercer as a result of receipt of a superior proposal;

•
by Mercer or United Fire as a result of the failure to receive the required shareholder vote at the special meeting, the merger has not been completed by April 30, 2011, or by July 31, 2011, if extended to that date, or the breach of representations, warranties, covenants or agreements under the merger agreement as described above under “—Termination,” and an acquisition proposal existed between the date of the merger agreement and the date of termination;

•
by United Fire because a person (other than United Fire or its affiliates) has acquired or become the beneficial owner of 15% or more of the outstanding shares of Mercer common stock prior to our shareholders approving and adopting the merger agreement, and an acquisition proposal existed between the date of the merger agreement and the date of termination;

•	by United Fire, because:

•	we breached any of the provisions of the merger agreement relating to non-solicitation of acquisition proposals or third party standstill agreements;

•	our board of directors failed to recommend the merger to our shareholders or withdrew, modified or changed in a manner adverse to United Fire such recommendation;

•
our board of directors approved, recommended or publicly proposed to approve or recommend any acquisition proposal, or took any other action or made any other statement in connection with the special meeting of shareholders inconsistent with its recommendation of the merger;

•	we breached the provisions of the merger agreement relating to preparation of this proxy statement;

•
a tender offer or exchange offer for 15% or more of the outstanding shares of our capital stock was commenced, and our board of directors failed to recommend that its shareholders not accept such offer (including by taking no position with respect to the acceptance of such offer by our shareholders); or

•
our board of directors failed to reaffirm (publicly, if requested by United Fire) its recommendation in favor of the adoption and approval of the merger agreement within seven days after United Fire requests in writing that such recommendation be reaffirmed.

Amendment, Waiver and Extension of the Merger Agreement

United Fire, Acquisition Corp. and Mercer may not amend the merger agreement except by an instrument in writing signed on behalf of each of the parties. After the adoption of the merger agreement by our shareholders, no amendment may be made that requires the approval of our shareholders unless the required approval is obtained.

At any time prior to the closing date of the merger, United Fire and Mercer may:

•	extend the time for performance of any of the obligations or other acts of the other party under the merger agreement;

•	waive any inaccuracies in the other party’s representations and warranties contained in the merger agreement or any of the documents delivered pursuant to the merger agreement; and

•	waive the other party’s compliance with any of the agreements or conditions contained in the merger agreement.

ADDITIONAL AGREEMENTS

Shareholder Support Agreements

As a material inducement to United Fire to enter into the merger agreement, Mercer’s directors and certain of its officers, including all of its named executive officers, each solely in his or her capacity as a shareholder of Mercer, entered into shareholder support agreements with United Fire with respect to their shares of Mercer common stock and Mercer stock options, as applicable. The shares of Mercer common stock held by such individuals constituted approximately 13.1% of the total issued and outstanding shares of Mercer common stock as of November 30, 2010. Under the shareholder support agreements, such shareholders have agreed to appear or otherwise cause to be cast and to vote, or cause to be voted, their shares of Mercer common stock in favor of the approval of the merger agreement and the transactions contemplated under the merger agreement and against any other merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Mercer or any of its subsidiaries or any other acquisition proposal (as described in “The Merger Agreement—No Solicitation of Transactions” above), or any amendment of Mercer’s articles of incorporation or bylaws or any other proposal that would in any manner impede, frustrate, prevent or nullify the merger, the merger agreement or any of the other transactions contemplated by the merger agreement or change in any manner the voting rights of any class of capital stock of Mercer.

Pursuant to the shareholder support agreements, these shareholders have agreed not to, on or after the date of the shareholder support agreements, among other things, (i) sell, transfer, pledge, assign, otherwise dispose of or otherwise encumber any of their Mercer common stock or stock options or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in relation to any of such common stock or stock options, other than the shareholder support agreements (subject to certain limited exceptions and provided that the transferee agrees in writing to be bound by the terms of the shareholder support agreement). The shareholders who have executed shareholder support agreements also have agreed not to take any action that Mercer is prohibited from taking under the merger agreement with respect to the solicitation of alternative transaction proposals. The shareholder support agreements will terminate upon the earlier of (a) the termination of the merger agreement in accordance with its terms, and (b) the approval of the merger and the merger agreement by the requisite vote of the shareholders of Mercer at the special meeting of shareholders.

The above description is not complete, and you should read the form of shareholder support agreement in its entirety for a more complete understanding of its terms.  The complete text of the form of shareholder support agreement is attached as Exhibit A to the merger agreement.

Employment Termination Agreements

As a material inducement to United Fire to enter into the merger agreement, Andrew R. Speaker, President and Chief Executive Officer, David B. Merclean, Senior Vice President of Finance and Chief Financial Officer, Paul D. Ehrhardt, Senior Vice President, Chief Underwriting Officer and Corporate Secretary and Paul R. Corkery, Senior Vice President and Chief Information Officer, entered into agreements to terminate their existing employment agreements with Mercer and certain of its subsidiaries at the effective time of the merger. Pursuant to these agreements, Mercer will make a cash payment to each executive officer at the effective time of the merger in an amount equal to 100% of the change in control payments due to each such executive officer under his current employment agreement in the event such executive officer terminated his employment with “good reason” (as defined in the applicable existing employment agreement). See the table on page 45 under “The Merger— Interests of Our Directors and Executive Officers in the Merger” for more information regarding the estimated amounts of these change in control payments.

The above description is not complete, and you should read the form of agreement to terminate employment agreement for a more complete understanding of its terms.  The complete text of the form of agreement to terminate employment agreement is attached as Exhibit B to the merger agreement attached hereto as Annex A.

Senior Management Retention Plan

In addition, Mercer adopted a retention plan, called the Mercer Insurance Group, Inc. Senior Management Retention Plan, pursuant to which Messrs. Speaker, Merclean, Ehrhardt and Corkery will provide services to Mercer on a transition basis following the Merger in exchange for payments on each of the three, six and nine month anniversaries of the effective time of the merger, in addition to their regular salaries.

The retention plan provides that each of the above executives who remains continuously employed by United Fire or its subsidiaries for a period of nine months following the effective time of the merger shall be entitled to retention bonuses as follows: Andrew R. Speaker - $281,250; David B. Merclean - $187,500; Paul R. Corkery - $165,000; and Paul D. Ehrhardt - $217,500. One-third of the amount of such retention bonuses will be paid to each of the above individuals upon each of the three, six and nine month anniversaries of the effective time of the merger provided such individual remains continuously employed by United Fire or its subsidiaries from the effective time of the merger through each such anniversary.

The retention plan also provides that if United Fire or one of its subsidiaries terminates the employment of one of the above executive officers without cause or one of such executive officers terminates his employment for good reason prior to the end of the nine-month period following the effective time of the merger, then United Fire is obligated to make a lump sum cash payment to such executive officer individual in an amount equal to one-third of the full amount of the retention bonus, and such executive officer will not be entitled to any additional payments under the retention plan. If, prior to the end of the nine-month period following the effective time of the merger, the employment of one of the above executive officers is terminated other than for one of the two reasons set forth above, such executive officer will not be entitled to any additional payments under the retention plan.

The above description is not complete, and you should read the Mercer Insurance Group, Inc. Senior Management Retention Plan in its entirety for a more complete understanding of its terms.  The Mercer Insurance Group, Inc. Senior Management Retention Plan is attached as Exhibit C to the merger agreement attached hereto as Annex A.

DISSENTERS RIGHTS

Under Pennsylvania law, shareholders whose stock is listed on a national securities exchange, like the NASDAQ Global Select Market, have no right to dissent from, and to obtain payment of the fair value of their shares in the event of, a merger as an alternative to the merger consideration.  Therefore, you will not be entitled to exercise dissenters rights or appraisal rights in connection with the transactions contemplated by the merger agreement.

MARKET PRICE OF COMMON STOCK

Our common stock is listed for trading on the NASDAQ Global Select Market under the symbol “MIGP”.  Prior to January 3, 2011, our common stock was listed on the NASDAQ Global Market.  The table below sets forth the high and low reported per share closing sale prices for our common stock and the dividends per share declared for the periods indicated.  The merger agreement does not permit Mercer to pay additional dividends on its common stock without the prior written consent of United Fire.

Market Information

	Price Range of Common Stock
	High	Low	Dividends Declared
Fiscal Year Ended December 31, 2008
1st Quarter	$17.94	$17.16	$0.05
2nd Quarter	17.85	16.35	0.075
3rd Quarter	17.68	16.40	0.075
4th Quarter	17.01	10.91	0.075

Fiscal Year Ended December 31, 2009
1st Quarter	$15.25	$12.00	$0.075
2nd Quarter	17.66	14.20	0.075
3rd Quarter	19.26	16.64	0.075
4th Quarter	19.10	17.12	0.075

Fiscal Year Ended December 31, 2010
1st Quarter	$19.38	$16.90	$0.075
2nd Quarter	18.91	16.56	0.10
3rd Quarter	17.81	16.47	0.10
4th Quarter	27.99	17.71	0.10

Fiscal Year Ending December 31, 2011
1st Quarter (through February 3, 2011)	$28.10	$27.93	$-

The closing sale price for our common stock on November 29, 2010, the last trading day prior to approval of the merger agreement by the board of directors of each of Mercer and United Fire, was $18.72 per share.  On February 3, 2011, the last trading day before the date of this proxy statement, the closing sale price for our common stock was $28.09.  You are encouraged to obtain current market quotations for Mercer common stock in connection with voting your shares.

As of February 3, 2011, the last trading day before the date of this proxy statement, we had 266 registered holders of our common stock with the remaining shareholders holding their shares in street name.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as to the common stock beneficially owned as of January 28, 2011, the record date of the special meeting, by (i) each person or entity, including any “group” as that term is used in Section 13(d)(3) of the Exchange Act, who was known to us to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all of the directors and named executive officers as a group.  Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares.

Name of Beneficial Owner or Number of Persons in Group	Amount and Nature of Beneficial Ownership as of January 28, 2011(1)		Percent of Common Stock(1)

FMR Corp.	656,100	(2)	10.1%
Dimensional Fund Advisors LP	541,851	(3)	8.3%
American Century Companies Inc.	491,731	(4)	7.6%
United Fire & Casualty Company	849,999	(5)	13.1%
Mercer Insurance Group, Inc. Employee Stock Ownership Plan Trust	600,487	(6)	9.2%
Roland D. Boehm	61,109	(7)	*
H. Thomas Davis, Jr.	374,609	(8)	5.7%
William V. R. Fogler	57,025	(9)	*
William C. Hart	56,575	(10)	*
George T. Hornyak, Jr.	193,872	(11)	3.0%
Samuel J. Malizia	76,024	(12)	1.2%
Richard U. Niedt	46,786	(13)	*
Andrew R. Speaker	235,408	(14)	3.8%
Paul R. Corkery	38,441	(15)	*
Paul D. Ehrhardt	97,096	(16)	1.5%
David B. Merclean	65,852	(17)	1.0%
All directors and executive officers as a group (11 persons)(18)	1,302,797		18.8%
_______________________________________

*      Represents less than 1% of the total outstanding shares of common stock.

(1)
The number and percentage of shares beneficially owned by the persons set forth above is determined under rules under Section 13 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rules, an individual is considered to beneficially own any shares of common stock if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares.  A person is also deemed to own any stock with respect to which he has the right to acquire voting or investment power within 60 days through the exercise of any option, warrant or conversion right or through the revocation of any trust or similar arrangement.  Accordingly, the above table includes shares which the individual has the right to acquire within 60 days of January 28, 2011.

(2)	The address of this shareholder is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)	The address of this shareholder is 1299 Ocean Avenue, Santa Monica, California 90401.

(4)	The address of this shareholder is 4500 Main Street, Kansas City, Missouri 64111.

(5)	The address of this shareholder is 118 Second Avenue, S.E. Cedar Rapids, Iowa 52407. Pursuant to the

shareholder support agreements described under “Additional Agreements—Shareholder Support Agreements,” United Fire may be deemed to have beneficial ownership of Mercer Common Stock on the record date for any vote at a shareholder meeting or through written consent for certain events as set forth in the shareholder support agreements.  United Fire disclaims beneficial ownership with respect to such shares.

(6)
The address of this shareholder is 2201 Ridgewood Road, #180, Wyomissing, PA 19610.  Under the Mercer ESOP, shares are allocated to accounts in the name of the individuals who participate in the ESOP.  Participants are entitled to direct the ESOP trustee in the voting of shares allocated to their individual ESOP account.  Because participants can direct the ESOP trustee in the voting of shares in their ESOP accounts, but cannot sell them at this time, participants in the ESOP have sole voting power and no dispositive power over shares allocated to their ESOP accounts.  As of January 6, 2011, 600,487 shares were held in the ESOP’s related trust. Of these 600,487 shares, 475,265 shares are allocated to the accounts of eligible ESOP participants. The remaining 125,222 shares are held in an unallocated account in the ESOP’s related trust and will be allocated to eligible ESOP participants in accordance with the terms of the ESOP. The ESOP trustee votes all unallocated shares and shares allocated to participant accounts for which no direction is received in its sole discretion.  The number of shares allocated to the account of each named executive officer is disclosed in the footnotes below and is also included in the total number of ESOP shares.  Because of its role as trustee for the ESOP, National Penn Investors Trust Company may also be deemed to have shared dispositive power over the shares held by the ESOP.  The ESOP is directed by an administrative committee which serves as its plan administrator.  Our board of directors appoints the members of the administrative committee, which currently consist of Andrew R. Speaker and David B. Merclean.  These individuals are each employees of Mercer and each disclaims beneficial ownership of the shares held by the ESOP, except those shares allocated to his individual ESOP account.

(7)	Includes options to purchase 27,400 shares that are currently exercisable.

(8)	Includes options to purchase 27,400 shares that are currently exercisable. Mr. Davis is a director and a former executive officer of Mercer.

(9)	Includes options to purchase 27,400 shares that are currently exercisable.

(10)	Includes options to purchase 27,400 shares that are currently exercisable.

(11)	Includes options to purchase 27,400 shares that are currently exercisable.

(12)	Includes options to purchase 27,400 shares that are currently exercisable.

(13)	Includes options to purchase 27,400 shares that are currently exercisable.

(14)	Includes 13,818 shares held by Mercer’s ESOP Trust and allocated to this holder’s account. Includes options to purchase 125,000 shares that are currently exercisable.

(15)	Includes 3,940 shares held by Mercer’s ESOP Trust and allocated to this holder’s account. Includes options to purchase 25,000 shares that are currently exercisable.

(16)	Includes 13,818 shares held by Mercer’s ESOP Trust and allocated to this holder’s account. Includes options to purchase 47,000 shares that are currently exercisable.

(17)	Includes 7,852 shares held by Mercer’s ESOP Trust and allocated to this holder’s account. Includes options to purchase 35,000 shares that are currently exercisable.

(18)	Includes an aggregate of 39,428 shares held by Mercer’s ESOP Trust and allocated to these holders’ accounts. Includes options to purchase an aggregate of 423,800 shares that are currently exercisable.

DELISTING AND DEREGISTRATION OF COMMON STOCK

If the merger is completed, Mercer’s common stock will be delisted from the NASDAQ Global Select Market and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of our common stock.

MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more shareholders who share an address, unless Mercer has received contrary instructions from one or more of the shareholders.  Mercer will deliver promptly upon written or oral request a separate copy of the proxy statement to a shareholder at a shared address to which a single copy of the proxy statement was delivered.  Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to shareholders who share an address, should be directed to Investor Relations, Mercer Insurance Group, Inc., P.O. Box 278, Pennington, New Jersey 08534, telephone (800) 233-0534 or email at investorrelations@mercerins.com.  In addition, shareholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting Mercer at the address and phone number set forth in the prior sentence.

SHAREHOLDER PROPOSALS

As of the date of this proxy statement, the 2011 annual meeting of shareholders has been indefinitely postponed.  However, if the merger is not completed, or if we are otherwise required to do so under applicable law, we will hold a 2011 annual meeting of shareholders, in which case shareholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2011 annual meeting of shareholders.  In the event that we must hold an annual meeting of shareholders, we will publicly announce and disclose the date of such meeting and deadline for submission of shareholder proposals for such meeting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Mercer files annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Washington, D.C.  20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C.  20549, at prescribed rates.  Our SEC filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to Investor Relations, Mercer Insurance Group, Inc., P.O. Box 278, Pennington, New Jersey 08534, or by email or telephone at investorrelations@mercerins.com or (800) 233-0534, respectively.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, the information or representations must not be relied upon as having been authorized by us or any other person.  This proxy statement is dated February 4, 2011.  You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders shall not create any implication to the contrary.

ANNEX A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

UNITED FIRE & CASUALTY COMPANY

RED OAK ACQUISITION CORP.

AND

MERCER INSURANCE GROUP, INC.

DATED AS OF NOVEMBER 30, 2010

TABLE OF CONTENTS

ARTICLE I - DEFINITIONS	A-1
1.1 Terms Generally	A-1
1.2 Certain Terms	A-2

ARTICLE II - THE MERGER	A-8

2.1 Closing	A-8
2.2 The Merger	A-8
2.3 Effects of the Merger	A-8
2.4 The Surviving Corporation’s Articles of Incorporation and Bylaws	A-8
2.5 Board of Directors and Officers of the Surviving Corporation	A-8
2.6 Conversion of Securities	A-9
2.7 Exchange of Shares	A-10
2.8 Payment of Option Consideration	A-11
2.9 No Further Ownership Rights in Mercer Common Stock	A-11
2.10 Certain Adjustments	A-11
2.11 Further Assurances	A-11
2.12 Closing Deliveries	A-11

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF MERCER	A-12

3.1 Organization	A-12
3.2 Capitalization	A-12
3.3 Corporate Affairs	A-13
3.4 Mercer Subsidiaries	A-13
3.5 Authority Relative to this Agreement	A-14
3.6 Consents and Approvals; No Violations	A-14
3.7 Mercer Financial Statements	A-15
3.8 Mercer Insurance Subsidiary Financial Information	A-16
3.9 Risk-Based Capital	A-16
3.10 Absence of Certain Changes	A-17
3.11 Regulatory Reports	A-17
3.12 Investigations	A-17
3.13 Financial Examinations	A-17
3.14 Internal Controls	A-17
3.15 Litigation	A-18
3.16 Tax Matters	A-18
3.17 Title to Property	A-20
3.18 Permits and Compliance with Applicable Law	A-20
3.19 Insurance Matters	A-21
3.20 Reinsurance Treaties	A-22
3.21 Reserves	A-22
3.22 Finite Insurance and Reinsurance	A-23

A-i

3.23 Investments	A-23
3.24 Producers	A-24
3.25 Brokers	A-24
3.26 Employee Benefit Plans; ERISA	A-24
3.27 Labor Relations; Employees	A-26
3.28 Intellectual Property Rights	A-26
3.29 Contracts	A-27
3.30 Environmental Laws and Regulations	A-29
3.31 Insurance Coverage	A-29
3.32 No Investment Company	A-30
3.33 SEC Filings	A-30
3.34 Mercer Proxy Statement	A-30
3.35 Rating	A-30
3.36 Opinion of Financial Advisor	A-30
3.37 Antitakeover Provisions	A-30
3.38 Required Vote of Mercer Shareholders	A-30
3.39 Form A Notices	A-30
3.40 No Dissenters Rights	A-31
3.41 No Other Representations or Warranties	A-31

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF BUYER	A-31

4.1 Organization	A-31
4.2 Authority Relative to this Agreement	A-31
4.3 Consents and Approvals; No Violations	A-31
4.4 Acquisition Corp. Organization	A-31
4.5 Capitalization	A-32
4.6 Business; Subsidiaries	A-32
4.7 Authority Relative to this Agreement	A-32
4.8 Financing	A-32
4.9 No Other Mercer Representations or Warranties	A-32

ARTICLE V - CONDUCT OF BUSINESS PENDING THE CLOSING	A-32

5.1 Conduct of Business by Mercer Pending the Closing	A-32
5.2 Conduct of Business by Acquisition Corp. Pending the Closing	A-35
5.3 Access and Information	A-35
5.4 Acquisition Proposals	A-36
5.5 Third Party Standstill Agreements	A-37
5.6 Filings; Cooperation; Other Action	A-37
5.7 Public Announcements; Public Disclosures; Privacy Laws	A-38
5.8 Indemnification Provisions	A-38
5.9 Additional Matters	A-39
5.10 Employee Matters	A-39
5.11 Advice of Changes	A-41
5.12 Approval Covenant	A-42
5.13 Proxy Statement	A-42

A-ii

5.14 State Takeover Laws	A-42
5.15 Certain Litigation	A-42
5.16 Delivery of Subsequent Financial Statements	A-43

ARTICLE VI - CONDITIONS TO CLOSING	A-43

6.1 Conditions to Each Party’s Obligation to Effect the Closing	A-43
6.2 Condition to Obligation of Mercer to Effect the Closing	A-43
6.3 Conditions to Obligations of Buyer to Effect the Closing	A-44

ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER	A-45

7.1 Termination by Mutual Consent	A-45
7.2 Termination by Either Mercer or Buyer	A-45
7.3 Termination by Buyer	A-45
7.4 Termination by Mercer	A-46
7.5 Effect of Termination and Abandonment	A-46

ARTICLE VIII - GENERAL PROVISIONS	A-47

8.1 Survival of Representations, Warranties and Agreements	A-47
8.2 Notices	A-47
8.3 Descriptive Headings	A-48
8.4 Entire Agreement; Assignment	A-48
8.5 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial	A-48
8.6 Expenses	A-48
8.7 Amendment	A-48
8.8 Waiver	A-49
8.9 Counterparts; Effectiveness	A-49
8.10 Severability; Validity; Parties in Interest	A-49
8.11 Enforcement of Agreement	A-49

Exhibits Exhibit A – Form of Shareholder Support Agreement Exhibit B – Form of Agreement to Terminate Employment Agreement Exhibit C – Form of Senior Management Retention Plan

A-iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER is dated as of November 30, 2010, by and among MERCER INSURANCE GROUP, INC., a Pennsylvania corporation (“Mercer”), RED OAK ACQUISITION CORP., a Pennsylvania corporation (“Acquisition Corp.”), and UNITED FIRE & CASUALTY COMPANY, an Iowa corporation (“Buyer”).

WHEREAS, Buyer has agreed to acquire Mercer through a merger of Acquisition Corp., a wholly-owned subsidiary of Buyer, with and into Mercer (the “Merger”) and, as a result thereof, Mercer shall become a wholly-owned subsidiary of Buyer;

WHEREAS, in connection with the Merger, Buyer will exchange cash for all outstanding shares of Mercer capital stock and Mercer options and other rights to acquire common stock of Mercer;

WHEREAS, Mercer will seek shareholder approval of this Agreement and the Merger;

WHEREAS, this Agreement is intended to be a plan of merger pursuant to Section 1922 of the Pennsylvania Business Corporations Law of 1988, as amended (“PBCL”);

WHEREAS, as a material inducement to Buyer to enter into this Agreement, each of the directors and executive officers of Mercer has executed a letter agreement (collectively, the “Shareholder Support Agreements”) substantially in the form attached hereto as Exhibit A pursuant to which, among other things, such director and executive officer, as the case may be, has agreed to vote his shares of Mercer common stock in favor of this Agreement and the Merger; and

WHEREAS, as a material inducement to Buyer to enter into this Agreement, certain executive officers of Mercer have entered into an Agreement to Terminate Employment Agreement substantially in the form attached hereto as Exhibit B with Mercer and certain subsidiaries of Mercer (collectively, the “Termination Agreements”), pursuant to which such executive officer’s employment agreement will automatically terminate at the Effective Time and Mercer will agree to make a cash payment to such executive officer and Mercer has adopted a Senior Management Retention Plan substantially in the form attached hereto as Exhibit C, providing for retention payments to reward selected officers and key employees of Mercer who continue to provide services to Mercer after the consummation of the Merger (the “Retention Plan”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I - DEFINITIONS

1.1 Terms Generally.   The words “hereby”, “herein”, “hereof”, “hereunder” and words of similar import refer to this Agreement as a whole (including any Exhibits hereto and the Mercer Disclosure Schedule) and not merely to the specific section, paragraph or clause in which such word appears.  All references herein to Sections and Exhibits shall be deemed references to Sections of and Exhibits to this Agreement unless the context shall otherwise require.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The definitions given for terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  Except as otherwise expressly provided herein, all references to “dollars” or “$” shall be deemed references to the lawful money of the United States of America, and all references to the word “day” shall be interpreted as a calendar day.  Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  Each of the parties has participated in the drafting and negotiation of this Agreement.  If any ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of  authorship of any of the provisions of this Agreement.

1.2 Certain Terms.   Whenever used in this Agreement (including in the Mercer Disclosure Schedule), the following terms shall have the respective meanings given to them below or in the Sections indicated below:

“Acquisition Corp.” shall have the meaning set forth in the introductory paragraph hereto.

“Acquisition Corp. Common Stock” shall have the meaning set forth in Section 4.5.

“Acquisition Documents” means this Agreement, the Shareholder Support Agreements and any and all assignments, bills of sale and other documents and instruments executed by Mercer, Acquisition Corp. or Buyer to effect the transactions contemplated by this Agreement.

“Acquisition Proposal” shall have the meaning set forth in Section 5.4(e).

“Acquisition Transaction” shall have the meaning set forth in Section 5.4(d).

“Affiliate” means any entity directly or indirectly controlling, controlled by or under common control of Mercer or Buyer, as applicable.

“Agreement” means this Agreement and Plan of Merger.

“Applicable Law” means any applicable order, law, regulation, rule, ordinance, writ, injunction, directive, judgment, decree, principle of common law, constitution or treaty enacted, promulgated, issued, enforced or entered by any Governmental Body applicable to the parties hereto, or any of their respective Subsidiaries, properties or assets as the case may be.

“Articles of Merger” means the articles of merger, in customary form, to be executed by Acquisition Corp. and Mercer in accordance with the relevant provisions of the PBCL, and to be filed with the Secretary of State of the Commonwealth of Pennsylvania, in accordance with the laws of the Commonwealth of Pennsylvania.

“Best” means A.M. Best Company, Inc.

“Business Day” means any day other than (i) a Saturday or a Sunday, (ii) a national holiday in the United States of America, or (iii) a day on which commercial banks with offices in Philadelphia, Pennsylvania or Cedar Rapids, Iowa are authorized or required to be closed by law or executive order.

“Business Intellectual Property” shall have the meaning set forth in Section 3.28(a).

“Buyer” shall have the meaning set forth in the introductory paragraph hereto.

“Cash Consideration” shall have the meaning set forth in Section 2.6(b).

“Certificates” shall have the meaning set forth in Section 2.6(b).

“Closing” shall have the meaning set forth in Section 2.1.

“Closing Date” means a date specified by the parties which shall be within five (5) Business Days after satisfaction or waiver in writing (subject to Applicable Law) of the conditions (excluding conditions that, by their terms cannot be satisfied until the Closing Date) set forth in Article VI, or such other date as Mercer and Buyer shall agree.

“Closing Date Mercer Disclosure Schedule” shall have the meaning set forth in Section 5.11.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” shall have the meaning set forth in Section 5.3.

“Constituent Documents” means with respect to any entity, the certificate or articles of incorporation and bylaws of such entity, or any similar charter or other organizational documents of such entity.

“Contemplated Transactions” means collectively, all of the transactions contemplated by this Agreement and each of the Acquisition Documents, including the Merger.

“Continuing Employees” shall have the meaning set forth in Section 5.10(d).

“Contract” means any contract, agreement, instrument, loan, credit agreement, deed of trust, guarantee, indenture, note, bond, mortgage, commitment, lease, arrangement, obligation or understanding, whether written or oral.

“Current Premium” shall have the meaning set forth in Section 5.8(b).

“D&O Insurance” shall have the meaning set forth in Section 5.8(b).

“Director Deferred Compensation Agreements” shall have the meaning set forth in Section 5.10(i).

“Effective Time” means the time at which the Articles of Merger are accepted for filing by the Secretary of State of the Commonwealth of Pennsylvania or such later time established by the Articles of Merger.

“Encumbrance” means any mortgage, pledge, deed of trust, hypothecation, right of others, claim, security interest, encumbrance, burden, title retention agreement, license, occupancy agreement, easement, covenant, condition, encroachment, voting trust agreement, interest, option, right of first offer, negotiation or refusal, proxy, lien, lien with respect to Taxes, charge or other restrictions or limitations of any nature whatsoever, including such Encumbrances as may arise under any Contract.

“Environmental Claims” shall have the meaning set forth in Section 3.30(b).

“Environmental Laws” shall have the meaning set forth in Section 3.30(a).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any regulations issued thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the related rules and regulations promulgated thereunder.

“Exchange Agent” shall have the meaning set forth in Section 2.7(a).

“FIC” means Franklin Insurance Company, a wholly-owned subsidiary of MIC.

“FPIC” means Financial Pacific Insurance Company, a wholly-owned subsidiary of FPIG.

“FPIG” means Financial Pacific Insurance Group, Inc., a wholly-owned subsidiary of Mercer.

“GAAP” means generally accepted accounting principles as in effect in the United States, applied on a consistent basis.

“Governmental Body” means any federal, state, local, municipal, foreign or other governmental authority of any nature.

“Governmental Requirements” shall have the meaning set forth in Section 3.6(a).

“Group” means, collectively, (i) Mercer, (ii) each Mercer Subsidiary, and (iii) any trust, corporation, partnership or any other entity as to which Mercer or any Mercer Subsidiary is liable for Taxes incurred by such entity pursuant to Treasury Regulations Section 1.1502-6 or pursuant to any other provision of Applicable Law.  A “member of the Group” means any one of the entities identified or referred to in the preceding sentence.

“Hazardous Materials” means (i) petroleum and petroleum-derived substances, radioactive materials, asbestos, toxic molds or polychlorinated biphenyls, and (ii) any pollutant, contaminant, hazardous substance, hazardous waste, toxic substance, waste, additive, chemical, material, or substance or other compound element, material or substance in any form whatsoever (including products) defined or regulated as such or for which liability or standards of care are imposed under any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indemnified Parties” shall have the meaning set forth in Section 5.8(a).

“Insurance Laws” means all laws, rules and regulations applicable to the business of insurance or the regulation of insurance holding companies, whether domestic or foreign, and all applicable orders and directives of Governmental Bodies and market conduct recommendations resulting from market conduct examinations of Insurance Regulators.

“Insurance Regulators” means all Governmental Bodies regulating the business of insurance under the Insurance Laws.

“Intellectual Property” shall have the meaning set forth in Section 3.28(g).

“Knowledge of Mercer” means the actual knowledge, after reasonable inquiry, of Andrew Speaker, David Merclean, Paul Ehrhardt, Ray Dudonis, Larry Crawford, Richard Chichester, John Hollingshead, Art Terner, Charles Wardlaw, Ed Paoletti or Paul Corkery.

“Letter of Transmittal” shall have the meaning set forth in Section 2.7(a).

“Material Adverse Effect” means any event, circumstance, development, change, occurrence or effect that has, or that could reasonably be expected to have, a material adverse effect upon (A) the assets, liabilities, condition (financial or otherwise), or operating results of Mercer and the Mercer Subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect: (a) any adverse event, circumstance, change, development, occurrence, or effect arising from or relating to (i) general business or economic conditions, including interest rates, insurance premium rates and other conditions related to the business of insurance, (ii) national or international political conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, (iii) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (iv) changes or prospective changes in GAAP or SAP, (v) changes or prospective changes in Applicable Law, (vi) the taking by Mercer of any action expressly permitted, or the failure of Mercer to take any action expressly prohibited, by this Agreement or any of the Acquisition Documents, (vii) any failure in and of itself (as distinguished from any change or effect giving rise to or contributing to such failure) by Mercer to achieve any earnings, premiums written, or other financial projections or forecasts, or (viii) changes directly resulting from the announcement of the execution of this Agreement or the Contemplated Transactions, that, in the cases of (i) through (v) do not disproportionately impact Mercer or any of the Mercer Subsidiaries as compared to other property and casualty insurance companies doing business in the United States, and (b) any adverse change in, effect on, or development with respect to Mercer that is cured by Mercer before the earlier of (x) the Closing Date, or (y) the date on which this Agreement is terminated pursuant to Article VII, or (B) the ability of Mercer to consummate the Contemplated Transactions.

“Mercer” shall have the meaning set forth in the introductory paragraph hereto.

“Mercer 401(k) Plans” shall have the meaning set forth in Section 5.10(b).

“Mercer Actuarial Analyses” shall have the meaning set forth in Section 3.21(c).

“Mercer Actuary” shall have the meaning set forth in Section 3.21(c).

“Mercer Annual Financial Statements” shall have the meaning set forth in Section 3.7(a).

“Mercer Common Stock” means the common stock, no par value, of Mercer.

“Mercer Contracts” shall have the meaning set forth in Section 3.29(a).

“Mercer Disclosure Schedule” shall have the meaning set forth in the preamble of Article III.

“Mercer Employee Bonus Plan” means the employee bonus plan maintained by Mercer.

“Mercer ESOP” means the employee stock ownership plan maintained by Mercer.

“Mercer Financial Statements” shall have the meaning set forth in Section 3.7(b).

“Mercer GAAP Reserves” shall have the meaning set forth in Section 3.21(a).

“Mercer Holding Company Act Reports” shall have the meaning set forth in Section 3.11.

“Mercer Insurance Policies” shall have the meaning set forth in Section 3.31(a).

“Mercer Insurance Subsidiaries” means, collectively, MIC, MICNJ, FIC, and FPIC.

“Mercer Insurance Subsidiary” means, individually, any of MIC, MICNJ, FIC, or FPIC.

“Mercer Interim Financial Statements” shall have the meaning set forth in Section 3.7(b).

“Mercer Investments” shall have the meaning set forth in Section 3.23(a).

“Mercer Option Plan” means the Mercer Stock Incentive Plan adopted in 2004 and amended in 2006.

“Mercer Plans” or “Plan” shall have the meaning set forth in Section 3.26(a).

“Mercer Proxy Statement” shall have the meaning set forth in Section 5.13.

“Mercer Recommendation” shall have the meaning set forth in Section 5.12.

“Mercer Regulatory Agreement” shall have the meaning set forth in Section 3.18(b).

“Mercer Reinsurance Treaties” shall have the meaning set forth in Section 3.20(a).

“Mercer SAP Reserves” shall have the meaning set forth in Section 3.21(b).

“Mercer SEC Reports” shall have the meaning set forth in Section 3.7(a).

“Mercer Statutory Financial Statements” shall have the meaning set forth in Section 3.8(a).

“Mercer Shareholder Meeting” shall have the meaning set forth in Section 5.12.

“Mercer Stock Options” shall have the meaning set forth in Section 3.2(b).

“Mercer Subsidiary” means and includes FPIG, the Mercer Insurance Subsidiaries, BICUS Services Corporation, Financial Pacific Insurance Agency, the Statutory Trusts and any other direct or indirect Subsidiary of Mercer, FPIG the Mercer Insurance Subsidiaries, BICUS Services Corporation, Financial Pacific Insurance Agency or the Statutory Trusts.

“Merger” means the merger of Acquisition Corp. with and into Mercer, with Mercer surviving such merger as a wholly-owned Subsidiary of Buyer, as contemplated by this Agreement.

“MIC” means Mercer Insurance Company, a wholly-owned Subsidiary of Mercer.

“MICNJ” means Mercer Insurance Company of New Jersey, Inc., a wholly-owned Subsidiary of MIC.

“NASDAQ” means The NASDAQ Global Market.

“Option Consideration” shall have the meaning set forth in Section 2.6(c).

“Owned Business Intellectual Property” shall have the meaning set forth in Section 3.28(e).

“PBCL” means the Pennsylvania Business Corporation Law of 1988, as amended.

“Permits” shall have the meaning set forth in Section 3.18(a).

“Permitted Encumbrances” means: (i) Encumbrances reflected in the Mercer Financial Statements or in the Mercer Disclosure Schedule, (ii) Encumbrances for Taxes (x) not yet due and payable, or (y) which are being contested in good faith by appropriate proceedings, (iii) Encumbrances incurred in the ordinary course of business for sums not yet due and payable, and (iv) Encumbrances that do not in any material respect interfere with the title, value, marketability, occupancy or current use of the assets of Mercer’s or any Mercer Subsidiary’s businesses.

“Person” means any legal person, including any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity of similar nature.

“Pre-Closing Mercer Statutory Financial Statements” shall have the meaning set forth in Section 5.16.

“Producer” shall have the meaning set forth in Section 3.24(a).

“Reinsurance Pooling Agreement” means that certain Reinsurance Pooling Agreement, dated January 1, 2006, among the Mercer Insurance Subsidiaries.

“Retention Plan” shall have the meaning set forth in the recitals hereto.

“Rights” means warrants, options, calls, rights, puts, convertible securities and other capital stock or equity equivalents or agreements that obligate Mercer or any Mercer Subsidiary to issue, deliver, sell or redeem or otherwise acquire, or cause to be issued, delivered, sold or redeemed or otherwise acquire any of its securities or any other equity interest or equivalent, or that obligate Mercer or any Mercer Subsidiary to grant, extend or enter into any such warrant, option, call, right, put, convertible security or other security or equity interest or equivalent, including any options or other instrument issued under the Mercer Option Plan.

“SAP” shall have the meaning set forth in Section 3.8(a).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder or under the Exchange Act.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the related rules and regulations promulgated thereunder.

“Services Allocation Agreement” means that certain Services Allocation Agreement, dated March 14, 2006, among Mercer, FPIG, the Mercer Insurance Subsidiaries, Financial Pacific Technologies, Inc., Financial Pacific Insurance Agency, Queenstown Holding Company, Inc. and Franklin Holding Company, Inc.

“Shareholder Support Agreements” means the letter agreements in the form set forth in Exhibit A that are being executed and delivered on the date hereof by each of the directors and executive officers of Mercer.

“SSAP” shall have the meaning set forth in Section 3.22.

“Statutory Trusts” means, collectively, Financial Pacific Statutory Trust I and Financial Pacific Statutory Trust II, which are Connecticut statutory trusts, and Financial Pacific Statutory Trust III, which is a Delaware statutory trust, each of which have been formed by FPIG for the purpose of issuing capital securities.

“Subsidiary” means any corporation, partnership, limited liability company, joint venture, joint-stock company, trust, association, unincorporated organization or other entity of which Buyer or Mercer, as the case may be (either alone or through or together with any other Subsidiary thereof), owns, directly or indirectly, fifty percent (50%) or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other entity.

“Superior Proposal” shall have the meaning set forth in Section 5.4(f).

“Surviving Corporation” shall have the meaning set forth in Section 2.2.

“Taxes” (including any derivative or variation thereof and whether or not begun with a capital letter) means and includes all income, premium, gross receipts, franchise, excise, transfer, severance, value added, ad valorem, sales, bulk sales, use, wage, payroll, workers’ compensation, unemployment compensation, employment, occupation, and real and personal property taxes levied, assessed, imposed or collected by or under the authority of any Governmental Body; taxes measured by or imposed on capital by or under the authority of any Governmental Body; levies, imposts, duties, license and legislation fees assessed, imposed or collected by or under the authority of any Governmental Body; all other taxes, levies, assessments, tariffs or duties imposed, assessed or collected by or under the authority of any Governmental Body, including assessments in the nature of or in lieu of taxes; interest, penalties, fines, assessments and deficiencies relating to any tax or taxes; transferee, contractual or secondary liability for taxes; and any taxes due as a result of being a member of any affiliated, consolidated, combined or unitary group, or any liability in respect of taxes under a tax sharing, tax allocation, tax indemnity or other agreement.

“Tax Return” (including any derivative or variation thereof and whether or not begun with a capital letter) means and includes all returns, reports, forms, estimates, schedules, declarations, information statements or other document or information relating to any Tax and filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax, including any amendments or supplements thereto.

“Termination Agreements” shall have the meaning set forth in the recitals hereto.

“Third Party” shall have the meaning set forth in Section 5.4(g).

ARTICLE II - THE MERGER

2.1 Closing.   The closing of the transactions contemplated by this Agreement (the “Closing”) will take place at 10:00 a.m., local time, on the Closing Date at the offices of Stevens & Lee, 620 Freedom Business Center, King of Prussia, Pennsylvania, unless another time and place are agreed to by the parties hereto; provided, in any case, that all conditions to closing set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied or waived in writing at or prior to the Closing Date.  On the Closing Date, Mercer and Buyer shall cause the Articles of Merger to be duly executed and to be filed with the Secretary of State of the Commonwealth of Pennsylvania.

2.2 The Merger.   On the terms and subject to the conditions of this Agreement, and in accordance with the PBCL, at the Effective Time, Acquisition Corp. shall merge with and into Mercer and the separate existence of Acquisition Corp. shall cease.  Following the Merger, in accordance with the PBCL, Mercer shall continue as the surviving entity (the “Surviving Corporation”) in the Merger and all of the property (real, personal and mixed), rights, powers and duties and obligations of Acquisition Corp. and Mercer shall be taken and deemed to be transferred to, vested in and assumed by the Surviving Corporation as the surviving entity in the Merger, without further act or deed, and all debts, liabilities and duties of each of Acquisition Corp. and Mercer shall thereafter be the responsibility of the Surviving Corporation as the surviving entity in the Merger.

2.3 Effects of the Merger.     The Merger shall have the effects set forth in this Agreement and in Section 1929 of the PBCL.

2.4 The Surviving Corporation’s Articles of Incorporation and Bylaws.  On and after the Effective Time:

(a) the Articles of Incorporation of Acquisition Corp., as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation except that Article 1 of the Articles of Incorporation shall read: “The name of this corporation is Mercer Insurance Group, Inc.”  As so amended, the Articles of Incorporation of Acquisition Corp. shall be the Articles of Incorporation of the Surviving Corporation until thereafter altered, amended or repealed; and

(b) the Bylaws of Acquisition Corp., as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation (except that all references to Acquisition Corp. in the Bylaws of the Surviving Corporation shall be changed to reflect the name change of Acquisition Corp. discussed in Section 2.4(a) above) until thereafter altered, amended or repealed.

2.5 Board of Directors and Officers of the Surviving Corporation.

(a) At the Effective Time, the directors of Acquisition Corp., duly elected and holding office immediately prior to the Effective Time, shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

(b) The officers of Acquisition Corp. at the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

2.6 Conversion of Securities.  At the Effective Time, by virtue of the Merger and without any action on the part of Mercer, Buyer, Acquisition Corp. or the holders of any of the following securities, the following shall occur:

(a) Acquisition Corp. Common Stock.  Each share of Acquisition Corp. Common Stock issued and outstanding immediately prior to the Effective Time shall become and be one (1) validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

(b) Mercer Common Stock.

(i) Each share of Mercer Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 2.6(b)(ii)), including any allocated and unallocated shares held by the Mercer ESOP, and any shares of restricted stock, shall become and be a right to receive in cash $28.25 (the “Cash Consideration”).  Each such share, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Cash Consideration in respect of each such share upon the surrender of all certificates that formerly represented shares of Mercer Common Stock (“Certificates”) held by such holder in accordance with Section 2.7.

(ii) Each share of Mercer Common Stock held in the treasury of Mercer or by any Mercer Subsidiary and any shares of Mercer Common Stock owned by Buyer or any wholly-owned Subsidiary of Buyer shall be cancelled, and no consideration shall be delivered in exchange therefor.

(c) Mercer Stock Options and Restricted Stock.

(i) Each Mercer Stock Option issued and outstanding immediately prior to the Effective Time, whether or not vested and exercisable, shall be cancelled, without any further action by Mercer or any other Person, and converted into the right to receive the product of (x) the number of shares of Mercer Common Stock that would have been acquired upon the exercise of such Mercer Stock Option, multiplied by (y) the excess, if any, of the Cash Consideration over the exercise price to acquire a share of Mercer Common Stock under such Mercer Stock Option (the “Option Consideration”), subject to any applicable withholding taxes; provided, that if the exercise price per share under any such Mercer Stock Option is equal to or greater than the Cash Consideration, then such Mercer Stock Option shall be cancelled without any cash payment being made in respect thereof.  Immediately prior to the Effective Time, each share of restricted stock granted under the Mercer Option Plan shall become fully vested and shall be treated as an issued and outstanding share of Mercer Common Stock under Section 2.6(b).

(ii) Effective at the Effective Time, the Mercer Option Plan and all awards thereunder shall terminate, and all rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest with respect to the capital stock or other equity interests of Mercer or any Mercer Subsidiary shall be cancelled, without any liability on the part of Mercer or any Mercer Subsidiary (except as otherwise expressly provided in this Agreement).

(iii) From and after the Effective Time, no Person shall have any right under the Mercer Option Plan or under any other plan, program, agreement or arrangement with respect to equity interests of Mercer or any Mercer Subsidiary (except as otherwise expressly provided in this Agreement).

(iv) Not later than immediately prior to the Effective Time, Mercer’s Board of Directors or any committee thereof administering the Mercer Option Plan shall adopt all resolutions necessary to provide for the foregoing, and Mercer shall take any other action necessary to effect the foregoing.  As soon as reasonably practicable after the Effective Time, but in no event later than ten (10) days after the Closing Date, the Surviving Corporation shall pay the holders of Mercer Stock Options the cash payments specified in this Section 2.6(c).  No interest shall be paid or accrue on cash payments to holders of Mercer Stock Options.  Mercer shall cooperate with Buyer, and keep Buyer fully informed, with respect to all resolutions, actions and consents that Mercer intends to adopt, take and obtain in connection with the matters described in this Section 2.6.  Without limiting the foregoing, Mercer shall provide Buyer with a reasonable opportunity to review and comment on all such resolutions and consents and shall not undertake any obligation in connection with any such resolution, action or consent without the prior written consent of Buyer, which consent shall not be unreasonably withheld, delayed or conditioned.

2.7 Exchange of Shares.

(a) Surrender and Cancellation.  At the Effective Time, Buyer will deliver or cause to be delivered to a third-party agent to be appointed by Buyer and reasonably acceptable to Mercer (the “Exchange Agent”) an amount equal to the aggregate Cash Consideration to be paid pursuant to Section 2.6(b) and will deliver or cause to be delivered to the Exchange Agent or Mercer’s payroll provider an amount equal to the aggregate Option Consideration to be paid pursuant to Section 2.6(c).  Buyer shall cause the Exchange Agent to, as promptly as practical after the Effective Time, but in no event later than ten (10) days after the Closing Date, send or cause to be sent to each former holder of record of Mercer Common Stock transmittal materials (the “Letter of Transmittal”) for use in exchanging their Certificates for the consideration provided in this Agreement.  The Letter of Transmittal will contain instructions with respect to the surrender of Certificates and the receipt of the Cash Consideration contemplated by Section 2.6(b).  Upon surrender for cancellation to the Exchange Agent of any Certificates held by any Mercer shareholder, together with the Letter of Transmittal, duly executed, the Exchange Agent shall pay to such Mercer shareholder the Cash Consideration with respect to such Certificates.  No interest will be paid or accrued for the benefit of any Mercer shareholder on the amount payable upon the surrender of any Certificates held by such shareholder.  Until surrendered as contemplated by this Section 2.7, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Cash Consideration contemplated by Section 2.6(b).

(b) Lost Certificates.  In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Mercer shareholder to Buyer claiming such Certificate to be lost, stolen or destroyed and, if required by Buyer or the Exchange Agent, the posting by such Person of a bond in such amount as Buyer or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against Buyer, the Surviving Corporation or the Exchange Agent with respect to such Certificate, Buyer will pay or cause to be paid in exchange for each share represented by such lost, stolen or destroyed Certificate the Cash Consideration.

(c) Withholding.  Buyer and the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the Contemplated Transactions to any Person such amounts as Buyer or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of U.S. federal, state, local or non-U.S. tax law.  To the extent that such amounts are properly withheld by Buyer or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding were made by Buyer or the Exchange Agent.

(d) Return of Exchange Fund.  At any time following the six (6) month period after the Effective Time, Buyer shall be entitled to require the Exchange Agent to deliver to it any portions of the aggregate Cash Consideration and aggregate Option Consideration that had been made available to the Exchange Agent and not disbursed to holders of Mercer Common Stock or Mercer Stock Options (including, all interest and other income received by the Exchange Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to Buyer (subject to abandoned property, escheat and other similar laws) with respect to any Cash Consideration that may be payable upon due surrender of any Certificates held by them or any Option Consideration that may be payable to them.  Notwithstanding the foregoing, neither Buyer nor the Exchange Agent shall be liable to any former holder of Mercer Common Stock or Mercer Stock Options for any Cash Consideration or Option Consideration delivered in respect of such shares to a public official pursuant to applicable abandoned property, escheat or other similar law.

(e) Closing of Transfer Books.  From and after the Effective Time, the stock transfer books of Mercer shall be closed, and there shall be no transfers on the stock transfer books of Mercer of Mercer Common Stock thereafter other than to settle transfers of Mercer Common Stock that occurred prior to the Effective Time.  If, after the Effective Time, Certificates are presented for transfer to Buyer or the Exchange Agent, they shall be exchanged for the Cash Consideration and cancelled as provided in this Section 2.7.

2.8 Payment of Option Consideration.   As promptly as practicable after the Effective Time, but in no event later than ten (10) days after the Closing Date, Buyer shall pay to the record holder of any Mercer Stock Options who is an employee or former employee of Mercer or any Mercer Subsidiary an amount equal to the Option Consideration to which such holder of Mercer Stock Options is entitled under Section 2.6(c).  Provided that if funds are deposited by Buyer with Mercer’s payroll provider, such payment shall be made by Mercer pursuant to its payroll process.  With respect to any Mercer Stock Options held by any Person who is not an employee or former employee of Mercer or any Mercer Subsidiary, as promptly as practicable after the Effective Time, but in no event later than ten (10) days after the Closing Date, Buyer or the Exchange Agent shall send, by United States first class mail a check for the Option Consideration to which such holder of Mercer Stock Options is entitled under Section 2.6(c).

2.9 No Further Ownership Rights in Mercer Common Stock.   All cash paid upon the surrender for exchange of any Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Mercer Common Stock represented by such Certificates.

2.10 Certain Adjustments.   If, between the date of this Agreement and the Effective Time, (a) the outstanding shares of Mercer Common Stock shall be increased, decreased, changed into or exchanged for a different number of shares or different class, in each case, by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares, (b) a stock dividend or dividend payable in any other securities of Mercer shall be declared with a record date within such period, or (c) any similar event shall have occurred, then the Cash Consideration shall be appropriately adjusted to provide the holders of Mercer Common Stock (and Mercer Stock Options) the same economic effect as contemplated by this Agreement prior to such event.

2.11 Further Assurances.   If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of Mercer or Acquisition Corp., or (b) to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of Mercer or Acquisition Corp., all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Mercer or Acquisition Corp., all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation’s right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of Mercer or Acquisition Corp. and otherwise to carry out the purposes of this Agreement.

2.12 Closing Deliveries.  Subject to the fulfillment or waiver in writing of the conditions to closing set forth in Article VI, at the Closing Mercer shall deliver to Buyer all of the following:

(a) a complete and correct copy of the Mercer Constituent Documents, certified as of a recent date by the Secretary of State of the Commonwealth of Pennsylvania;

(b) a certificate of good standing of Mercer, issued as of a recent date by the Secretary of State of the Commonwealth of Pennsylvania;

(c) for each Mercer Subsidiary, (i) a complete and correct copy of such Mercer Subsidiary’s Constituent Documents, (ii) a certificate of good standing issued as of a recent date by the appropriate Governmental Body in the state in which such Mercer Subsidiary is incorporated or organized, and (iii) a certificate of good standing and qualification to do business as a foreign corporation issued as of a recent date by the appropriate Governmental Body of each state in which the nature of such Mercer Subsidiary’s business or the ownership of its assets in such state would require it to be qualified to do business in such state;

(d) for each Mercer Insurance Subsidiary, a complete and correct copy of each certificate of authority held by such Mercer Insurance Subsidiary from each jurisdiction in which such Mercer Insurance Subsidiary is required to obtain such certificate;

(e) a certificate of the Secretary of Mercer, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to (i) no amendments to the Mercer Constituent Documents since a specified date, (ii) the resolutions of the Board of Directors of Mercer authorizing the execution and performance of this Agreement and the Contemplated Transactions, (iii) the resolutions of the shareholders of Mercer approving and adopting this Agreement in accordance with Section 1924 of the PBCL, and (iv) the incumbency and signatures of the officers of Mercer executing this Agreement or any Acquisition Document; and

(f) all consents, waivers or approvals obtained by Mercer with respect to the consummation of the Contemplated Transactions.

ARTICLE III -  REPRESENTATIONS AND WARRANTIES OF MERCER

Except as otherwise disclosed to Buyer in the Mercer Disclosure Schedule (the “Mercer Disclosure Schedule”) delivered to Buyer by Mercer prior to the execution of this Agreement (with specific references to the representations and warranties contained in this Article III to which the information in such schedules relates), Mercer represents and warrants to Buyer as of the date hereof and as of the Closing Date, as follows:

3.1 Organization.   Mercer is a Pennsylvania corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and has all requisite corporate power and authority and all governmental approvals necessary to own, lease and operate its properties and to carry on its business as it is now being conducted.  Mercer is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.  The copies of Mercer’s Constituent Documents that have been made available to Buyer are complete and correct and in full force and effect.

3.2 Capitalization.

(a) As of the date hereof, the authorized capital stock of Mercer consists of 15,000,000 shares of Mercer Common Stock, of which, as of the date of this Agreement, 6,493,842 shares are issued and outstanding, and 5,000,000 shares of preferred stock, of which, no shares are issued and outstanding.  As of the date hereof, the Mercer ESOP is the record owner of 605,986 shares of Mercer Common Stock, of which 418,153 shares have been allocated to and are beneficially owned by, participants in the Mercer ESOP and 187,833 shares have not been so allocated and are held in a suspense account.  All of the issued and outstanding shares of Mercer Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights.  None of the outstanding shares of Mercer Common Stock were issued in violation of any Applicable Laws or Mercer’s or any of the Mercer Subsidiaries’ respective Constituent Documents or any Contract.  There are no capital appreciation rights, phantom stock plans, securities with participation rights or features, or similar obligations or commitments of Mercer or any of the Mercer Subsidiaries.  Mercer does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of Mercer on any matter.  Other than the Shareholder Support Agreements, there are no Contracts to which Mercer, any of the Mercer Subsidiaries or any of their respective officers or directors is a party concerning the voting of any capital stock of Mercer or any of the Mercer Subsidiaries.

(b) An aggregate of 538,800 shares of Mercer Common Stock are reserved for issuance pursuant to outstanding options (the “Mercer Stock Options”) to purchase shares of Mercer Common Stock pursuant to the Mercer Option Plan.  The Mercer Option Plan is the only benefit plan of Mercer and the Mercer Subsidiaries under which any securities of Mercer or any of the Mercer Subsidiaries are issuable.  Each share of Mercer Common Stock which may be issued pursuant to the Mercer Stock Options has been duly authorized and, if and when issued pursuant to the terms thereof, will be validly issued, fully paid and nonassessable and free of preemptive rights.  Except as set forth in Section 3.2(a) and this Section 3.2(b), no shares of capital stock or other voting securities of Mercer are issued, reserved for issuance or outstanding.

(c) Section 3.2(c) of the Mercer Disclosure Schedule sets forth the following information with respect to each Mercer Stock Option outstanding as of the date of this Agreement: (i) the Plan pursuant to which such Mercer Stock Option was granted; (ii) the name of the holder of such Mercer Stock Option; (iii) the number of shares of Mercer Common Stock subject to such Mercer Stock Option; (iv) the exercise price of such Mercer Stock Option; (v) the date on which such Mercer Stock Option was granted; (vi) the extent to which such Mercer Stock Option is vested and exercisable as of the date of this Agreement and the times and extent to which such Mercer Stock Option is scheduled to become vested and exercisable after the date of this Agreement; and (vii) the date on which such Mercer Stock Option expires.  Other than the Mercer Stock Options, no other Rights or other equity-based awards are outstanding.  Since September 30, 2010, except as permitted in accordance with Section 5.1 of this Agreement, Mercer has not (A) issued or repurchased any shares of Mercer Common Stock, preferred stock, other equity securities of Mercer or other securities convertible into equity securities of Mercer or any of the Mercer Subsidiaries, other than the issuance of shares of Mercer Common Stock in connection with the exercise of Mercer Stock Options, or (B) issued or awarded any options, stock appreciation rights, restricted shares, restricted stock units, deferred equity units, awards based on the value of Mercer Common Stock or any other equity-based awards other than in connection with the Mercer Option Plan.

3.3 Corporate Affairs.

(a) Mercer has made available to Buyer correct and complete copies of the Constituent Documents of Mercer and each of the Mercer Subsidiaries (as amended to date).  Mercer has made available to Buyer all of the minute books in its possession containing the records of the meetings of the shareholders, the Board of Directors and any committee of the Board of Directors of Mercer and each of the Mercer Subsidiaries since January 1, 2007.  The minute books of Mercer and the Mercer Subsidiaries reflect all of the material actions taken by each of their respective Boards of Directors (including each committee thereof) and shareholders from January 1, 2007 through the date of this Agreement.  Mercer has made available to Buyer all of the stock ledgers of the Mercer Subsidiaries.

(b) The books and records of Mercer and each of the Mercer Subsidiaries (i) are and have been properly prepared and maintained in form and substance adequate for preparing audited consolidated financial statements, in accordance with GAAP consistently applied and any other accounting requirements and Applicable Law, in each case, applicable to Mercer or such Mercer Subsidiary, (ii) reflect only actual transactions, and (iii) fairly reflect all assets and liabilities of Mercer and each of the Mercer Subsidiaries and all Contracts and other transactions to which Mercer or any of the Mercer Subsidiaries is or was a party or by which Mercer or any of the Mercer Subsidiaries or any of their respective businesses or assets is or was affected.

(c) The stock books and stock ledgers of Mercer accurately and completely list and describe all issuances, transfers and cancellations of shares of capital stock of Mercer.  The stock books and stock ledgers of each Mercer Subsidiary accurately and completely list and describe all issuances, transfers and cancellations of shares of capital stock of such Mercer Subsidiary.

3.4 Mercer Subsidiaries.

(a) Each Mercer Subsidiary is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the corporate or other organizational power and authority and all government approvals necessary to own, lease and operate its properties and to carry on its business as now being conducted.  Each Mercer Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.  Section 3.4(a) of the Mercer Disclosure Schedule sets forth a complete and correct list of the Subsidiaries of Mercer other than the Mercer Insurance Subsidiaries, and sets forth for each such Subsidiary, (i) the name of such Subsidiary, (ii) the state or jurisdiction of its incorporation or organization, (iii) each state or jurisdiction in which it is qualified or licensed to do business, and (iv) the record owner of its shares, other equity interests and any other securities convertible into equity interests (except for the holders of the preferred securities of the Statutory Trusts).  Other than the Subsidiaries listed in Sections 3.4(a) and 3.4(b) of the Mercer Disclosure Schedule, Mercer does not, directly or indirectly, have the power to direct or cause the direction of the management and policies of any Person, whether through ownership of voting securities, by Contract or otherwise.

(b) Each Mercer Insurance Subsidiary is an insurance company (i) duly licensed or authorized as an insurance company in its jurisdiction of incorporation, and (ii) duly licensed or authorized to carry on an insurance business in each other jurisdiction where it is required to be so licensed or authorized, except, in each case, where such failure to be licensed or authorized would not, individually or in the aggregate, have a Material Adverse Effect.  Mercer conducts all of its insurance operations that are required to be conducted through a licensed insurance company or insurance intermediary, through a Mercer Insurance Subsidiary.  Section 3.4(b) of the Mercer Disclosure Schedule lists for each Mercer Insurance Subsidiary (A) the name of such Mercer Insurance Subsidiary, (B) the state or jurisdiction of its incorporation or organization, (C) each jurisdiction in which it is licensed or authorized to carry on an insurance business, (D) the types of insurance and other products it is licensed to write in each jurisdiction in which it is licensed or authorized to carry on an insurance business, and (E) the record owner of its shares, other equity interests and any other securities convertible into equity interests.  None of Mercer’s Insurance Subsidiaries are “commercially domiciled” under the laws of any jurisdiction or is otherwise treated as domiciled in a jurisdiction other than its respective jurisdiction of incorporation or organization.

(c) Except for the preferred securities of the Statutory Trusts, Mercer is, directly or indirectly, the record and beneficial owner of all of the outstanding shares or other equity interests of each of the Mercer Subsidiaries, there are no proxies with respect to any such shares or equity interests, and no equity securities of any Mercer Subsidiary are or may become required to be issued by reason of any Rights.  All of such shares or equity interests so owned by Mercer are validly issued, fully paid and nonassessable and are owned by it free and clear of any Encumbrance.

3.5 Authority Relative to this Agreement.  On or prior to the date of this Agreement, the Board of Directors of Mercer has (a) duly authorized the execution, delivery and performance of this Agreement by Mercer and the consummation by Mercer of the Contemplated Transactions, including the Merger, in each case, by not less than sixty-six and two thirds percent (66-2/3%) of its members, at a meeting duly called and held in accordance with Mercer’s Constituent Documents and the PBCL, (b) approved the Shareholder Support Agreements, (c) resolved to recommend the approval and adoption of this Agreement by Mercer’s shareholders, (d) directed that this Agreement be submitted to Mercer’s shareholders for approval and adoption, and (e) approved the filing of the Mercer Proxy Statement with the SEC.  Mercer has the corporate power and authority to enter into this Agreement and, subject to the receipt of approval of this Agreement by Mercer shareholders and the required approval of any Governmental Body, to carry out its obligations hereunder.  No other corporate proceedings on the part of Mercer other than obtaining shareholder approval are necessary to authorize this Agreement or the Contemplated Transactions.  This Agreement has been duly and validly executed and delivered by Mercer and (assuming this Agreement constitutes a valid and binding obligation of Buyer and Acquisition Corp.) constitutes a valid and binding agreement of Mercer, enforceable against Mercer in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.6 Consents and Approvals; No Violations.

(a) No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with any Governmental Body is required by or with respect to Mercer or any Mercer Subsidiary in connection with the execution and delivery of this Agreement by Mercer or the consummation of the Contemplated Transactions, except for (i) the filing of a premerger notification and report form by Mercer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the receipt, termination or expiration, as applicable, of waivers, consents, approvals or waiting periods required under the HSR Act or any other applicable competition, merger control, antitrust or similar law or regulation, (ii) the filing with the SEC of (x) the Mercer Proxy Statement, and (y) such reports under the Exchange Act as may be required in connection with this Agreement and the Contemplated Transactions, (iii) the filing of a Form A Statement with, and receipt of the approval of, the Insurance Regulator of the Commonwealth of Pennsylvania, the State of California and the State of New Jersey, (iv) the filing of the Articles of Merger with the Secretary of State of the Commonwealth of Pennsylvania and appropriate documents with the relevant authorities of other states in which Mercer or any Mercer Subsidiary is qualified to do business (collectively (i) through (iv), the “Governmental Requirements”).

(b) No consent or approval of any other party (other than the shareholders of Mercer or any Governmental Body as specifically described in Section 3.6(a)) is required to be obtained by Mercer for the execution, delivery or performance of this Agreement by Mercer or the performance by Mercer of the Contemplated Transactions, except where the failure to obtain any such consent or approval would not prevent or delay the consummation of the Contemplated Transactions, or otherwise prevent Mercer from performing its obligations under this Agreement, or, individually or in the aggregate, have a Material Adverse Effect.

(c) None of the execution, delivery or performance of this Agreement by Mercer, the consummation by Mercer of the Contemplated Transactions, or compliance by Mercer with any of the provisions hereof, will:

(i) conflict with or result in any breach of any provisions of the Constituent Documents of Mercer or any of the Mercer Subsidiaries;

(ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration, vesting, payment, exercise, suspension or revocation or result in the loss of any benefit) under, any of the terms, conditions, or provisions of any Contract to which Mercer or any of the Mercer Subsidiaries is a party or by which any of them or any of their properties or assets is bound;

(iii) violate in any material respect any Applicable Law applicable to Mercer or any Mercer Subsidiary;

(iv) result in the creation or imposition of any Encumbrance on any property or asset of Mercer or any Mercer Subsidiary;

(v) cause the suspension or revocation of any material Permit; or

(vi) cause Mercer or any Mercer Subsidiary to take any action or create an obligation for Mercer or any Mercer Subsidiary to take any action that, if taken following the entry by Mercer into this Agreement, would have required the consent of Buyer pursuant to Section 5.1;

except in the case of clause (ii) for violations, breaches, defaults, terminations, cancellations, accelerations, vestings, exercises, creations, impositions, suspensions, revocations or loss of benefits which would not, individually or in the aggregate, have a Material Adverse Effect.

3.7 Mercer Financial Statements.

(a) Mercer has delivered to Buyer copies of the consolidated balance sheets of Mercer as of December 31, 2009 and 2008 and the related consolidated statements of income, shareholders’ equity and cash flows for each of the years in the three (3) year period ended December 31, 2009, together with the report on such statements by the independent auditors of Mercer and accompanying notes (the “Mercer Annual Financial Statements”).  The Mercer Annual Financial Statements have been derived from the accounting books and records of Mercer and the Mercer Subsidiaries and have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods presented.  The consolidated balance sheets included in the Mercer Annual Financial Statements present fairly in all material respects the consolidated financial position of Mercer and the Mercer Subsidiaries as at the respective dates thereof, and the consolidated statements of income, shareholders’ equity, and cash flows included in the Mercer Annual Financial Statements present fairly in all material respects the consolidated results of operations, shareholders’ equity and cash flows of Mercer and the Mercer Subsidiaries for the respective periods indicated.  Except as disclosed in the forms, reports and documents required to be filed by Mercer with the SEC since December 31, 2007  (collectively, the “Mercer SEC Reports”) and filed with the SEC prior to the date hereof, or as required by GAAP, Mercer has not, between January 1, 2007 and the date hereof, made or adopted any change in its accounting methods, practices or policies.

(b) Mercer has delivered to Buyer complete and correct copies of the consolidated balance sheet of Mercer as of September 30, 2010 and the related consolidated statements of income, shareholders’ equity and cash flows for the nine (9) months then ended, together with the accompanying notes (the “Mercer Interim Financial Statements”, and together with the Mercer Annual Financial Statements, the “Mercer Financial Statements”).  The Mercer Interim Financial Statements have been derived from the accounting books and records of Mercer and the Mercer Subsidiaries and have been prepared in accordance with GAAP, applied on a consistent basis.  The consolidated balance sheet included in the Mercer Interim Financial Statements presents fairly in all material respects the consolidated financial position of Mercer and the Mercer Subsidiaries as at the date thereof, and the consolidated statements of income, shareholders’ equity, and cash flows included in such Mercer Interim Financial Statements present fairly in all material respects the consolidated results of operations, shareholders’ equity and cash flows of Mercer and the Mercer Subsidiaries for the period indicated.

(c) Mercer and the Mercer Subsidiaries do not have any debts, liabilities, commitments or obligations of any nature (whether accrued or fixed, absolute or contingent, matured or unmatured, direct or indirect, known or unknown, asserted or unasserted) that would, individually or in the aggregate, have a Material Adverse Effect, except (i) liabilities and obligations in the respective amounts reflected on or reserved against in the Mercer Financial Statements, (ii) liabilities for claims made since September 30, 2010 under policies and certificates of insurance issued by or on behalf of any of the Mercer Insurance Subsidiaries within applicable policy limits (other than extracontractual or bad faith claims), and (iii) liabilities and obligations incurred in connection with, and not in violation of, this Agreement or the Contemplated Transactions.

3.8 Mercer Insurance Subsidiary Financial Information.

(a) Prior to the date of this Agreement, Mercer has provided to Buyer a complete and correct copy of the following statutory statements, in each case together with the exhibits, schedules and notes thereto (collectively, the “Mercer Statutory Financial Statements”): (i) the annual statement of each Mercer Insurance Subsidiary as of and for the annual periods ended December 31, 2009, in each case as filed with the Insurance Regulator of the jurisdiction of domicile of such Mercer Insurance Subsidiary, and (ii) the quarterly statements of each Mercer Insurance Subsidiary as of and for the quarterly periods ended March 31, 2010, June 30, 2010, and September 30, 2010, in each case, as filed with the Insurance Regulator of the jurisdiction of domicile of such Mercer Insurance Subsidiary.  The Mercer Statutory Financial Statements (A) have been derived from and are in accordance with the books and records of the applicable Mercer Insurance Subsidiary, (B) have been prepared in accordance with all Applicable Laws and the statutory accounting practices prescribed or permitted by the Insurance Regulator of the jurisdiction in which the applicable Mercer Insurance Subsidiary is domiciled (“SAP”), and (C) fairly present, in all material respects, in accordance with SAP, the statutory financial position, results of operations, assets, liabilities, capital and surplus, changes in statutory surplus and cash flows of the Mercer Insurance Subsidiaries as at the respective dates of, and for the periods referred to therein.  No material deficiency has been asserted by any Insurance Regulator with respect to any of the Mercer Statutory Financial Statements that remains unresolved prior to the date hereof.

(b) Section 3.8(b) of the Mercer Disclosure Schedule sets forth a true and complete list of all accounting practices used by one or more of the Mercer Insurance Subsidiaries in connection with the Mercer Statutory Financial Statements that depart from the National Association of Insurance Commissioners’ Accounting Practices and Procedures Manual and all such departures have been approved in writing by the applicable Insurance Regulator, in accordance with Applicable Law.

3.9 Risk-Based Capital.  Mercer and the Mercer Insurance Subsidiaries have made available to Buyer true and complete copies of all analyses and reports submitted by any Mercer Insurance Subsidiary to any Insurance Regulator during the past thirty-six (36) months relating to risk-based capital calculations.

3.10 Absence of Certain Changes.  Since September 30, 2010, there has been no event or condition that, individually or in the aggregate, has had a Material Adverse Effect, and (a) Mercer and the Mercer Subsidiaries have in all material respects conducted their respective businesses in the ordinary course consistent with past practice, and (b) there has not been any action taken or committed to be taken by Mercer or any Mercer Subsidiary which, if taken following entry by Mercer into this Agreement, would have required the consent of Buyer pursuant to Section 5.1.

3.11 Regulatory Reports.  Since December 31, 2007, Mercer and the Mercer Insurance Subsidiaries (a) have filed or submitted with all applicable Insurance Regulators, all registration statements, notices and reports, together with all exhibits and amendments thereto required under the Insurance Laws applicable to insurance holding companies (the “Mercer Holding Company Act Reports”), (b) have timely filed all Mercer Statutory Financial Statements, (c) have filed all other reports and statements, together with all amendments and supplements thereto, required to be filed with any Insurance Regulator under the Insurance Laws, and (d) have paid all fees and assessments due and payable by them under the Insurance Laws.  Section 3.11 of the Mercer Disclosure Schedule sets forth a list of, and Mercer has made available to Buyer, accurate and complete copies of, all Mercer Holding Company Act Reports, all other reports and statements filed by Mercer or any of the Mercer Subsidiaries with any Insurance Regulator and all reports of examination (including financial, market conduct and similar examinations) of any Mercer Insurance Subsidiary issued by an Insurance Regulator for periods ending and events occurring, after December 31, 2007 and prior to the date of this Agreement.  All such Mercer Holding Company Act Reports and other reports and statements were prepared in good faith and complied in all material respects with the Insurance Laws when filed.  No deficiencies have been asserted by any Governmental Body with respect to such Mercer Holding Company Act Reports and other reports and statements.

3.12 Investigations.  No Governmental Body has initiated any proceeding, examination or investigation into the business or operations of Mercer, any Mercer Subsidiary, or any director or officer of Mercer or any Mercer Subsidiary, since December 31, 2007.  There is no unresolved violation, criticism, dispute or exception by any Governmental Body with respect to any examination or investigation of Mercer, any Mercer Subsidiary, or any director or officer of Mercer or any Mercer Subsidiary.

3.13 Financial Examinations.  Section 3.13 of the Mercer Disclosure Schedule lists all financial examinations that any Governmental Body has conducted with respect to Mercer or any Mercer Subsidiary since December 31, 2005.  Mercer has made available to Buyer correct and complete copies of all correspondence and other information provided by Mercer or any Mercer Subsidiary to a Governmental Body and all correspondence and reports prepared or issued by a Governmental Body in connection with such financial examinations.  There are no regulatory or other financial examinations of Mercer or of any Mercer Subsidiary currently in process.

3.14 Internal Controls.

(a) Mercer has established and maintains a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance (i) that Mercer maintains records that, in reasonable detail, accurately and fairly reflect the respective transactions and dispositions of assets of Mercer and each of the Mercer Subsidiaries, (ii) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (iii) that receipts and expenditures are being made only in accordance with authorizations of management and the Board of Directors of Mercer, and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Mercer’s and any of the Mercer Subsidiaries’ assets that could have a material effect on Mercer’s financial statements.  Mercer has disclosed, based on the most recent evaluation of internal controls over financial reporting, to Mercer’s auditors and the audit committee of Mercer’s Board of Directors (A) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect Mercer’s ability to record, process, summarize and report financial information, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Mercer’s internal controls over financial reporting.

(b) Mercer has in place “disclosure controls and procedures” as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act that are designed to ensure that all information required to be disclosed by Mercer in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Mercer’s management as appropriate to allow timely decisions regarding disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.

(c) The records, systems, controls, data and information of Mercer and the Mercer Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are, in all material respects, under the exclusive ownership and direct control of Mercer or any Mercer Subsidiary or accountants (including all means of access thereto and therefrom).

(d) Since December 31, 2007, (i) neither Mercer nor any of the Mercer Subsidiaries nor, to the Knowledge of Mercer, any director, officer, employee, auditor, accountant, consultant, attorney, agent, advisor or representative of Mercer or any of the Mercer Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting, reserving or auditing practices, procedures, methodologies or methods of Mercer or any of the Mercer Subsidiaries or their respective internal controls, including any material complaint, allegation, assertion or claim that Mercer or any of the Mercer Subsidiaries has engaged in illegal accounting or auditing practices, and (ii) no director, officer, employee, auditor, accountant, consultant, attorney, agent, advisor or representative of Mercer or any of the Mercer Subsidiaries, whether or not employed by Mercer or any of the Mercer Subsidiaries, has reported evidence of a material violation of Applicable Laws, breach of fiduciary duty or similar violation by Mercer or any of its officers, directors, employees or agents to the Board of Directors of Mercer or any committee thereof.

3.15 Litigation.

(a) Except as set forth in the Mercer SEC Reports filed prior to the date of this Agreement, there are no outstanding material judgments, orders, writs, injunctions (temporary or permanent) or decrees of any Governmental Body against or involving Mercer or any of the Mercer Subsidiaries or, to the Knowledge of Mercer, threatened against Mercer, any of the Mercer Subsidiaries, or any of the present or former directors, officers, or employees of Mercer or any of the Mercer Subsidiaries as such, or any of its or their properties, assets or business.

(b) Except for claims under polices and certificates of insurance within applicable policy limits (other than extracontractual or bad faith claims) arising in the ordinary course of business for which reserves have been established, there is no material suit, action, proceeding or investigation (whether at law or equity, before or by any Governmental Body or before any arbitrator) pending or, to the Knowledge of Mercer, threatened against or affecting Mercer, any Mercer Subsidiary, any director or officer of Mercer or any Mercer Subsidiary or any of its or their properties, assets or businesses.

3.16 Tax Matters.

(a) All federal and all material state, local and foreign Tax Returns required to be filed prior to the date hereof by or on behalf of any member or members of the Group have been duly filed on a timely basis and all such Tax Returns are true, complete and correct in all material respects.  All Taxes shown to be payable on such Tax Returns or on subsequent assessments with respect to such Tax Returns have been paid in full on a timely basis and no other material Taxes are payable by any member or members of the Group with respect to items or periods covered by such Tax Returns (whether or not shown on or reportable on such Tax Returns).  With respect to any period for which Taxes of any member or members of the Group are not yet due and owing, Mercer or such member or members of the Group have made due and sufficient accruals for such Taxes in the Mercer Financial Statements.

(b) Any federal Tax Returns referred to in Section 3.16(a) for the years prior to 2007 have been examined by the Internal Revenue Service or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed (taking into account all applicable extensions and waivers) has expired.  No issues that have been raised by the relevant taxing authority or Governmental Body in connection with the examination of any Tax Returns referred to in Section 3.16(a) are currently pending.

(c) Each member of the Group has timely and properly withheld or caused to be timely and properly withheld, from its employees, vendors and other payees, in accordance with Applicable Law, proper and accurate amounts of all Taxes required by Applicable Law to be withheld by such member of the Group for all periods prior to the Closing Date; and, to the extent due and payable prior to the Closing Date, such member of the Group has timely paid such Taxes or caused such Taxes to be timely paid to all applicable taxing authorities and Governmental Bodies, for all periods prior to the Closing Date, including income, social security and employment Tax withholding for all types of compensation.

(d) Section 3.16 of the Mercer Disclosure Schedule identifies each state and local jurisdiction or Governmental Body in which each member of the Group is required to: (i) file any Tax Return, and the Tax Returns that such member of the Group is required to file in each such jurisdiction; and (ii) pay or withhold any Tax, and the Taxes that such member of the Group is required to pay or withhold in each such jurisdiction.

(e) As of the date of this Agreement and as of the Closing Date, there are (i) no unassessed Tax deficiencies or Tax adjustments proposed or threatened in writing against any member of the Group, and no member of the Group has been requested to waive the time to assess any Tax which request is pending, (ii) no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Tax against any member of the Group, and (iii) no actions, suits, audits, assessments, claims, or proceedings pending or proposed or threatened in writing, against any member of the Group with respect to any Tax, Tax Return or other Tax matters.

(f) Neither Mercer nor any other member of the Group has requested or been granted an extension of time for filing any Tax Return to a date later than the Closing Date.

(g) There is no action, suit, proceeding or claim for refund by or on behalf of any member of the Group now in progress or pending against any taxing authority or Governmental Body with respect to any Tax.

(h) Except for any Tax the payment of which is not delinquent: (i) there are no Encumbrances for Taxes against any member of the Group or any of its or their assets; (ii) no Taxes payable or withheld by any member of the Group remain unpaid which could give rise to any such Encumbrances; and (iii) no claims are being asserted in a writing received by Mercer by any taxing authority or Governmental Body with respect to the assessment or collection of any Taxes.

(i) Neither Mercer nor any other member of the Group will be required: (i) as a result of a change in method of accounting for a taxable period ending prior to the Closing Date, to make or include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the Closing Date; or (ii) as a result of any “closing agreement,” as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign law), to include any item of income in, or exclude any item of deduction from, any taxable period (or portion thereof) beginning after the Closing Date.

(j) Except for the Group of which Mercer is the common parent, neither Mercer nor any other member of the Group has ever been a member of an affiliated group (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) or filed or been included in a combined, consolidated or unitary Tax Return.

(k) Neither Mercer nor any other member of the Group is a party to or bound by any tax allocation or tax sharing agreement.  Neither Mercer nor any other member of the Group has (i) any current or potential contractual obligation to indemnify any Person with respect to Taxes, or (ii) any liability for Taxes of any Person arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of Applicable Law or as a transferee or successor (other than Taxes of Mercer or the Mercer Subsidiaries).

(l) No payment or series or combination of payments or transactions to or with any Person that arise out of any of the Contemplated Transactions will constitute a “parachute payment” or an “excess parachute payment” as defined in Section 280G of the Code (or any corresponding provision of state, local or foreign law), neither Mercer nor any other member of the Group will incur any liability or obligation to withhold any Tax with respect to any “excess parachute payment” under Section 3401 or 4999 of the Code or be unable to deduct any “excess parachute payment” under Section 280G of the Code (or any corresponding provisions of state, local or foreign law) and no Person is entitled to receive any additional payment as a result of the imposition of any excise tax under Section 4999 of the Code.

(m) Neither Mercer nor any other member of the Group has ever been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code (or any corresponding provision of state, local or foreign law) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code (or any corresponding provision of state, local or foreign law).

(n) During the past three (3) years, neither Mercer nor any other member of the Group has been a distributing or controlled corporation in a transaction intended to qualify for tax-free treatment under Section 355 of the Code.

(o) Neither Mercer nor any other member of the Group has entered into a “listed transaction” that has given rise to a disclosure obligation under Section 6011 of the Code and the Treasury Regulations promulgated thereunder, or failed to report any “reportable transaction” as required by the Code.

(p) No claim has ever been made by any taxing authority or Governmental Body in any jurisdiction that Mercer or any other member of the Group is or may be subject to Taxes that Mercer or such member of the Group does not pay in such jurisdiction, except where such Taxes have subsequently been paid by Mercer or such member of the Group.

(q) Neither Mercer nor any other member of the Group has any permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country.

(r) Each member of the Group has made available to Buyer true, correct and complete copies of all income and premium Tax Returns filed by or with respect to such member for the past two (2) calendar years.

(s) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of any of the transfers contemplated by this Agreement and no stock transfer Taxes, sales Taxes, use Taxes, real estate transfer Taxes, or other similar Taxes will be imposed on the Contemplated Transactions.

3.17 Title to Property.   Mercer and the Mercer Subsidiaries have good and marketable fee simple title to or, in the case of leased real property, a valid leasehold interest in, all of Mercer’s and the Mercer Subsidiaries’ real properties, free and clear of all Encumbrances.  Each parcel of real property owned or leased by Mercer or any Mercer Subsidiary is listed in Section 3.17 of the Mercer Disclosure Schedule.  Mercer and each Mercer Subsidiary has good and valid title to all of its respective properties, assets and other rights that do not constitute real property, free and clear of all Encumbrances, and own, have valid leasehold interests in or valid contractual rights to use, all of the assets, tangible and intangible, used by, or necessary for the conduct of, their respective businesses except for Permitted Encumbrances.

3.18 Permits and Compliance with Applicable Law.

(a) Mercer and the Mercer Subsidiaries hold all licenses, franchises, permits, grants, charters, easements, variances, exceptions, consents, certificates, approvals, authorizations and orders of any Governmental Body necessary to own, lease and operate their respective properties and to lawfully conduct their respective businesses (the “Permits”) under and pursuant to, and have complied in all material respects with, and are not in default in any material respect under any, and have maintained and conducted their respective businesses in all material respects in compliance with, such Permits and all Applicable Law, and each Permit is valid and in full force and effect.

(b) Neither Mercer nor any Mercer Subsidiary is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Governmental Body that: (i) limits the ability of Mercer or any Mercer Subsidiary to conduct any line of business; (ii) require any investments of any Mercer Insurance Subsidiary to be treated as non-admitted assets; (iii) require divestiture of any investments of Mercer or any Mercer Subsidiary; (iv) in any manner imposes any requirements on Mercer or any Mercer Subsidiary in respect of risk-based capital requirements that add to or otherwise modify the risk-based capital requirements imposed under the Insurance Laws, (v) in any manner relate to the ability of Mercer or any Mercer Subsidiary to pay or declare dividends or distributions; or (vi) otherwise restricts the conduct of the business, underwriting policies or management of Mercer or any Mercer Subsidiary (each, whether or not set forth in the Mercer Disclosure Schedule, a “Mercer Regulatory Agreement”), nor has Mercer or any Mercer Subsidiary been advised in writing by any Governmental Body that it is considering issuing or requesting any such Mercer Regulatory Agreement.  Mercer and the Mercer Subsidiaries are, and at all times since December 31, 2007 have been, in compliance in all material respects with Applicable Law.

(c) Since January 1, 2005, none of Mercer, the Mercer Subsidiaries, and, to the Knowledge of Mercer, any of their respective current or former directors, officers, employees, agents or representatives have: (i) used any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) used any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; (iv) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (v) made any false or fictitious entries on the books and records of Mercer or any Mercer Subsidiary; (vi) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature; or (vii) made any material favor or gift which is not deductible for federal income tax purposes.

3.19 Insurance Matters.

(a) All benefits due and payable under an insurance contract issued by or on behalf of any of the Mercer Insurance Subsidiaries have in all material respects been paid in accordance with the terms of such insurance contract, except for (i) benefits related to claims that have not been filed or final benefits under the applicable insurance contract that have not been determined and are not yet payable in accordance with the terms of such insurance contract, or (ii) such benefits for which a Mercer Insurance Subsidiary in its reasonable good faith discretion believes there is a basis to contest payment.

(b) There are no unpaid claims or assessments made against any Mercer Insurance Subsidiary, whether or not due, by any insurance guaranty association (in connection with that association’s fund relating to insolvent insurers), joint underwriting association, residual market facility or assigned risk pool.  To the Knowledge of Mercer, no such material claim or assessment is pending and none of the Mercer Insurance Subsidiaries have received written notice of any such material claim or assessment against it by any insurance guaranty association, joint underwriting association, residual market facility or assigned risk pool.

(c) All policies, binders, slips, certificates and other agreements of insurance in effect as of the date hereof (including all applications, endorsements, supplements, riders and ancillary agreements in connection therewith) issued by any Mercer Insurance Subsidiary, and any and all marketing materials, agent agreements, broker agreements, service contracts, and managing general agent agreements to which Mercer or any Mercer Subsidiary is a party, are, to the extent required under Applicable Law, on forms approved by the Insurance Regulators or have been filed with and not objected to by such Insurance Regulators within the period provided for objection, and all of such forms comply with the Insurance Laws in all material respects.  As to premium rates established by any Mercer Insurance Subsidiary, which are required to be filed with or approved by any Insurance Regulators, the rates have been so filed or approved, the premiums charged conform thereto, and such premiums comply with the Insurance Laws.  Section 3.19(c) of the Mercer Disclosure Schedule sets forth all increases in premium rates submitted by the Mercer Insurance Subsidiaries which have been disapproved by any Insurance Regulator since December 31, 2007.  Section 3.19(c) of the Mercer Disclosure Schedule lists all correspondence or communications from any Insurance Regulator received by Mercer or any Mercer Subsidiary after December 31, 2007, that requests or suggests that its premium rates, if applicable, should be reduced below the current approved premium levels.

(d) No Mercer Insurance Subsidiary has issued any participating policies or any retrospectively rated policies of insurance.

3.20 Reinsurance Treaties.

(a) All reinsurance treaties or agreements, including retrocessional agreements, to which any Mercer Insurance Subsidiary is a party or under which any Mercer Insurance Subsidiary has any existing rights, obligations or liabilities are listed in Section 3.20(a) of the Mercer Disclosure Schedule (the “Mercer Reinsurance Treaties”).  Mercer has made available to Buyer correct and complete copies of all of the Mercer Reinsurance Treaties and all such Mercer Reinsurance Treaties are in full force and effect, and the consummation of the Contemplated Transactions will not result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or result in the loss of any benefit) under, any of the terms, conditions, or provisions of any Mercer Reinsurance Treaty.  The Mercer GAAP Reserves (as defined in Section 3.21(a) of this Agreement) at each of December 31, 2008, December 31, 2009, and September 30, 2010, as reflected in the Mercer Financial Statements are stated without taking credit for amounts ceded under any reinsurance treaties or agreements, and the Mercer SAP Reserves (as defined in Section 3.21(b) of this Agreement) at each of December 31, 2008, December 31, 2009, and September 30, 2010, as reflected in the Mercer Statutory Financial Statements, in each case, are stated taking credit for amounts ceded under any reinsurance treaties or agreements.  Mercer has reasonably concluded that all reinsurance recoverable amounts reflected in the Mercer Financial Statements are collectible, and Mercer is unaware of any material adverse change in the financial condition of Mercer’s reinsurers that might raise concern regarding their ability to honor their reinsurance commitments.  No party to any of the Mercer Reinsurance Treaties has given notice to Mercer or any Mercer Insurance Subsidiary that such party intends to terminate, cancel or alter the pricing of any of the Mercer Reinsurance Treaties as a result of or following consummation of the Contemplated Transactions.  Each Mercer Reinsurance Treaty is valid and binding on each party thereto.  With respect to each Mercer Reinsurance Treaty, there is no material default or claim of any material default thereunder by any Mercer Insurance Subsidiary that is a party thereto or, to the Knowledge of Mercer, by any other party thereto, and no event has occurred that, with the passage of time or the giving of notice (or both), would constitute a material default thereunder by any Mercer Insurance Subsidiary, that is a party thereto or, to the Knowledge of Mercer, by any other party thereto, or would permit material modification, acceleration or termination thereof.  No Mercer Reinsurance Treaty contains any provision providing that the other party thereto may terminate or alter the pricing of the same by reason of the Contemplated Transactions, or contains any other provision which would be altered or otherwise become applicable by reason of such transactions.  Since January 1, 2007, no Mercer Reinsurance Treaty has been cancelled.  Since January 1, 2007, there have been no disputes under any Mercer Reinsurance Treaty other than disputes in the ordinary course for which adequate loss reserves have been established.

(b) Other than the Reinsurance Pooling Agreement, none of the Mercer Insurance Subsidiaries is a party to any reinsurance pools or fronting arrangements under which any obligations remain outstanding.

3.21 Reserves.

(a) Each Mercer Insurance Subsidiary has assets that qualify as admitted assets under the Insurance Laws in an amount at least equal to the sum of all its reserves and liability amounts and its minimum statutory capital and surplus as required by such Insurance Laws.  The Mercer Financial Statements, as of the date thereof, set forth all of the reserves of such Mercer Insurance Subsidiary as of such date (collectively, the “Mercer GAAP Reserves”).  The Mercer GAAP Reserves (i) were determined in accordance with GAAP consistently applied, (ii) were computed on the basis of methodologies consistent in all material respects with those used in prior periods, (iii) were fairly stated in all material respects in accordance with sound actuarial principles, (iv) were established in accordance with prudent insurance practices generally followed in the insurance industry, and (v) satisfied the requirements of all Applicable Laws in all material respects.

(b) The Mercer Statutory Financial Statements, as of the date thereof, set forth all of the reserves of such Mercer Insurance Subsidiary as of such date (collectively, the “Mercer SAP Reserves”).  The Mercer SAP Reserves, net of the reinsurance thereof, (i) were determined in accordance with SAP consistently applied, (ii) were computed on the basis of methodologies consistent in all material respects with those used in prior periods, (iii) were fairly stated in all material respects in accordance with sound actuarial principles, (iv) were established in accordance with prudent insurance practices generally followed in the insurance industry, and (v) satisfied the requirements of all Applicable Laws in all material respects.

(c) Section 3.21(c) of the Mercer Disclosure Schedule lists each actuary, independent or otherwise, that has reviewed, on behalf of Mercer or any Mercer Subsidiary, the reserves for losses and loss adjustment expenses of Mercer or such Mercer Subsidiary and/or its premium rates for liability insurance in each of the years commencing after December 31, 2006 (collectively the “Mercer Actuaries” and separately a “Mercer Actuary”).  Section 3.21(c) of the Mercer Disclosure Schedule lists each and every actuarial report, and all attachments, supplements, addenda and modifications thereto prepared for or on behalf of Mercer or any Mercer Subsidiary by the Mercer Actuaries, or delivered by the Mercer Actuaries to Mercer or any Mercer Subsidiary, since December 31, 2006, in which a Mercer Actuary has (i) either expressed an opinion on the adequacy of the Mercer GAAP Reserves or the Mercer SAP Reserves, or (ii) expressed an opinion as to the adequacy of such premiums or made a recommendation as to the premiums that should be charged by a Mercer Insurance Subsidiary (collectively, the “Mercer Actuarial Analyses”).  Mercer has made available to Buyer a true and complete copy of each of the Mercer Actuarial Analyses.  The information and data furnished by Mercer and the Mercer Insurance Subsidiaries and their Affiliates in connection with the preparation of the Mercer Actuarial Analyses, as well as the actuarial information provided to Buyer, was complete and accurate in all material respects.

3.22 Finite Insurance and Reinsurance.

  With respect to all Mercer Reinsurance Treaties for which any Mercer Insurance Subsidiary is taking credit on the Mercer Statutory Financial Statements or has taken credit on any Mercer Statutory Financial Statement from and after January 1, 2008, (a) there are no separate written or oral agreements between Mercer or any Mercer Insurance Subsidiary, on the one hand, and the assuming reinsurer, on the other hand, that would under any circumstances, reduce, limit, mitigate or otherwise affect any actual or potential loss to the parties under any such Mercer Reinsurance Treaty, other than inuring contracts that are explicitly defined in any such Mercer Reinsurance Treaty, (b) for each such Mercer Reinsurance Treaty entered into, renewed, or amended on or after January 1, 2008, for which risk transfer is not reasonably considered to be self-evident, documentation concerning the economic intent of the transaction and the risk transfer analysis evidencing the proper accounting treatment, as required by Statement of Statutory Accounting Principles (“SSAP”) No. 62, is available for review by the Insurance Regulators, (c) each of the Mercer Insurance Subsidiaries complies and has complied from and after January 1, 2008 with all the requirements set forth in SSAP No. 62, and (d) each of the Mercer Insurance Subsidiaries has and has had from and after January 1, 2008 appropriate controls in place to monitor the use of reinsurance and adhere to the provisions of SSAP No. 62.  None of the Mercer Insurance Subsidiaries, nor to the Knowledge of Mercer, any counterparty to an insurance contract or Mercer Reinsurance Treaty with any Mercer Insurance Subsidiary, has accounted at any time for risks ceded or assumed as reinsurance under SAP and as a deposit under GAAP, or as reinsurance under GAAP and as a deposit under SAP.

3.23 Investments.

(a) The Mercer Financial Statements reflect all securities, mortgages and other investments (collectively, the “Mercer Investments”) owned by Mercer and the Mercer Subsidiaries as of December 31, 2009 and September 30, 2010.  All transactions in Mercer Investments by Mercer from September 30, 2010, to the date hereof have complied in all material respects with the investment policy of Mercer.

(b) A complete list of all Mercer Investments owned, directly or indirectly, by Mercer as of September 30, 2010, that are in arrears or default in payment of principal or interest or dividends or have been or should have been, classified as non-performing, non-accrual, ninety (90) days past due, as still accruing and doubtful of collection, as in foreclosure or any comparable classification, or are permanently impaired, in bankruptcy, or which are included on any “watch list” are set forth in Section 3.23(b) of the Mercer Disclosure Schedule, and there have been no changes since such date that would, individually or in the aggregate, have a Material Adverse Effect.

(c) Except as set forth in the Mercer Financial Statements, there are no Encumbrances on any of the Mercer Investments, other than any special deposits reflected in the Mercer Financial Statements.

3.24 Producers.

(a) To the Knowledge of Mercer, each insurance agent, third-party administrator, marketer, underwriter, wholesaler, broker, producer, reinsurance intermediary and distributor that wrote, sold, produced or managed insurance business for one or more of the Mercer Insurance Subsidiaries (each, a “Producer”), at the time such Producer wrote, sold, produced or managed such business, was duly licensed as required by Applicable Law (for the type of business written, sold, produced or managed on behalf of the Mercer Insurance Subsidiaries), and to the Knowledge of Mercer, as of the date hereof, no Producer is in violation of (or with or without notice or lapse of time or both, would have violated) any material term or provision of any Applicable Law applicable to the writing, sale, production, administration or management of business for any of the Mercer Insurance Subsidiaries, except for such failures to be licensed or such violations which have been cured, which have been resolved or settled through agreements with the applicable Governmental Body, or which are barred by an applicable statute of limitations.

(b) None of the Mercer Insurance Subsidiaries has received written notice of any material disputes with any current or former Producer concerning commissions except for such disputes that have been settled or otherwise resolved.

3.25 Brokers.   Other than Sandler O’Neill & Partners, LP, the fees and expenses of which will be paid by Mercer (as reflected in an agreement between Sandler O’Neill & Partners, LP and Mercer, dated December 1, 2008, a copy of which has been furnished to Buyer), no broker, investment banker or other Person is entitled to any brokerage, financial advisory, finder’s or similar fee or commission payable by Mercer or any Mercer Subsidiary in connection with the Contemplated Transactions based upon arrangements made by or on behalf of Mercer or any Mercer Subsidiary.

3.26 Employee Benefit Plans; ERISA.

(a) Section 3.26(a) of the Mercer Disclosure Schedule sets forth a complete and accurate list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, equity-based award, severance or termination pay, hospitalization or other medical, accident, disability, life or other insurance, supplemental unemployment benefits, fringe and other welfare benefit, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, that is sponsored, maintained or contributed to or required to be contributed to by Mercer or the Mercer Subsidiaries or by any trade or business, whether or not incorporated, that together with Mercer, would or would have been at any date of determination occurring within the preceding five (5) years, deemed a “single employer” within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or considered as being members of a controlled group of corporations, under common control, or members of an affiliated service group within the meaning of Subsections 414(b), (c) or (m) of the Code or Section 4001(a)(14) of ERISA, in each case for the benefit of any current or former employee, director or independent contractor of Mercer or any of the Mercer Subsidiaries (each a “Plan” and collectively the “Mercer Plans”).

(b) With respect to each Plan listed in Section 3.26(a) of the Mercer Disclosure Schedule, to the extent applicable, Mercer has heretofore made available to Buyer true and complete copies of the following documents:

(i) a copy of each written Plan and any amendment thereto (which has not yet been incorporated into the Plan document) and a written summary of each unwritten Plan;

(ii) a copy of the most recent annual report on Form 5500 and any schedules or attachments thereto, if required under ERISA;

(iii) a copy of the most recent summary plan description required under ERISA with respect thereto;

(iv) if the Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof;

(v) the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under Section 401 of the Code; and

(vi) all correspondence with any Governmental Body with respect to any investigation, audit, dispute or assessment.

(c) Each Plan intended to be qualified under Section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the Internal Revenue Service as to its qualification under the Code and to the effect that each such trust is exempt from taxation under Section 501(a) of the Code, and nothing has occurred with respect to such Plan since the date of such determination letter that has, individually or in the aggregate, had a Material Adverse Effect.

(d) At no time during the six (6) year period prior to the date of this Agreement has either Mercer, or any ERISA Affiliate maintained, had an obligation to contribute to or had any liability under, any plan or trust that is subject to Title IV or Section 302 of ERISA or Section 412 of the Code or a multiemployer plan, within the meaning of Section 3(37) of ERISA, and no condition exists that presents a material risk to Mercer or any ERISA Affiliate of incurring a liability under Title IV of ERISA.

(e) No Plan or any trust established thereunder is maintained for the benefit of employees outside of the United States or is otherwise subject to the laws of any jurisdiction other than the United States or a political subdivision thereof.

(f) Neither Mercer, nor any ERISA Affiliate, has engaged in a transaction in connection with which Mercer or the ERISA Affiliate could be subject to penalties under the excise tax or joint and several liability provisions of the Code relating to employee benefit plans that would, individually, or when taken together with any amounts arising as a result of noncompliance with any of the other paragraphs of this Section 3.26, have, individually or in the aggregate, a Material Adverse Effect.

(g) Each Plan has been operated and administered in all respects in accordance with its terms and Applicable Law, including ERISA and the Code, except where such noncompliance, individually, or when taken together with any amounts arising as a result of noncompliance with any of the other paragraphs of this Section 3.26, would not have, individually or in the aggregate, a Material Adverse Effect.

(h) The consummation of the Contemplated Transactions will not, either alone or together with any other event, (i) entitle any current or former employee, director or officer of Mercer or any of the Mercer Subsidiaries to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting or trigger any payment or funding (whether through a grantor trust or otherwise) of compensation or benefits, or increase the amount of compensation due any such employee, director or officer.

(i) There are no pending or, to the Knowledge of Mercer, threatened or anticipated actions, suits or claims by or on behalf of any Plan, by any employee or beneficiary covered under any Plan, or otherwise involving any such Plan (other than routine claims for benefits) that would, individually, or when taken together with any amounts arising as a result of noncompliance with any of the other paragraphs of this Section 3.26, have, individually or in the aggregate, a Material Adverse Effect.

(j) No Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees after retirement or other termination of service other than (i) coverage mandated by Applicable Law, (ii) death benefits or retirement benefits under any “employee pension plan,” as that term is defined in Section 3(2) of ERISA, or (iii) deferred compensation benefits accrued as liabilities on the books of Mercer.

(k) With respect to each Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code and is subject to Section 409A of the Code, (i) the written terms of such Plan have at all times since January 1, 2009 been in compliance with, and (ii) such Plan has, at all times while subject to Section 409A of the Code, been operated in compliance with, Section 409A of the Code and all applicable guidance thereunder.

(l) All contributions to, and payments from, each Plan that have been required to have been made in accordance with their terms have been timely made and all obligations in respect of each Plan have been properly accrued and reflected on Mercer’s financial statements.

(m) Section 3.26(m) of the Mercer Disclosure Schedule sets forth a list of the participants in each Director Deferred Compensation Agreement.

3.27 Labor Relations; Employees.

(a) None of the employees of Mercer or any of the Mercer Subsidiaries are represented by any labor organization and no union claims to represent these employees have been made.  Neither Mercer nor any Mercer Subsidiary is a party to any collective bargaining Contract or any labor Contract.  To the Knowledge of Mercer, there have been no union organizing activities with respect to employees of Mercer or any of the Mercer Subsidiaries within the past three (3) years.  Neither Mercer nor any of the Mercer Subsidiaries is or has been engaged in any unfair labor practices as defined in the National Labor Relations Act, as amended, or similar Applicable Law nor is there pending any unfair labor practice charge.  There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of Mercer, threatened against or affecting Mercer or any Mercer Subsidiary which may interfere with the respective business activities of Mercer or any Mercer Subsidiary, except where such dispute, strike, or work stoppage would not, individually or in the aggregate, have a Material Adverse Effect.

(b) Mercer and each Mercer Subsidiary have complied with all applicable legal, administrative and regulatory requirements relating to wages, hours, immigration, discrimination in employment and collective bargaining and comparable state laws and are not liable for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing.  Mercer and each Mercer Subsidiary is and has been in compliance with the requirements of the Workers Adjustment and Retraining Notification Act, as amended, and all similar state laws and have no liabilities or unfilled notice obligations pursuant thereto.

3.28 Intellectual Property Rights.

(a) Mercer and the Mercer Subsidiaries own, free of Encumbrances, or have a valid and binding license to use, all Intellectual Property material to the conduct of the business of Mercer or any Mercer Subsidiary (“Business Intellectual Property”).

(b) Except for defaults and infringements that would not, individually or in the aggregate, have a Material Adverse Effect, (i) neither Mercer nor any of the Mercer Subsidiaries is in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property, and (ii) (x) to the Knowledge of Mercer, none of the Business Intellectual Property owned by Mercer or any Mercer Subsidiary is being infringed, misappropriated or violated by any third party, and (y) neither Mercer nor any of the Mercer Subsidiaries is infringing, misappropriating or violating any Intellectual Property of any third party.

(c) There is no pending or, to the Knowledge of Mercer, threatened claim, challenge or dispute regarding the ownership of, or use by, Mercer or any Mercer Subsidiary of any Business Intellectual Property.  The consummation of the Contemplated Transactions will not result in the loss of use of any Business Intellectual Property.

(d) Section 3.28(d) of the Mercer Disclosure Schedule contains a list as of the date hereof of (i) all registered United States, state and foreign trademarks, service marks, logos, trade dress and trade names and pending applications to register the foregoing, (ii) all United States and foreign patents and patent applications, (iii) all registered United States and foreign copyrights and pending applications to register the same, (iv) all domain names, and (v) all material software (showing in each case a description and the owner, licensor or licensee), in each case, owned by, licensed to or used by Mercer or any Mercer Subsidiary in the conduct of their business; provided, that Section 3.28(d) of the Mercer Disclosure Schedule does not list mass market software licensed to Mercer or any Mercer Subsidiary that is commercially available and subject to “shrink-wrap” or “click-through” license agreements.  Except as set forth in Section 3.28(d) of the Mercer Disclosure Schedule, all registrations for copyrights, patents and trademarks identified therein are valid and in force, and all applications to register any unregistered copyrights, patent rights and trademarks so identified are pending and in good standing.

(e) Mercer and the Mercer Subsidiaries have taken reasonable steps to maintain the confidentiality of or otherwise protect and enforce their rights in all Business Intellectual Property owned by them (“Owned Business Intellectual Property”), and to protect and preserve through the use of customary non-disclosure agreements the confidentiality of all confidential information that is owned, used or held by Mercer or any Mercer Subsidiary in the conduct of the business.  To the Knowledge of Mercer, such confidential information has not been used, disclosed to or discovered by any Person except pursuant to valid and appropriate non-disclosure agreements which have not been breached.

(f) All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception or development, or both, of the Owned Business Intellectual Property (i) have been and are a party to “work-for-hire” arrangements with Mercer or a Mercer Subsidiary, or (ii) have assigned to Mercer or a Mercer Subsidiary all ownership of all tangible and intangible property arising in connection with the conception or development of such Owned Business Intellectual Property.

(g) For purposes of this Agreement, “Intellectual Property” means patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, Internet domain names, copyrights and copyright rights and other tangible or intangible proprietary intellectual property rights and all pending applications for and registrations of any of the foregoing, and computer and network software programs, data, technology, know-how, and trade secrets and trade secret rights.

3.29 Contracts.

(a) Section 3.29 of the Mercer Disclosure Schedule set forth a list of each Contract, other than this Agreement, (collectively, the “Mercer Contracts”) to which Mercer or any of the Mercer Subsidiaries is a party or by which it is bound which:

(i) is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Exchange Act);

(ii) contains obligations in excess of $100,000 or is otherwise material to the current business, assets, liabilities, financial condition or results of operations of Mercer or any Mercer Subsidiary, taken as a whole;

(iii) contains covenants limiting or purporting to limit the freedom of Mercer or any of the Mercer Subsidiaries to engage in any line of business in any geographic area or to compete with any Person or restricting or purporting to restrict the ability of Mercer or any of its Affiliates (including Buyer or any of its Subsidiaries following the Merger) to acquire equity securities of any Person;

(iv) (A) obligates Mercer or any Mercer Subsidiaries or will obligate Buyer or any of its Subsidiaries following the Merger, in each case, to extend most-favored nation pricing to any Person, (B) imposes exclusivity obligations on Mercer or any Mercer Subsidiary or that will impose exclusivity obligations on Buyer or any of its Subsidiaries following the Merger, in each case, with respect to customers or suppliers, or (C) imposes obligations on Mercer or any Mercer Subsidiary or will impose obligations on Buyer or any of its Subsidiaries following the Merger, in each case, with respect to non-solicitation provisions with respect to customers or suppliers;

(v) relates to or contains provisions or covenants that obligate or upon the occurrence of a condition precedent will obligate Mercer or any of the Mercer Subsidiaries to guarantee indebtedness for borrowed money;

(vi) is a guaranty or contains provisions or covenants relating to indemnification or holding harmless by Mercer or any of the Mercer Subsidiaries;

(vii) relates to the acquisition or disposition of any business (whether by merger, sale or purchase of stock or assets or otherwise) and contains obligations (financial or performance) that have not been terminated or lapsed;

(viii) relates to any settlement that materially affects the conduct of Mercer’s or any Mercer Subsidiary’s businesses;

(ix) is an employment (other than an employment “at will”), severance, retention, incentive or similar contract applicable to any employee of Mercer or any of the Mercer Subsidiaries, including contracts to employ executive officers and other contracts with officers or directors of Mercer or any of the Mercer Subsidiaries, other than agent contracts with insurance agents;

(x) any Contract to provide the source code for any software included within the Owned Business Intellectual Property to any third party; or

(xi) any Contract, other than standard end-user license and sale Contracts (including “shrink-wrap” or “click-through” license agreements) and related maintenance and support Contracts entered into in the ordinary course of business, that (A) grants to any third party a license to use, modify, improve or reproduce any product, service or Intellectual Property of Mercer or any Mercer Subsidiary, or (B) grants to Mercer or any Mercer Subsidiary a license to use, modify, improve or reproduce any product, service or Intellectual Property of a third party.

(b) With respect to each of the Mercer Contracts:

(i) a complete and accurate copy of such contract has previously been made available to Buyer;

(ii) such contract is (assuming due power and authority of, and due execution and delivery by, the other party or parties thereto) valid and binding upon Mercer, each Mercer Subsidiary that is a party thereto and, to the Knowledge of Mercer, each other party thereto and is in full force and effect;

(iii) there is no material default or claim of material default thereunder by Mercer, any Mercer Subsidiary that is a party thereto or, to the Knowledge of Mercer, by any other party thereto, and no event has occurred that, with the passage of time or the giving of notice (or both), would constitute a material default thereunder by Mercer, any Mercer Subsidiary that is a party thereto or, to the Knowledge of Mercer, by any other party thereto, or would permit material modification, acceleration or termination thereof;

(iv) to the Knowledge of Mercer, no Person is challenging the validity or enforceability of any Mercer Contract, except such challenges which would not, individually or in the aggregate, have a Material Adverse Effect; and

(v) the consummation of the Contemplated Transactions will not give rise to a right of the other party or parties thereto to terminate or amend the terms of such contract or impose liability under the terms thereof on Mercer or any of the Mercer Subsidiaries.

3.30 Environmental Laws and Regulations.

(a) Mercer and the Mercer Subsidiaries, their respective owned and leased properties and their operations are in compliance with all Applicable Laws relating to pollution or protection of human health, occupational safety and health, or the environment (including ambient air, surface water, ground water, land surface, subsurface strata or exposure to Hazardous Materials) (collectively, “Environmental Laws”), except for non-compliance which, individually or in the aggregate, has not had a Material Adverse Effect.

(b) Mercer has not received written notice of, or is the subject of, any actions, causes of action, claims, investigations, demands or notices by any Person asserting personal injury, property damages or the obligation of Mercer or any of the Mercer Subsidiaries to conduct investigations or clean-up activities under any Environmental Laws or alleging liability under or non-compliance with any Environmental Laws (collectively, “Environmental Claims”) which has, individually or in the aggregate, had a Material Adverse Effect.

(c) There are no facts, circumstances or conditions in connection with the operation of its business or any current or formerly owned properties that have led to or are reasonably likely to lead to any Environmental Claims or impositions of any institutional or engineering controls or restrictions under Environmental Laws on the use or development of properties in the future which, individually or in the aggregate, has had a Material Adverse Effect.

(d) Mercer has not received, any written claim, notice of violation or citation concerning any violation or alleged violation of any applicable Environmental Law regarding any real property securing a mortgage loan owned by Mercer or any Mercer Subsidiary.

3.31 Insurance Coverage.

(a) Mercer and each of the Mercer Subsidiaries maintains insurance coverage reasonably adequate for the operation of the businesses of Mercer and the Mercer Subsidiaries taken as a whole.  The insurance maintained by Mercer and the Mercer Subsidiaries insures against risks to the extent and in the manner reasonably deemed appropriate and sufficient by Mercer, and the coverage provided thereunder will not be materially and adversely affected by the Contemplated Transactions.  Mercer has made available to Buyer prior to the date of this Agreement copies of all insurance policies which are maintained by Mercer or any of the Mercer Subsidiaries or which name Mercer or any of the Mercer Subsidiaries as an insured (or loss payee), including those which pertain to Mercer’s or any of the Mercer Subsidiaries’ assets, employees or operations (the “Mercer Insurance Policies”).  Each Mercer Insurance Policy is in full force and effect and all premiums due thereunder have been paid.

(b) Neither Mercer nor any of the Mercer Subsidiaries has received notice of cancellation or default under any Mercer Insurance Policy or notice of any pending or threatened termination or cancellation, coverage limitation or reduction or material premium increase with respect to any such policy.  Neither Mercer nor any of the Mercer Subsidiaries is in material breach of, or material default under, any Mercer Insurance Policy.  There is no material claim by Mercer or any of the Mercer Subsidiaries pending under any Mercer Insurance Policy covering the assets, business, equipment, properties, operations, employees, officers or directors of Mercer and/or one or more of the Mercer Subsidiaries as to which coverage has been questioned, denied or disputed by the underwriters of such Mercer Insurance Policies.  No issuer of any Mercer Insurance Policy has issued a reservation-of-rights letter, or entered into a nonwaiver agreement, or otherwise denied or limited coverage (in whole or in part), under any Mercer Insurance Policy and no declaratory judgment has been sought by any Person or entered by any court of competent jurisdiction that has the effect of or will have the effect of denying or limiting coverage (in whole or in part) under any Mercer Insurance Policy.

3.32 No Investment Company.  Neither Mercer nor any Mercer Subsidiary is an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

3.33 SEC Filings.   Mercer has timely filed the Mercer SEC Reports.  The Mercer SEC Reports (a) at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then the date of such filing), complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (b) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Mercer SEC Reports or necessary to make the statements in the Mercer SEC Reports, in light of the circumstances under which they were made, not misleading.

3.34 Mercer Proxy Statement.  None of the information to be included or incorporated by reference in the Mercer Proxy Statement (other than information with respect to Buyer or Acquisition Corp. supplied in writing by Buyer to Mercer expressly for inclusion in the Mercer Proxy Statement) will, at the time of the mailing of the Mercer Proxy Statement and at the time of the Mercer Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  If at any time prior to the Mercer Shareholder Meeting any event shall occur which is required at that time to be described in the Mercer Proxy Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by Applicable Law, disseminated to the shareholders of Mercer.  The Mercer Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act.

3.35 Rating.   As of the date hereof, the Mercer Insurance Subsidiaries have been assigned an ‘A’ insurer financial strength rating with a stable outlook by Best.  To the Knowledge of Mercer, as of the date hereof, Best has not indicated that it intends to lower any such rating or put any Mercer Insurance Subsidiary under review.

3.36 Opinion of Financial Advisor.  Mercer has received the opinion of Sandler O’Neill & Partners, LP to the effect that, as of the date hereof, the aggregate amount of Cash Consideration and Option Consideration is fair to Mercer’s shareholders from a financial point of view, a copy of which opinion has been delivered to Buyer.

3.37 Antitakeover Provisions.   Mercer has taken all actions required to exempt Buyer, this Agreement and the Merger from any provisions of an antitakeover nature contained in the Constituent Documents of Mercer or under Applicable Law, including any “fair price,” “business combination” or “control share acquisition” statute or other similar statute or regulation, including the provisions of the Pennsylvania Takeover Disclosure Law (70 P.S. §71 et seq.), to the extent applicable to any of the Contemplated Transactions.

3.38 Required Vote of Mercer Shareholders.  The affirmative vote of a majority of the votes cast by all shareholders of Mercer entitled to vote is required to approve and adopt this Agreement.  No other vote of the shareholders of Mercer is required by Applicable Law, Mercer’s Constituent Documents or otherwise in order for Mercer to consummate the Contemplated Transactions.

3.39 Form A Notices.  Neither Mercer nor any Mercer Subsidiary has received from any Person any Notice on Form A or such other form as may be prescribed under Applicable Law indicating that such Person intends to make or has made a tender offer for or a request or invitation for tenders of, or intends to enter into or has entered into any agreement to exchange securities for, or intends to acquire or has acquired (in the open market or otherwise), any voting security of Mercer, if after the consummation thereof such Person would directly or indirectly be in control (as defined under Applicable Law) of Mercer or any Mercer Insurance Subsidiary.

3.40 No Dissenters Rights.  None of Mercer’s shareholders will be entitled to exercise appraisal or dissenters’ rights under the PBCL or other Applicable Law in connection with the Contemplated Transactions.

3.41 No Other Representations or Warranties.  Except for the representations and warranties of Mercer set forth in this Article III, Mercer makes no other representations and warranties (whether express or implied) with respect to the subject matter of this Agreement or the Contemplated Transactions.

ARTICLE IV -  REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Mercer as follows:

4.1 Organization.  Buyer is an Iowa corporation duly organized, validly existing and in good standing under the laws of Iowa, and has all requisite corporate power and authority and all governmental approvals necessary to own, lease and operate its properties and to carry on its business as it is now being conducted.

4.2 Authority Relative to this Agreement.  Buyer has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, and Buyer has the authority, assuming the receipt of all approvals from any Governmental Body, to carry out its obligations hereunder.  The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the Contemplated Transactions have been duly authorized by Buyer’s Board of Directors, and no other corporate proceedings on the part of Buyer is necessary to authorize this Agreement and the Contemplated Transactions.  Subject to the foregoing, this Agreement has been duly and validly executed and delivered by Buyer and (assuming this Agreement constitutes a valid and binding obligation of Mercer) constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3 Consents and Approvals; No Violations.

(a) No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with any Governmental Body is required by or with respect to Buyer in connection with the execution and delivery of this Agreement by Buyer or the consummation of the Contemplated Transactions, except for (i) the filing of a premerger notification and report form by Buyer under the HSR Act, and the receipt, termination or expiration, as applicable, of waivers, consents, approvals or waiting periods required under the HSR Act or any other applicable competition, merger control, antitrust or similar law or regulation, (ii) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the Contemplated Transactions, (iii) the filing of a Form A Statement with, and receipt of the approval of, the Insurance Regulator of the Commonwealth of Pennsylvania, the State of California and the State of New Jersey, and (iv) the filing of the Articles of Merger with the Secretary of State of the Commonwealth of Pennsylvania and appropriate documents with the relevant authorities of other states in which Mercer or any Mercer Subsidiary is qualified to do business.

(b) Neither the execution, delivery or performance of this Agreement by Buyer, nor the consummation by Buyer of the Contemplated Transactions, nor compliance by Buyer with any of the provisions hereof or thereof, will (i) conflict with or result in any breach of any provisions of Buyer’s Constituent Documents that would prevent Buyer from consummating the transactions contemplated by this Agreement, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its properties or assets that would prevent the consummation of the transactions contemplated by this Agreement.

4.4 Acquisition Corp. Organization.  Acquisition Corp. is a Pennsylvania corporation duly organized, validly existing and subsisting under the laws of the Commonwealth of Pennsylvania, and has all requisite corporate power and authority and all governmental approvals necessary to own, lease and operate its properties and to carry on its business as it is now being conducted.  The copies of Acquisition Corp.’s Constituent Documents that have been delivered to Mercer are complete and correct and in full force and effect.

4.5 Capitalization.  As of the date hereof, the authorized capital stock of Acquisition Corp. consists of 1,000 shares of common stock, no par value per share (the “Acquisition Corp. Common Stock”), of which 1,000 shares are issued and outstanding and held by Buyer.  As of the date of this Agreement, there are no outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Acquisition Corp. to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock.

4.6 Business; Subsidiaries.  As of the date hereof and as of the Closing Date, Acquisition Corp. will have no Subsidiaries, no significant assets or liabilities, and will not be engaged in any business.

4.7 Authority Relative to this Agreement.  Acquisition Corp. has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.  The execution, delivery and performance of this Agreement by Acquisition Corp. and the consummation by Acquisition Corp. of the Contemplated Transactions have been duly authorized by the Board of Directors of Acquisition Corp., and no other corporate proceedings on the part of Acquisition Corp. are necessary to authorize this Agreement or the Contemplated Transactions.  This Agreement has been duly and validly executed and delivered by Acquisition Corp. and (assuming this Agreement constitutes a valid and binding obligation of Mercer and Buyer) constitutes a valid and binding agreement of Acquisition Corp., enforceable against Acquisition Corp. in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.8 Financing.  Buyer has the financial ability to, or presently has available to it cash or binding debt or equity financing commitments sufficient to discharge and otherwise pay the aggregate Cash Consideration and the aggregate Option Consideration and any other amounts due or to become due in accordance with the terms and conditions set forth herein and to otherwise complete the Contemplated Transactions in strict accordance with the respective terms and conditions of this Agreement and the Acquisition Documents.

4.9 No Other Mercer Representations or Warranties.  Buyer acknowledges that: (a) except for those specific representations and warranties made by Mercer in Article III, it is not relying upon any representation or warranty of Mercer or any Affiliate or representative thereof, express or implied; and (b) it has had such opportunity to seek accounting, legal and other advice or information in connection with the execution and delivery of this Agreement and Acquisition Documents relating to the Contemplated Transactions as it has seen fit.  Notwithstanding the foregoing, nothing in this Section 4.9 shall relieve any Person of liability for fraud or prevent Buyer and Acquisition Corp. from relying on the representations and warranties of Mercer set forth in this Agreement or any certificates delivered by Mercer in connection with this Agreement.

ARTICLE V -  CONDUCT OF BUSINESS PENDING THE CLOSING

5.1 Conduct of Business by Mercer Pending the Closing.

(a) From the date hereof until the Effective Time, unless Buyer shall otherwise consent in writing, or except as set forth in Section 5.1(a) of the Mercer Disclosure Schedule (with specific reference to the applicable subsection below) or as otherwise expressly permitted by this Agreement, Mercer shall, and shall cause each Mercer Subsidiary to, conduct their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with Applicable Law and shall use commercially reasonable efforts to preserve intact their current business organization, management, goodwill and relationships with third parties (including relationships with policyholders, insureds, Producers, underwriters, Insurance Regulators, service providers and suppliers) and to keep available the services of their current key officers and employees and maintain their current rights and franchises.  Except as set forth in Section 5.1(a) of the Mercer Disclosure Schedule (with specific reference to the applicable subsection below) or as otherwise expressly permitted by this Agreement, from the date hereof until the Effective Time, without the prior written consent of Buyer:

(i) Neither Mercer nor any Mercer Subsidiary shall adopt or propose any change in or amendment to its Constituent Documents;

(ii) Neither Mercer nor any Mercer Subsidiary shall (A) declare, set aside or pay any dividend on (whether in cash, stock or other securities or property) or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its shareholders in their capacity as such, except for (x) payment of the dividend approved by Mercer’s Board of Directors on October 28, 2010, in an amount equal to $0.10 per share, to be paid on December 27, 2010 to shareholders of record as of December 10, 2010, and (y) dividends or distributions from any of the Mercer Subsidiaries to Mercer, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of Mercer or any of the Mercer Subsidiaries or any other securities thereof or any rights, warrants or options to acquire, any such shares or other securities;

(iii) Neither Mercer nor any Mercer Subsidiary shall authorize for issuance, issue, deliver, sell, pledge, dispose of, grant, transfer or otherwise subject to an Encumbrance any shares of its capital stock, preferred stock, any other voting securities or equity equivalent or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities, equity equivalent or convertible or exchangeable securities, other than (A) the issuance of shares of Mercer Common Stock upon the exercise of Mercer Stock Options outstanding on the date of this Agreement and pursuant to the Mercer Option Plan, in each case, in accordance with their current terms, or (B) the allocation, vesting or distribution of Mercer Common Stock under the Mercer ESOP in accordance with the Plan and as required by ERISA;

(iv) Neither Mercer nor any Mercer Subsidiary shall (A) merge or consolidate with any other Person, (B) acquire a material amount of the assets of or equity in any other Person in any manner, or (C) make or commit to make capital expenditures in excess of $100,000 in the aggregate;

(v) Neither Mercer nor any Mercer Subsidiary shall sell, transfer, lease, license, subject to an Encumbrance other than a Permitted Encumbrance, or otherwise surrender, relinquish or dispose of (A) any real property owned by Mercer or any Mercer Subsidiary, or (B) any assets or property except, (x) with respect to clause (B), pursuant to existing written Contracts (the terms of which have been disclosed to Buyer prior to the date hereof), or (y) with respect to clauses (A) and (B), in the ordinary course of business consistent with past practice and not material to Mercer or any Mercer Subsidiary, taken as a whole;

(vi) Neither Mercer nor any Mercer Subsidiary shall enter into or amend any Contract (A) that would, after the Effective Time, restrict Buyer or any of its Subsidiaries (including Mercer and its Subsidiaries) with respect to engaging in any line of business or in any geographical area, or (B) that contains exclusivity, most favored nation pricing or non-solicitation provisions with respect to any customer or supplier;

(vii) Neither Mercer nor any Mercer Subsidiary shall enter into or amend any employment, severance, retention, incentive or similar agreement or other employment arrangements, including any amendment to or termination of any Termination Agreement or the Retention Plan, with any current or former director, officer or employee of Mercer or any Mercer Subsidiary;

(viii) Neither Mercer nor any Mercer Subsidiary shall hire or terminate the employment, or modify the contractual relationship of, any officer, employee or independent contractor of Mercer or any Mercer Subsidiary, other than hirings or terminations of employees other than officers in the ordinary course of business consistent with past practice;

(ix) Neither Mercer nor any Mercer Subsidiary shall change any method of accounting or accounting practice, except for any such required change in GAAP or SAP, in either case as agreed to by Mercer’s independent auditors;

(x) Neither Mercer nor any Mercer Subsidiary shall waive or release any right or claim or pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), in each case, other than (A) settlement of policy claims or other payments, discharges, settlements or satisfactions within applicable policy limits and in the ordinary course of business consistent with past practice, (B) settlements of litigation (other than claims litigation for which a commensurate reserve has been established on the Mercer Financial Statements) that individually do not exceed $10,000 or, in the aggregate, $50,000, or (C) payment of indebtedness, debt securities, guarantees, loans, advances and capital contributions made in the ordinary course of business consistent with past practices;

(xi) Neither Mercer nor any Mercer Subsidiary shall, other than in the ordinary course of business consistent with past practice, (A) make or rescind any material express or deemed election relating to Taxes, (B) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, which, individually or in the aggregate, exceeds $50,000, (C) make a request for a written ruling of a taxing authority relating to Taxes, other than any request for a determination concerning qualified status of any Mercer Plan intended to be qualified under Section 401(a) of the Code, (D) enter into a written and legally binding agreement with a taxing authority relating to Taxes, or (E) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income Tax Returns for the taxable year ending December 31, 2009;

(xii) Neither Mercer nor any Mercer Subsidiary shall, (A) other than in the ordinary course of business consistent with past practice, modify, amend, knowingly violate the terms of or terminate any Mercer Contract, (B) waive, release or assign any rights under any Mercer Contract, or (C) enter into any new agreement which would have been considered a Mercer Contract if it were entered into at or prior to the date hereof;

(xiii) Mercer shall not permit any Mercer Insurance Subsidiary to forfeit, abandon, modify, waive, terminate or otherwise change any of its Permits, except as may be required in order to comply with Applicable Law;

(xiv) Neither Mercer nor any Mercer Subsidiary shall take any actions or omit to take any actions that would cause any of its representations and warranties herein to become untrue or that would, individually or in the aggregate, have a Material Adverse Effect;

(xv) Neither Mercer nor any Mercer Subsidiary shall terminate, cancel or amend any insurance coverage (and any surety bonds, letters of credit, cash collateral or other deposits related thereto required to be maintained with respect to such coverage) maintained by them that is material to the business or operations of Mercer or any Mercer Subsidiary unless such coverage is replaced by a comparable amount of insurance coverage;

(xvi) Neither Mercer nor any Mercer Subsidiary shall take any action that is not expressly permitted by or provided for in this Agreement that would reasonably be expected to result in a reduction of the insurer financial strength ratings of any Mercer Insurance Subsidiary;

(xvii) No Mercer Insurance Subsidiary shall make any material change in its underwriting, claims management, agency management, pricing, reserving or reinsurance practices, policies and procedures, except for changes in the cost of renewals of reinsurance treaties and agreements in the ordinary course of business, consistent with past practices;

(xviii) Neither Mercer nor any Mercer Subsidiary shall increase in any manner the compensation or benefits payable or to become payable to its directors, officers or employees, or pay any bonus or incentive compensation to such directors, officers or employees except for bonuses and other incentive compensation to the extent required by existing plans and agreements, including the Mercer Employee Bonus Plan, in the ordinary course consistent with past practice; provided, that Mercer and the Mercer Subsidiaries may make annual increases in the salaries and wages of their (A) employees other than officers in the ordinary course of business and consistent with past practice, and (B) officers (other than Andrew R. Speaker, David B. Merclean, Paul D. Ehrhardt and Paul R. Corkery) in an amount not to exceed three percent (3.0%) of such officer’s salary or wages;

(xix) Neither Mercer nor any Mercer Subsidiary shall pay any pension or retirement allowance not required by any existing plan or agreement to any of its current or former directors, officers or employees or become a party to, amend (except as may be required by Applicable Law) or establish, adopt, enter into or, except as may be required to comply with Applicable Law, amend or take action to enhance or accelerate any rights or benefits under, any collective bargaining unit or any labor, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, Contract, trust, fund, policy or arrangement for the benefit of any current or former director, officer or employee;

(xx) Neither Mercer nor any Mercer Subsidiary shall, other than in accordance with its current investment guidelines or as otherwise required by the terms of this Agreement, restructure or materially change its investment securities portfolio through purchases, sales or otherwise, or the manner in which such portfolio is classified or reported;

(xxi) Neither Mercer nor any Mercer Subsidiary shall offer or sell insurance or reinsurance of any line or class of business in any jurisdiction other than such lines and classes of insurance and reinsurance that it offers and sells on the date of this Agreement and other than in those jurisdictions where it offers and sells such lines or classes of insurance and reinsurance on the date of this Agreement, in each case, as set forth in Section 3.4(b) of the Mercer Disclosure Schedule;

(xxii) Neither Mercer nor any Mercer Subsidiary shall knowingly violate or knowingly fail to perform any obligation or duty imposed upon Mercer or any of the Mercer Subsidiaries by any Applicable Law that is material to the business or operations of Mercer or any Mercer Subsidiary;

(xxiii) Neither Mercer nor any Mercer Subsidiary shall, modify or amend in any material respect or terminate the Reinsurance Pooling Agreement or the Services Allocation Agreement;

(xxiv) Neither Mercer nor any Mercer Subsidiary shall take any action that would reasonably be expected to, or omit to take any action where such omission would reasonably be expected to, prevent, materially delay or impede the consummation of the Contemplated Transactions; and

(xxv) Neither Mercer nor any Mercer Subsidiary shall agree or commit to do any of the foregoing.

(b) From the date hereof until the Effective Time, Mercer shall permit Buyer’s senior officers, employees and advisors to meet with the Chief Financial Officer of Mercer and officers of Mercer responsible for the financial statements, the internal controls, and disclosure controls and procedures of Mercer to discuss such matters as Buyer may deem reasonably necessary or appropriate for Buyer to satisfy its obligations under Sections 302, 404 and 906 of the Sarbanes-Oxley Act and any rules and regulations relating thereto.

5.2 Conduct of Business by Acquisition Corp. Pending the Closing.  From the date hereof until the Effective Time, Acquisition Corp. shall not conduct any business or enter into any Contracts of any nature, or amend its Constituent Documents.

5.3 Access and Information.   Subject to the provisions of Section 5.7(b), Mercer shall, and shall cause each of the Mercer Subsidiaries to, afford Buyer and its officers, employees, advisors, legal counsel, accountants, consultants and other authorized representatives reasonable access to, and permit them to make such inspections as they may reasonably require of, during normal business hours throughout the period prior to the Effective Time, all of its books, records, Contracts (including the work papers of independent accountants, if available and subject to the consent of such independent accountants), properties, plants and personnel and, during such period, Mercer shall furnish as promptly as practicable to Buyer all information as Buyer reasonably may request; provided, no investigation pursuant to this Section 5.3 shall affect any representations or warranties made herein or the conditions to the obligations of the parties to consummate the Contemplated Transactions.  Mercer and Buyer agree to schedule and convene meetings of officers, Producers and employees at reasonable intervals to discuss Mercer and Buyer business developments, status of efforts related to the Closing and other matters of mutual interest.  Each party shall continue to abide by the terms of the Non-Disclosure Agreement between Mercer and

 Buyer, dated October 19, 2010 (the “Confidentiality Agreement”).  Notwithstanding the foregoing, Mercer shall not be required to provide access to or to disclose information where such access or disclosure would contravene any law, rule, regulation, order or judgment.

5.4 Acquisition Proposals.

(a) Mercer shall not authorize or permit any officer, director or employee of, or any investment banker, attorney, accountant or other advisor or representative of, Mercer or any Mercer Subsidiary to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal, as defined below, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or agree to or endorse, or take any other action to facilitate any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, (iii) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Buyer, the Mercer Recommendation, (iv) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, or (v) enter into any letter of intent, agreement in principal or Contract providing for, relating to or in connection with, any Acquisition Proposal or any proposal that could reasonably be expected to lead to an Acquisition Proposal; provided, however, that prior to the Mercer Shareholder Meeting, nothing contained in this Agreement shall prevent Mercer or its Board of Directors from taking any of the actions described in clauses (ii) through (v) above in response to any unsolicited bona fide written Acquisition Proposal by a Third Party, if, only to the extent that and only so long as, (A) such Acquisition Proposal would, if consummated, result in a Superior Proposal, as defined below, and, in the reasonable good faith judgment of Mercer’s Board of Directors, following consultation with its independent financial advisors, the Third Party making such Superior Proposal has the financial means to conclude such transaction, (B) the failure to take such action would in the reasonable good faith judgment of Mercer’s Board of Directors, after consultation with Mercer’s outside corporate counsel, violate the fiduciary duties of Mercer’s Board of Directors under Applicable Law, (C) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such Third Party, Mercer’s Board of Directors receives from such Third Party an executed confidentiality agreement with provisions not less favorable to Mercer than those contained in the Confidentiality Agreement, and (D) Mercer shall have provided Buyer all materials and information required under Section 5.4(c) to be delivered by Mercer to Buyer and shall have fully complied with this Section 5.4; provided, further, that immediately after the execution and delivery of this Agreement, Mercer will cease and terminate any existing activities, discussions or negotiations with any Third Parties conducted heretofore with respect to any possible Acquisition Proposal.  Mercer agrees that following its receipt of a Superior Proposal and its full compliance with Section 5.4(c), Buyer shall have a reasonable opportunity, but in no event more than five (5) days, to propose changes to this Agreement in response to such proposal.

(b) Mercer shall promptly cease and terminate all activities, discussions and negotiations with any Third Party permitted pursuant to Section 5.4(a) and promptly reaffirm the Mercer Recommendation if at any time any of the conditions set forth in clauses (A) and (B) of Section 5.4(a) shall fail to be satisfied, including if, as a result of any changes to the terms of this Agreement proposed by Buyer, such Acquisition Proposal would thereafter fail to result in a Superior Proposal.

(c) Notwithstanding anything in this Agreement to the contrary, Mercer shall promptly, and in no event later than twenty-four (24) hours after it receives any Acquisition Proposal, or any written request for information regarding Mercer or any Mercer Subsidiary by a Third Party that has made or is considering making an Acquisition Proposal or any inquiry or proposal which could reasonably be expected to lead to, an Acquisition Proposal or any indication that a Third Party is considering making an Acquisition Proposal or any proposal that could reasonably be expected to lead to an Acquisition Proposal, advise Buyer orally and in writing of the receipt of such Acquisition Proposal, request, inquiry or indication, including providing the identity of the Third Party making or submitting such Acquisition Proposal or request, and (i) if it is in writing, a copy of such Acquisition Proposal and any related draft agreements and other written material setting forth the material terms and conditions of such Acquisition Proposal, and (ii) if oral, a reasonably detailed written summary thereof.  Mercer will keep Buyer fully informed of the status and details of any such Acquisition Proposal, request, inquiry or indication or with respect to any change to the material terms of any such Acquisition Proposal, request, inquiry or indication.  Mercer agrees that, subject to restrictions under Applicable Laws, it shall, prior to or concurrent with the time it is provided to any Third Parties, provide to Buyer any non-public information concerning Mercer and any Mercer Subsidiary that Mercer provides to any Third Party in connection with any Acquisition Proposal which was not previously provided to Buyer.

(d) The term “Acquisition Transaction” as used herein means any transaction or series of related transactions other than the Merger involving: (i) any direct or indirect acquisition or purchase by a Third Party of more than a fifteen percent (15%) interest in the total outstanding voting securities of Mercer or any Mercer Subsidiary; (ii) any tender offer or exchange offer that if consummated would result in any Third Party beneficially owning fifteen percent (15%) or more of the total outstanding voting securities of Mercer or any Mercer Subsidiary; (iii) any merger, reorganization, share exchange, consolidation, business combination, recapitalization or similar transaction involving Mercer or any Mercer Subsidiary pursuant to which the shareholders of Mercer immediately preceding such transaction hold less than eighty-five percent (85%) of the equity interests in the surviving or resulting entity of such transaction in substantially the same proportion as prior to such transaction; (iv) any direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition, including through any bulk reinsurance, reinsurance, coinsurance or similar transaction, of more than fifteen percent (15%) of the assets (based on the fair market value thereof) of Mercer or any Mercer Subsidiary; or (v) any liquidation or dissolution of Mercer or any Mercer Subsidiary.

(e) The term “Acquisition Proposal” as used herein means any inquiry, offer, or proposal by a Third Party relating to any Acquisition Transaction.

(f) The term “Superior Proposal” as used herein means any unsolicited bona fide Acquisition Proposal (substituting 50% for the 15% and 85% references set forth in the definition of “Acquisition Transaction”) made by any Third Party that, in the reasonable good faith judgment of Mercer’s Board of Directors, after consultation with outside financial advisors of national reputation and Mercer’s outside legal counsel, taking into account relevant legal, financial and regulatory aspects of the proposal, the identity of the Third Party making such proposal and the conditions for completion of such proposal, including any proposed financing conditions, (i) is more favorable, from a financial point of view, to Mercer’s shareholders than the Merger, taking into account all of the terms and conditions of such proposal and this Agreement (including any changes to the terms of this Agreement proposed by Buyer in response to such proposal or otherwise), and (ii) is reasonably capable of being completed on the terms set forth in the proposal within a substantially similar period of time as the period of time reasonably expected to be necessary to consummate the Merger.

(g) The term “Third Party” as used herein means any Person or group (as defined in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) other than Buyer and its Affiliates.

5.5 Third Party Standstill Agreements.   During the period from the date of this Agreement through the Effective Time, Mercer shall not nor shall it permit any Mercer Subsidiary to, terminate, amend, modify or waive any provision of any confidentiality agreement relating to an Acquisition Proposal or standstill agreement to which Mercer or any Mercer Subsidiary is a party (other than any involving Buyer).  During such period, Mercer agrees to and to cause any Mercer Subsidiary to, enforce, to the fullest extent permitted under Applicable Law, the provisions of any such agreements, including obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

5.6 Filings; Cooperation; Other Action.

(a) Subject to the terms and conditions herein provided, as promptly as practicable, Mercer and Buyer shall: (i) make all filings and submissions under the HSR Act and any other filings required by any Governmental Body, each as reasonably may be required to be made in connection with this Agreement and the Contemplated Transactions, (ii) use commercially reasonable efforts to cooperate with each other in (x) determining which filings are required to be made prior to the Closing Date, and which material consents, approvals, permits, notices or authorizations are required to be obtained prior to the Closing Date from Government Bodies, in connection with the execution and delivery of this Agreement and related agreements and the consummation of the Contemplated Transactions, and (y) timely making all such filings and timely seeking all such consents, approvals, permits, notices or authorizations, and (iii) use all commercially reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary or appropriate to consummate the Contemplated

Transactions as soon as practicable.  Notwithstanding the foregoing, subject to the terms and conditions herein provided, within thirty (30) days after the date hereof, Buyer, with the assistance of Mercer, shall make Form A and all related filings required by the Insurance Regulators in Pennsylvania, New Jersey and California, and any other relevant jurisdiction, each as reasonably may be required to be made in connection with this Agreement and the Contemplated Transactions.  Each party agrees to promptly supply any additional information and documentary material that may be requested with respect to any of the filings or notifications made with any Governmental Body.  Notwithstanding anything to the contrary contained in this Agreement, the parties acknowledge and agree that each party shall bear its own costs and expenses in connection with the insurance regulatory filings, the HSR Act filings and any other similar filings required in any other jurisdictions.

(b) Subject to applicable legal limitations and the instructions of any Governmental Body, each of Mercer and Buyer shall promptly notify the other parties to this Agreement of any material communication it receives from any Governmental Body relating to the matters that are the subject of this Agreement and shall permit the other parties to review in advance any proposed material communication by such party to any Governmental Body (other than its initial HSR Act filing).  Mercer and Buyer will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as such parties may reasonably request in connection with their respective obligations under this Section 5.6, including in seeking early termination of any applicable waiting periods under the HSR Act.  Notwithstanding the foregoing, neither party shall be required to take any action under this Section 5.6(b) that is reasonably likely to result in a waiver of the attorney-client privilege, violation of any non-disclosure agreement with a third party or disclosure of sensitive commercial information.

(c) Notwithstanding anything to the contrary contained in this Agreement, (i) neither Buyer nor any of its Affiliates shall be required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, Mercer or any of the businesses, product lines or assets of Buyer, Mercer or any of their respective Subsidiaries or Affiliates, or that otherwise would, individually or in the aggregate, result in a material negative impact on the business, assets, liabilities, properties or condition (financial or otherwise) of Buyer and its Subsidiaries, taken as a whole, or Mercer and its Subsidiaries, taken as a whole, and (ii) Mercer shall not, without Buyer’s prior written consent, take or agree to take any such action.

5.7 Public Announcements; Public Disclosures; Privacy Laws.

(a) Until the Closing Date, Mercer and Buyer agree that they will not issue any press release or otherwise make any public statement, make any public filing or any submission to any rating agency or respond to any press inquiry in each case with respect to this Agreement or the Contemplated Transactions without the prior approval of the other party, except as (i) expressly authorized by the terms of this Agreement, (ii) may be required by Applicable Law, or (iii) may be required pursuant to the terms of any listing agreement with NASDAQ.

(b) Each of Mercer and Buyer will use all commercially reasonable efforts to ensure that the consummation of the Contemplated Transactions and the performance by the parties of their obligations under this Agreement will not result in any breach of (i) any Applicable Law concerning the protection of confidential personal information received from individual policyholders, or (ii) the privacy policies of Buyer or Mercer.

(c) Any formal employee communication programs or announcements by Mercer with respect to the Contemplated Transactions or the employment or benefit arrangements to be effective following the Effective Time shall be subject to prior review and approval by Buyer, which shall not be unreasonably withheld, conditioned or delayed.

5.8 Indemnification Provisions.

(a) Buyer shall indemnify present and former directors, officers and employees of Mercer and each Mercer Subsidiary, including any person appointed by Mercer to serve in a fiduciary capacity for any employee benefit plan (collectively, the “Indemnified Parties”) for all losses, claims, damages, expenses or liabilities arising out of actions or omissions or alleged actions or omissions occurring at or prior to the Closing Date, including entry into this Agreement and the consummation of the Contemplated Transactions, to the same extent such Indemnified Parties are indemnified as of the date of this Agreement by Mercer or the applicable Mercer Subsidiary pursuant to their respective Constituent Documents for acts and omissions occurring at or prior to the Closing Date, for a period of not less than six (6) years after the Closing Date.

(b) For a period of six (6) years after the Closing Date, Buyer shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by Mercer (“D&O Insurance”) with respect to claims arising from facts or events which occurred before the Closing Date; provided, that:

(i) Buyer may substitute policies of substantially similar coverage and amounts containing terms and conditions that are no less advantageous or provide tail coverage for such persons covered by the D&O Insurance, which tail coverage shall provide coverage for a period of six (6) years after the Closing Date for acts taken prior to the Closing Date on terms no less favorable than the terms of such current D&O Insurance coverage;

(ii) in the event Buyer is unable to maintain in effect the current D&O Insurance policies and substantially similar insurance coverage is unavailable, Buyer shall, subject to Section 5.8(b)(iii), provide the best available coverage; and

(iii) nothing contained herein shall require Buyer to incur any annual premium in excess of 200% of the last annual estimated aggregate premium paid prior to the date of this Agreement for all current D&O Insurance policies maintained by Mercer, which Mercer estimates to be $118,835 (the “Current Premium”), and if such premiums for such insurance would at any time exceed 200% of the Current Premium, then Buyer shall cause to be maintained policies of insurance which, in Buyer’s good faith determination, provide the maximum coverage available at an annual premium equal to 200% of the Current Premium.

(c) If Buyer or any of its Affiliates (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Buyer shall assume all of the obligations set forth in this Section 5.8.

(d) The provisions of this Section 5.8 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs, representatives, successors and assigns.

5.9 Additional Matters.   Subject to the terms and conditions herein provided, including Section 5.6(c), each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws to consummate and make effective the Contemplated Transactions, including using all commercially reasonable efforts to obtain all necessary waivers, consents and approvals from any Governmental Body and any other third party consents and to effect all necessary registrations and filings.  In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Buyer, Acquisition Corp. and Mercer shall, subject to Section 5.6(c), take all such necessary action.

5.10 Employee Matters.

(a) After the Closing Date, the Mercer Plans may, at Buyer’s election and subject to the requirements of the Code and ERISA, continue to be maintained separately, consolidated, merged, frozen or terminated.  Employees of Mercer or any Mercer Subsidiary who become participants in a Buyer benefit plan shall, for purposes of determining eligibility to participate in such plans and vesting purposes under such plans , be given credit for service as an employee of Mercer or any Mercer Subsidiary (and any predecessor thereto) prior to the Effective Time.  This Agreement shall not be construed to limit the ability of Buyer to review employee benefits programs from time to time and to make such changes (including terminating any program) as it deems appropriate.

(b) Effective as of the day immediately preceding the Closing Date, Mercer and each Mercer Subsidiary, as applicable, shall each terminate any and all Plans intended to include a Code Section 401(k) arrangement (collectively, the “Mercer 401(k) Plans”) (unless Buyer provides written notice to Mercer at least ten (10) Business Days prior to the Closing Date that such Mercer 401(k) Plans shall not be terminated).  Unless Buyer provides such written notice to Mercer, then not later than five (5) Business Days prior to the Closing Date Mercer shall provide Buyer with evidence that such Mercer 401(k) Plans have been terminated, effective as of the day immediately preceding the Closing Date, pursuant to resolutions of Mercer’s Board of Directors.  The form and substance of such resolutions shall be subject to review and approval of Buyer.  Mercer shall also take such other actions in furtherance of terminating such Mercer 401(k) Plans as Buyer may reasonably require.

(c) For the one-year period following the Effective Time, Buyer shall provide employees employed by Mercer or any Mercer Subsidiary at the Closing Date that are not a party to a written employment agreement with Mercer or any Mercer Subsidiary that is in force on the date hereof, and for so long as they remain employed during such period, with not less than the same base salary, wages or commission rates as in effect immediately before the Closing Date.

(d) In the event of any termination or consolidation of any Mercer health plan with any Buyer health plan, Buyer shall make available to employees of Mercer or any Mercer Subsidiary who continue employment with Buyer (“Continuing Employees”) and their dependents health coverage on the same basis as it provides such coverage to similarly situated employees of Buyer.  Unless a Continuing Employee affirmatively terminates coverage under a Mercer health plan prior to the time that such Continuing Employee becomes eligible to participate in the Buyer health plan, no coverage of any of the Continuing Employees or their dependents shall terminate under any of the Mercer health plans prior to the time such Continuing Employees and their dependents become eligible to participate in the health plans, programs and benefits common to similarly situated employees of Buyer and their dependents.  In the event of a termination or consolidation of any Mercer health plan, terminated Mercer employees and qualified beneficiaries will have the right to continuation coverage under group health plans of Buyer in accordance with COBRA and/or other Applicable Law.  With respect to any Continuing Employee, any coverage limitation under the Buyer health plan due to any pre-existing condition shall be waived by the Buyer health plan to the degree that such condition was covered by the Mercer health plan and such condition would otherwise have been covered by the Buyer health plan in the absence of such coverage limitation.  Buyer shall cause the applicable Buyer benefit plan to recognize any medical or other health expense incurred by a Continuing Employee in the plan year that includes the commencement of coverage under such Buyer plan for purposes of determining any applicable deductible and annual out of pocket expense thereunder.

(e) Buyer shall assume the obligations of Mercer and any Mercer Subsidiary under the employment agreements and change in control agreements listed in Section 3.20 of the Mercer Disclosure Schedule.

(f) For a period of one year following the Closing Date, any employee of Mercer or any Mercer Subsidiary whose employment is involuntarily terminated (other than for cause but including any termination of employment following a reduction in compensation or benefits or a requested relocation to more than 25 miles from such employee
’s current principal office) shall be entitled to severance benefits equal to the greater of: (i) any severance benefits payable under the severance plan of the Buyer for similarly situated employees of the Buyer, or (ii) two weeks pay per year of service, with a minimum of one month pay and a maximum of one year.  In addition, any payment of severance benefits hereunder to any employee of Mercer or any Mercer Subsidiary will include payment for any earned but unused vacation, sick or other paid time off.  In no event will any severance benefit be paid for any termination where such termination is the result in whole or in part of any disciplinary action with respect to the employee, a violation of Buyer or Mercer policy by the employee, or other issue related to the job performance of the employee.  Notwithstanding the foregoing, this Section 5.10(f) shall not be applicable to any employee of Mercer or any Mercer Subsidiary that is party to a written employment agreement with Mercer or any Mercer Subsidiary.

(g) As of the Closing Date, each employee of Mercer or any Mercer Subsidiary shall be entitled to the same number of vacation, sick or other paid time off days and holidays to which such employee was entitled under the policies of Mercer in effect immediately prior to the Closing Date.

(h) As of the date that this Agreement shall have been approved and adopted by the requisite vote of the shareholders of Mercer in accordance with Applicable Law, the Mercer ESOP shall be terminated.  As soon as practicable following the execution of this Agreement, Mercer shall file all necessary documents with the IRS for a favorable determination letter for the termination of the Mercer ESOP.  As soon as practicable after the receipt of a favorable determination letter on termination from IRS, the account balances in the Mercer ESOP, including any surplus in the suspense account after full payment of the Mercer ESOP loan and all Mercer ESOP administrative expenses, shall be distributed to participants and beneficiaries in accordance with the provisions of the Code and Applicable Law and the terms of the Mercer ESOP.  Prior to the Closing Date, contributions to, and payments on the Mercer ESOP loan shall be made consistent with past practices on the regularly scheduled payment dates; provided, however, that Mercer shall make a contribution to, and payment on, the Mercer ESOP loan with respect to the period from January 1, 2010 through the Closing Date.

(i) As of the Closing Date, all benefits under the Mercer Insurance Group, Inc. Benefits Agreements I and II (the “Director Deferred Compensation Agreements”) shall become fully vested and such benefits shall be paid in a lump sum by the Surviving Corporation within ninety (90) days following the Closing Date in accordance with the terms of the Director Deferred Compensation Agreements as in effect on the date of this Agreement.

(j) Subject to the provisions of any existing employment Contracts, nothing herein shall be deemed to be a guarantee of employment for any Continuing Employee or any other employee of Mercer or any Mercer Subsidiary, or to restrict the right of Buyer, Mercer or any of their respective Subsidiaries, to terminate or cause to be terminated any employee at any time for any or no reason with or without notice.  Nothing contained herein, whether expressed or implied, (i) shall be treated as an amendment or other modification of any Plan, any plan maintained by Buyer or any of its Subsidiaries or any other employee benefit plan, program or arrangement or the establishment of any employee benefit plan, program or arrangement, or (ii) shall limit the right of Buyer, Mercer or any of their respective Subsidiaries to amend, terminate or otherwise modify (or cause to be amended, terminated or otherwise modified) any Plan, plan maintained by Buyer or any of its Subsidiaries or any other employment benefit plan, program or arrangement following the Effective Time in accordance with its terms.  Buyer and Mercer acknowledge and agree that all provisions contained in this Section 5.10 are included for the sole benefit of Buyer, Mercer and their respective Subsidiaries, and that nothing herein, whether express or implied, shall create any third party beneficiary or other rights (A) in any other Person, including any employees, former employees, any participant in any employee benefit plan, program or arrangement (or any dependent or beneficiary thereof) of Buyer, Mercer or any of their respective Subsidiaries, or (B) to continued employment with Buyer, Mercer or any of their respective Subsidiaries or continued participation in any employee benefit plan, program or arrangement.

5.11 Advice of Changes.  Mercer and Buyer shall give prompt notice to the other party as soon as practicable after it has actual knowledge of (a) the occurrence, or failure to occur, of any event which would or would be likely to cause any party’s representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date, (b) any failure on its part or on the part of any of its or its Subsidiaries’ officers, directors, employees, representatives or agents (other than persons or entities who are such employees, representatives or agents only because they are appointed insurance agents of such parties) to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by such party under this Agreement, or (c) any change, event or effect which would, individually or in the aggregate, have a Material Adverse Effect.  Between the date of this Agreement and the Closing Date, Mercer will use commercially reasonable efforts to promptly correct and supplement the information set forth in the Mercer Disclosure Schedule in order to cause such Mercer Disclosure Schedule to remain correct and complete in all material respects.  Mercer’s delivery to Buyer of any corrections or supplements will, without further notice or action on the part of Mercer or Buyer, immediately and automatically constitute an amendment to the Mercer Disclosure Schedule to which such corrections and supplements relate; provided, however, that solely for purposes of determining whether the condition to Closing set forth in Section 6.3(a) has been satisfied, or whether Buyer has the right to terminate this Agreement pursuant to Sections 7.2(d), any such amendment to the Mercer Disclosure Schedule will be disregarded.  Mercer shall update the Mercer Disclosure Schedule (the “Closing

Date Mercer Disclosure Schedule”) to a date that is no earlier than ten (10) Business Days prior to the Closing Date and no later than seven (7) Business Days prior to the Closing Date and shall deliver the Closing Date Mercer Disclosure Schedule to Buyer not less than three (3) Business Days prior to the Closing Date.

5.12 Approval Covenant.  Mercer will, as soon as practicable following the date hereof, duly call, give notice of, convene and hold a meeting of shareholders (the “Mercer Shareholder Meeting”) for the purpose of considering the approval and adoption of this Agreement.  Mercer shall, except to the extent that Mercer has received an Acquisition Proposal that constitutes a Superior Proposal, through its Board of Directors, recommend to its shareholders approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger (the “Mercer Recommendation”), and shall use all commercially reasonable efforts to solicit such approval and adoption by its shareholders, and such Board of Directors or committee thereof shall not withhold, withdraw, qualify, amend or modify in a manner adverse to Buyer the Mercer Recommendation or its declaration that this Agreement and the Merger are advisable and fair to and in the best interests of Mercer and its shareholders or resolve or propose to do any of the foregoing.  Notwithstanding Mercer’s receipt of an Acquisition Proposal, Mercer agrees to submit this Agreement to its shareholders for approval and adoption.

5.13 Proxy Statement.  In connection with the Mercer Shareholder Meeting, as soon as practicable after the date of this Agreement, Mercer shall prepare a proxy statement which complies as to form in all material respects with the applicable provisions of the Exchange Act (the “Mercer Proxy Statement”) and shall provide a copy of such Mercer Proxy Statement to Buyer for review and comment prior to filing such Mercer Proxy Statement with the SEC.  As promptly as practical following Mercer’s receipt of Buyer’s comments to the Mercer Proxy Statement, Mercer shall incorporate such comments as it deems appropriate, after consultation with its counsel, finalize the Mercer Proxy Statement and file such Mercer Proxy Statement with the SEC.  Mercer shall use commercially reasonable efforts to have the Mercer Proxy Statement cleared by the SEC and mailed to its shareholders as promptly as practicable after its filing with the SEC.  Mercer shall inform Buyer of any and all written and oral comments Mercer receives from the SEC on the preliminary Mercer Proxy Statement and shall permit the Buyer to review and comment on any revised versions prior to filing with the SEC and the final Mercer Proxy Statement prior to Mercer mailing the final Mercer Proxy Statement to its shareholders.  If, at any time prior to the Effective Time, any information relating to Mercer, any of the Mercer Subsidiaries or any of their respective officers or directors should be discovered by Buyer or Mercer that should be set forth in an amendment or supplement to the Mercer Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the party that discovers such information shall promptly notify the other party hereto and, to the extent required by Applicable Law, Mercer shall promptly prepare an amendment or supplement describing such information and provide a copy of such amendment to Buyer for review and comment prior to filing such amendment with the SEC.  As promptly as practicable following Mercer’s receipt of Buyer’s comments to such amendment, Mercer shall incorporate such comments as it deems appropriate, after consultation with its counsel, and file such amendment with the SEC and disseminate such amendment to its shareholders.

5.14 State Takeover Laws.  If any “fair price,” “business combination” or “control share acquisition” statute or other similar statute or regulation, including the provisions of the Pennsylvania Takeover Disclosure Law (70 P.S. §71 et seq.), shall become applicable to any of the Contemplated Transactions, Buyer and Mercer and their respective Boards of Directors shall use their commercially reasonable efforts to grant such approvals and take such actions as are necessary so that the Contemplated Transactions may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to minimize the effects of any such statute or regulation on the Contemplated Transactions.

5.15 Certain Litigation.   Mercer shall promptly advise Buyer orally and in writing of any action, suit, claim or other litigation, legal, administrative or arbitration proceeding or governmental investigation commenced after the date of this Agreement against Mercer or any of its directors or officers by any shareholder of Mercer relating to this Agreement and the Contemplated Transactions and shall keep Buyer reasonably informed regarding any such litigation.  Mercer shall give Buyer the opportunity to consult with Mercer regarding the defense or settlement of any such action, suit, claim or other litigation, legal, administrative or arbitration proceeding or governmental investigation and shall consider Buyer’s views with respect thereto.  Provided that Buyer waives (i) any failure of a condition to effect Closing under Section 6.1 or 6.3 or (ii) right of termination under Article VII, in each case, arising as a direct result of such action, suit, claim or other litigation, legal, administrative or arbitration proceeding or governmental investigation, Mercer shall not settle any such action, suit, claim or other litigation, legal, administrative or arbitration proceeding or governmental investigation without the prior written consent of Buyer.

5.16 Delivery of Subsequent Financial Statements.  Prior to the Effective Time, Mercer shall timely file complete and correct copies of each annual and quarterly statutory financial statement of each Mercer Insurance Subsidiary (collectively, the “Pre-Closing Mercer Statutory Financial Statements”) with the Insurance Regulator of the jurisdiction of domicile of such Mercer Insurance Subsidiary, in accordance with Applicable Law.  Each Pre-Closing Mercer Statutory Financial Statement shall (a) be derived from and shall be in accordance with the books and records of the applicable Mercer Insurance Subsidiary, (b) be prepared in accordance with all Applicable Laws and SAP, and (c) fairly present, in all material respects, in accordance with SAP, the statutory financial position, results of operations, assets, liabilities, capital and surplus, changes in statutory surplus and cash flows of the applicable Mercer Insurance Subsidiary at the respective dates of, and for the periods referred to therein.  Mercer shall provide to Buyer a complete and correct copy of each Pre-Closing Mercer Statutory Financial Statement concurrently with the filing of such Pre-Closing Mercer Statutory Financial Statement with the applicable Insurance Regulator.

ARTICLE VI - CONDITIONS TO CLOSING

6.1 Conditions to Each Party’s Obligation to Effect the Closing.   The respective obligations of each party to effect the Closing shall be subject to the satisfaction or waiver in writing by Buyer and Mercer at or prior to the Effective Time of the following conditions:

(a) the parties shall have obtained the approval of Buyer’s acquisition of control (filed on Form A) of the applicable Mercer Insurance Subsidiary from the Insurance Regulators in Pennsylvania, New Jersey and California.  Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the Merger, unless such action shall have been withdrawn, terminated or resolved by written order of a Governmental Body that is final and non-appealable;

(b) no statute, rule, regulation, executive order, decree, ruling or preliminary or permanent injunction shall have been enacted, entered, promulgated or enforced by any federal or state court or Governmental Body having jurisdiction over Buyer, Mercer or any of their respective Subsidiaries that prohibits, restrains or enjoins consummation of the Merger; and

(c) this Agreement shall have been approved and adopted by the requisite vote of the shareholders of Mercer in accordance with the Constituent Documents of Mercer and Applicable Law.

6.2 Condition to Obligation of Mercer to Effect the Closing.   The obligation of Mercer to effect the Closing shall be subject to the satisfaction or waiver in writing by Mercer, in its sole discretion, at or prior to the Closing Date of the following conditions:

(a) Buyer shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Closing Date; the representations and warranties of Buyer contained in this Agreement shall be true and correct in all respects (without giving effect to any qualifier as to “materiality” set forth therein), in each case, as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date except: (i) for changes specifically permitted by the terms of this Agreement, (ii) that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date, and (iii) where any such failure of the representations and warranties in the aggregate to be true and correct in all respects has not, or would not reasonably be expected to have, a material and adverse effect upon the ability of Buyer to perform its obligations hereunder; and Mercer shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of Buyer as to the satisfaction of this condition; and

(b) the aggregate Cash Consideration and the aggregate Option Consideration shall have been paid to the Exchange Agent or Mercer’s payroll provider by Buyer.

6.3 Conditions to Obligations of Buyer to Effect the Closing.   The obligations of Buyer to effect the Closing shall be subject to the satisfaction or waiver in writing by Buyer, in its sole discretion, at or prior to the Closing Date of the following conditions:

(a) Mercer shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Closing Date; the representations and warranties of Mercer contained in Section 3.2 shall be true and correct in all respects and the remaining representations and warranties of Mercer contained in this Agreement shall be true and correct in all respects (without giving effect to any qualifier as to “materiality” or “Material Adverse Effect” set forth therein), in each case, as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date except: (i) for changes specifically permitted by the terms of this Agreement, (ii) that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date, and (iii) where any such failure of the representations and warranties, (other than the representations and warranties contained in Section 3.2, which shall be true and correct in all respects), in the aggregate to be true and correct in all respects would not have a Material Adverse Effect; and Buyer shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of Mercer as to the satisfaction of this condition;

(b) the parties shall have made such filings, and obtained such permits, authorizations, consents, approvals or terminations or expirations of waiting periods required by all Governmental Requirements to consummate the Merger, and the appropriate forms shall have been executed, filed and either approved or the applicable waiting periods, if any, shall have terminated or expired as required by the corporate and Insurance Laws and regulations of all applicable jurisdictions, including California, New Jersey and Pennsylvania, which permits, authorizations, consents, and approvals may be subject only to: (i) conditions that do not impose terms that are materially inconsistent with any material terms contained in this Agreement in a manner that adversely affects the economic value to Buyer of this Agreement, would not require Buyer or Mercer to take any action described in Section 5.6(c) of this Agreement or would not, individually or in the aggregate, have a Material Adverse Effect, and (ii) other conditions that would not, individually or in the aggregate, have a Material Adverse Effect;

(c) there shall not be instituted or pending any action by any Governmental Body relating to this Agreement, the Shareholder Support Agreements or any of the Contemplated Transactions;

(d) since the date of this Agreement, there shall not have been any event, occurrence, fact, condition, effect, change or development that, individually or in the aggregate, has had a Material Adverse Effect; and

(e) Mercer shall have obtained the third-party consents and approvals (other than consents and approvals required by Governmental Requirements) listed in Section 3.6(b) of the Mercer Disclosure Schedule and indicated therein as being a condition to the Closing.

ARTICLE VII -  TERMINATION, AMENDMENT AND WAIVER

7.1 Termination by Mutual Consent.  This Agreement may be terminated at any time prior to the Closing Date by mutual written agreement of Mercer and Buyer.

7.2 Termination by Either Mercer or Buyer.   This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either Mercer or Buyer if:

(a) this Agreement shall fail to receive the requisite approval of the shareholders of Mercer at the Mercer Shareholder Meeting or at any adjournment or postponement thereof; provided, that Mercer may not terminate this Agreement pursuant to this Section 7.2(a) if Mercer has not complied with its obligations under Sections 5.1(iii), 5.4, 5.12 and 5.13 or has otherwise breached in any material respect its obligations under this Agreement in any manner that could reasonably have caused the failure of the shareholder approval to be obtained at the Mercer Shareholder Meeting or at any adjournment or postponement thereof;

(b) the Closing shall not have been consummated before April 30, 2011;  provided, that, notwithstanding the foregoing, such date shall automatically be extended to July 31, 2011 in the event that all required regulatory approvals from Governmental Bodies have not been received, or such approvals have been received but the Mercer Shareholder Meeting has not been held, in each case, prior to April 30, 2011; provided, further, that the party seeking to terminate this Agreement pursuant to this Section 7.2(b) shall not have failed to perform the covenants, agreements and conditions to be performed by it which has been the cause of, or resulted in, the failure of the Closing Date to occur by such date;

(c) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission having jurisdiction over Mercer or Buyer shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.2(c) shall have used all commercially reasonable efforts to remove such injunction, order or decree; or

(d) there shall have been a breach by the other party of any of its representations, warranties, covenants or agreements contained in this Agreement, in each case, which if not cured would cause the conditions set forth in Sections 6.1, 6.2 or 6.3, as the case may be, not to be satisfied, and such breach is incapable of being cured or shall not have been cured within thirty (30) days after written notice thereof shall have been received by the party alleged to be in breach; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.2(d) shall not have taken any action that would cause it to be in material violation of any of its representations, warranties or covenants set forth in this Agreement.

7.3 Termination by Buyer.  This Agreement may be terminated at any time prior to the Closing Date by Buyer if: (a) Mercer shall have breached any of the provisions of Section 5.4, 5.5, 5.12 or 5.13; (b) the Board of Directors of Mercer or any committee thereof shall have approved, recommended or publicly proposed to approve or recommend any Acquisition Proposal or shall have taken any other action or made any other statement in connection with the Mercer Shareholder Meeting inconsistent with the Mercer Recommendation or shall have resolved or proposed to do any of the foregoing; (c) a tender offer or exchange offer for fifteen percent (15%) or more of the outstanding shares of capital stock of Mercer is commenced, and the Board of Directors of Mercer fails to recommend against acceptance of such tender offer or exchange offer by its shareholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders); (d) Mercer’s Board of Directors fails to reaffirm (publicly, if so requested by Buyer) its recommendation in favor of the adoption and approval of this Agreement within seven (7) days after Buyer requests in writing that such recommendation be reaffirmed; or (e) any Person (other than Buyer or its Affiliates) acquires or becomes the beneficial owner of fifteen percent (15%) or more of the outstanding shares of Mercer Common Stock prior to the date on which the shareholders of Mercer approve and adopt this Agreement.

7.4 Termination by Mercer.   This Agreement may be terminated at any time prior to the date on which the shareholders of Mercer approve and adopt this Agreement by Mercer if the Board of Directors of Mercer determines that it would in the reasonable good faith judgment of Mercer’s Board of Directors, after consultation with Mercer’s outside corporate counsel, violate the fiduciary duties of the Mercer Board of Directors under Applicable Law to recommend approval of this Agreement or the Merger (or if such recommendation is withdrawn) as a result of the receipt of a Superior Proposal.

7.5 Effect of Termination and Abandonment.

(a) In the event of termination of the Agreement pursuant to this Article VII, written notice thereof, specifying the provisions of Article VII pursuant to which such termination is effected, shall as promptly as practicable be given to the other parties to this Agreement and this Agreement shall terminate and the Contemplated Transactions shall be abandoned, without further action by any of the parties hereto.  If this Agreement is terminated as provided herein: (i) there shall be no liability or obligation on the part of Buyer, Acquisition Corp., Mercer or their respective officers and directors, and all obligations of the parties shall terminate, except for the obligations of the parties pursuant to this Section 7.5, the obligations of the parties set forth in the Confidentiality Agreement referred to in Section 5.3, and any liabilities for any breach by the parties of the terms and conditions of this Agreement; and (ii) all filings, applications and other submissions made pursuant to the transactions contemplated by this Agreement shall, to the extent practicable, be withdrawn from the agency or Person to which made.

(b) Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated (i) by Mercer pursuant to Section 7.4, (ii) by Mercer or Buyer pursuant to Section 7.2(a), 7.2(b) or 7.2(d) or by Buyer pursuant to Section 7.3(e) and, in the case of this clause (ii) only, an Acquisition Proposal existed between the date hereof and the date of the termination of this Agreement, or (iii) by Buyer pursuant to Section 7.3(a) through (d), then, in each case, Mercer shall (without prejudice to any other rights Buyer may have against Mercer for breach of this Agreement) reimburse Buyer upon demand by wire transfer of immediately available funds to an account specified in writing by Buyer for all reasonable out-of-pocket fees and expenses incurred or paid by or on behalf of Buyer or any Affiliate of Buyer in connection with this Agreement and the Contemplated Transactions, including all fees and expenses of counsel, investment banking firms, accountants and consultants; provided, that Mercer shall have no obligation to reimburse Buyer for any fees and expenses in excess of $500,000 in the aggregate.

(c) Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated by (i) Mercer pursuant to Section 7.4, (ii) Mercer or Buyer pursuant to Section 7.2(a) or 7.2(b) or by Buyer pursuant to Section 7.3(e) and, in the case of this clause (ii) only, an Acquisition Proposal existed between the date hereof and the date of the termination of this Agreement and, concurrently with or within twelve (12) months after any such termination an Acquisition Transaction is consummated or Mercer or any of the Mercer Subsidiaries shall enter into any letter of intent, agreement in principle or other similar Contract with respect to an Acquisition Transaction, or (iii) by Buyer pursuant to Section 7.3(a) through (d), then, in each case, Mercer shall pay to Buyer as liquidated damages a termination fee of $6,685,000 by wire transfer of immediately available funds to an account specified in writing by Buyer, such payment to be made promptly, but in no event later than (A) in the case of clause (ii), the earlier to occur of such an Acquisition Transaction and the entry into such letter of intent, agreement in principle or other similar Contract with respect to an Acquisition Transaction, or (B) in the case of clauses (i) and (iii), on the Business Day following such termination; provided, that if Mercer is obligated to reimburse Buyer for any fees and expenses pursuant to Section 7.5(b), then such termination fee shall be reduced by the amount of such fees and expenses of Buyer that are actually reimbursed by Mercer.

(d) Notwithstanding anything to the contrary in this Agreement, if Buyer receives a payment pursuant to Section 7.5(b) or 7.5(c), such payment will constitute liquidated damages and be the sole and exclusive remedy of Buyer regardless of the circumstances of such termination.

(e) The parties acknowledge that the agreements contained in this Section 7.5 are an integral part of the transactions contemplated by this Agreement and that without these agreements Buyer would not enter into this Agreement.  Accordingly, if Mercer fails to promptly pay any amount due pursuant to this Section 7.5 and, in order to obtain any such payment Buyer commences a suit which results in a judgment against Mercer for any of the amounts set forth in this Section 7.5, Mercer shall pay to Buyer its costs and expenses (including attorneys’ fees) in connection with such suit.

ARTICLE VIII - GENERAL PROVISIONS

8.1 Survival of Representations, Warranties and Agreements.   The representations or warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive beyond the Closing Date.

8.2 Notices  All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given upon (a) one (1) Business Day after confirmation of receipt of a facsimile transmission, (b) confirmed delivery by an overnight commercial carrier or when delivered by hand, or (c) the expiration of five (5) Business Days after the day when mailed by United States registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

(a) If to Buyer or Acquisition Corp., to:

United Fire & Casualty Company
118 Second Avenue, SE
PO Box 73909
Cedar Rapids, Iowa  52407
Facsimile:                      (319) 286-2669
Attention:                      Randy A. Ramlo,
        President and CEO

With a copy to:

Sidley Austin LLP
One South Dearborn
Chicago, Illinois  60603
Facsimile:                      (312) 853 – 7036
Attention:                      Brian J. Fahrney
                Sean M. Carney

(b) If to Mercer, to:

Mercer Insurance Group, Inc.
10 North Highway 31
Pennington, New Jersey  08534
Facsimile:                      (609) 737-7177
Attention:                      Andrew R. Speaker,
        President and CEO

with a copy to:

Stevens & Lee
620 Freedom Business Center
King of Prussia, Pennsylvania  19406
Facsimile:                      (610) 371-7974
Attention:                      Jeffrey P. Waldron, Esquire

8.3 Descriptive Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.4 Entire Agreement; Assignment.  This Agreement (including the Exhibits, the Mercer Disclosure Schedule, and other documents and instruments referred to herein) constitute the entire agreement and supersede all other prior agreements and understandings (other than those contained in the Confidentiality Agreement, which is hereby incorporated by reference herein), both written and oral, among the parties or any of them, with respect to the subject matter hereof, including any transaction between or among the parties hereto.  Except as expressly set forth herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.  Any purported assignment in the absence of such consent shall be void ab initio.

8.5 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to its laws or principles with respect to conflict of laws.

(b) By execution and delivery of this Agreement, each of the parties hereto accepts and consents to the exclusive jurisdiction of the courts of the Commonwealth of Pennsylvania and the federal courts sitting in the Eastern District of Pennsylvania, for itself and in respect of its property, and waives in respect of both itself and its property any defense it may have as to or based on immunity, lack of jurisdiction, improper venue or inconvenient forum.  Each of the parties hereto irrevocably consents to the service of any process or other papers by the use of any of the methods and to the addresses set for the giving of notices pursuant to this Agreement.  Nothing herein shall affect the right of any party hereto to serve such process or papers in any other manner permitted by law.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER OR OUT OF THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION PERMITTED UNDER THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.6 Expenses.  Except as expressly set forth herein, all costs and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the party incurring such expenses.

8.7 Amendment  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.8 Waiver  At any time prior to the Closing Date, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

8.9 Counterparts; Effectiveness.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.  This Agreement shall become effective when each party hereto shall have received counterparts thereof signed and delivered (by telecopy or otherwise) by all of the other parties hereto.  Either party may deliver its signed counterpart(s) of this Agreement to the other parties by means of facsimile or any other electronic medium, and such delivery will have the same legal effect as hand delivery of an originally executed counterpart.

8.10 Severability; Validity; Parties in Interest.  If any provision of this Agreement, or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other Persons or circumstances, shall not be affected thereby, and shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.  Except as provided in Section 5.8, nothing in this Agreement, express or implied, is intended to confer upon any Person not a party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement.

8.11 Enforcement of Agreement   The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Mercer, Acquisition Corp. and Buyer have caused this Agreement to be executed as of the date first written above.

MERCER INSURANCE GROUP, INC.

By:      /s/ Andrew R. Speaker
Name:  Andrew R. Speaker
Title:    President and Chief Executive Officer

RED OAK ACQUISITION CORP.

By:      /s/ Randy A. Ramlo
Name:  Randy A. Ramlo
Title:    President and Chief Executive Officer

UNITED FIRE & CASUALTY COMPANY

By:      /s/ Randy A. Ramlo
Name:  Randy A. Ramlo
Title:    President and Chief Executive Officer

Exhibit A

FORM OF SHAREHOLDER SUPPORT AGREEMENT

SHAREHOLDER SUPPORT AGREEMENT, dated as of [_______], 2010 (this “Agreement”), by the undersigned shareholder (the “Shareholder”) of Mercer Insurance Group, Inc., a Pennsylvania corporation (“Mercer”), for the benefit of United Fire & Casualty Company, an Iowa corporation (“Buyer”).

RECITALS

WHEREAS, Buyer, Red Oak Acquisition Corp., a Pennsylvania corporation and a direct wholly-owned subsidiary of Buyer (“Acquisition Corp.”), and Mercer are entering into an Agreement and Plan of Merger, dated as of November 30, 2010 (the “Merger Agreement”), whereby, upon the terms and subject to the conditions set forth in the Merger Agreement, Acquisition Corp. shall merge with and into Mercer (the “Merger”) with Mercer continuing as the surviving entity and each issued and outstanding share of common stock, no par value, of Mercer (“Mercer Common Stock”), not held in the treasury of Mercer or by any Mercer Subsidiary or owned by Buyer or any wholly-owned Subsidiary of Buyer, will be converted into the right to receive the Cash Consideration specified in Section 2.6(b) of the Merger Agreement;

WHEREAS, the Shareholder owns of record that number of shares of Mercer Common Stock identified as owned by the Shareholder on the signature page hereof (such shares of Mercer Common Stock, together with any other shares of capital stock of Mercer acquired by such Shareholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the “Subject Shares”);

WHEREAS, the Shareholder holds stock options (whether or not vested) to acquire that number of shares of Mercer Common Stock indentified as such on the signature page hereof (such options to acquire Mercer Common Stock, together with any other options to acquire Mercer Common Stock acquired by such Shareholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the “Subject Options” and together with the Subject Shares, the “Subject Securities”); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Buyer has required that the Shareholder agree, and in order to induce Buyer to enter into the Merger Agreement the Shareholder has agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, the Shareholder agrees as follows:

1.           Covenants of Shareholder.  Until the termination of the Shareholder’s obligations in accordance with Section 3 of this Agreement, the Shareholder agrees as follows:

(a)           At the Mercer Shareholder Meeting (or at any adjournment thereof) or in any other circumstances upon which a vote, consent or other approval with respect to the Merger or the Merger Agreement is sought, the Shareholder shall appear or otherwise cause the Subject Shares to be cast in accordance with the applicable procedures relating thereto so as to ensure that the Subject Shares are duly counted as present thereat for purposes of calculating a quorum.

(b)           At the Mercer Shareholder Meeting (or at any adjournment thereof) or in any other circumstances upon which a vote, consent or other approval with respect to the Merger or the Merger Agreement is sought, the Shareholder shall vote (or cause to be voted) the Subject Shares in favor of the Merger, the adoption of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

(c)           At any meeting of shareholders of Mercer (or at any adjournment thereof) or in any other circumstances upon which the Shareholder’s vote, consent or other approval is sought, the Shareholder shall vote (or cause to be voted) the Subject Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Mercer or any Mercer Subsidiary or any other Acquisition Proposal or (ii) any amendment of Mercer’s Constituent Documents or other proposal or transaction involving Mercer or any Mercer Subsidiary, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of capital stock of Mercer.

(d)           The Shareholder shall not, nor shall the Shareholder permit any affiliate, employee, investment banker or attorney or other advisor or representative of the Shareholder to, directly or indirectly, (i) solicit, initiate or knowingly encourage the submission of, any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or agree to or endorse, or take any other action to facilitate any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal.

(e)           The Shareholder hereby agrees not to (i) sell, transfer, pledge, assign, otherwise dispose of (including by gift) or subject to an Encumbrance (collectively, “Transfer”), or enter into any contract, option or other arrangement (including any profit-sharing arrangement) with respect to the Transfer of any of the Subject Securities to any Person or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in relation to any of the Subject Securities, other than this Agreement.  Notwithstanding the foregoing, the Shareholder may transfer any or all of the Subject Securities to (x) a charity, charitable trust or other charitable organization qualifying under Section 5.01(c)(3) of the Code, or (y) to a lineal descendant or spouse of the Shareholder or a trust for the benefit of one or more of such persons; provided, that the transferee agrees in writing to be bound by the terms of this Agreement.

(g)           The Shareholder further agrees not to commit or agree to take any action inconsistent with the foregoing.

2.           Representations and Warranties.  The Shareholder represents and warrants to Buyer as follows:

(a)           The Shareholder is the record and beneficial owner of, and has good and valid title to, all of the Subject Securities, including the Subject Shares and Subject Options identified as owned by the Shareholder below the Shareholder’s name on the signature page hereto.  The Shareholder does not own, of record or beneficially, any shares of capital stock, options or other equity or equity-related securities of Mercer other than the Subject Securities.  Except for the Subject Securities owned by the Shareholder jointly with other Persons as reflected on Exhibit A, the Shareholder has the sole right to vote, and the sole power of disposition with respect to, the Subject Securities.  None of the Subject Securities is subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to the voting or disposition of such Subject Securities, except as contemplated by this Agreement.

(b)           This Agreement has been duly and validly executed and delivered by the Shareholder.  Assuming the due authorization, execution and delivery of this Agreement by Buyer, this Agreement constitutes the valid and binding agreement of the Shareholder enforceable against the Shareholder in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors’ rights generally and by general equitable principles.  The execution and delivery of this Agreement by the Shareholder does not and will not conflict with any agreement, order or other instrument binding upon the Shareholder, nor require the Shareholder to make or obtain any regulatory filing or approval.

3.           Termination.  The obligations of the Shareholder hereunder shall terminate upon the earlier of (i) the termination of the Merger Agreement pursuant to Article VII thereof, or (ii) the approval of the Merger and the Merger Agreement by the requisite vote of the shareholders of Mercer at the Mercer Shareholder Meeting (or at any adjournment thereof).

4.           Further Assurances.  The Shareholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Buyer may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

5.           Successors, Assigns and Transferees Bound.  Any successor, assignee or transferee (including a successor, assignee or transferee as a result of the death of the Shareholder, such as an executor or heir) shall be bound by the terms hereof, and the Shareholder shall take any and all actions necessary to obtain the written confirmation from such successor, assignee or transferee that it is bound by the terms hereof.

6.           Recapitalizations, Stock Dividends, etc.  If, between the date of this Agreement and the Effective Time, (a) the outstanding shares of Mercer Common Stock shall be increased, decreased, changed into or exchanged for a different number of shares or different class, in each case, by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares, (b) a stock dividend or dividend payable in any other securities of Mercer shall be declared with a record date within such period or (c) any similar event shall have occurred, then the term “Subject Securities” shall be deemed to refer to and include such shares as well as all such additional shares, stock dividends and any other securities into which or for which any or all of such changes may be changed or exchanged or which are received in such transaction.

7.           Shareholder Information.  The Shareholder hereby agrees to permit Buyer and Mercer to publish and disclose in the Mercer Proxy Statement, any public announcement and any report filed with or furnished to the SEC the Shareholder’s identity and ownership of the Subject Shares and the nature of the Shareholder’s commitments, arrangements and understandings under this Agreement.

8.           Subject Options.  The Shareholder hereby consents to and agrees that all of the Subject Options that the Shareholder has not previously exercised shall be automatically surrendered and cancelled at the Effective Time in exchange for the right to receive the Option Consideration as provided in Section 2.5(c) of the Merger Agreement.

9.           Remedies.  The Shareholder acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by it and that any such breach would cause Buyer irreparable harm.  Accordingly, the Shareholder agrees that in the event of any breach or threatened breach of this Agreement, Buyer, in addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

10.           Severability.  The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of any other provision of this Agreement in such jurisdiction, or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

11.           Amendment.  This Agreement may be amended only by means of a written instrument executed and delivered by both the Shareholder and Buyer.

12.           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania without giving effect to its laws or principles with respect to conflict of laws.

13.           Capitalized Terms.  Capitalized terms used in this Agreement that are not defined herein shall have such meanings as set forth in the Merger Agreement.

14.           Counterparts.  For the convenience of the parties, this Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.           No Limitation on Actions of the Shareholder as Director.  In the event the Shareholder is a director of Mercer, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require the Shareholder to take or in any way limit any action that the Shareholder may take to discharge the Shareholder’s fiduciary duties as a director of Mercer.

IN WITNESS WHEREOF, the Shareholder has signed this Agreement as of the date first written above.

_________________________ Name: Subject Shares: ____________ Subject Options: ___________

Accepted and agreed to
as of the date first written above:

UNITED FIRE & CASUALTY COMPANY

By: __________________________
Name:
Title:

Signature Page to Shareholder Support Agreement

EXHIBIT A

SUBJECT SHARES JOINTLY OWNED BY THE SHAREHOLDER

Exhibit B

FORM OF AGREEMENT TO TERMINATE EMPLOYMENT AGREEMENT

This Agreement to Terminate Employment Agreement (this “Agreement”), dated as of _____________, is among [_____________] (the “Executive”), Bicus Services Corporation (“Bicus”), Mercer Insurance Group, Inc. (“Mercer”) and Mercer Insurance Company.

WHEREAS, Bicus, Mercer, Mercer Insurance Company and the Executive entered into an Employment Agreement dated as of [_______________] (the “Employment Agreement”), pursuant to which Bicus agreed to employ the Executive as a [_______________] and the Executive accepted such employment;

WHEREAS, Mercer is entering into an Agreement and Plan of Merger by and among United Fire & Casualty Company, Red Oak Acquisition Corp. and Mercer Insurance Group, Inc. dated as of November 30, 2010 (the “Merger Agreement”); and

WHEREAS, in connection with the consummation of the Merger Agreement, the parties desire to terminate the Employment Agreement, other than certain continuing provisions specified herein, and to provide for certain payments to be made to the Executive upon such termination.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the parties hereby agree as follows:

1.           Termination of Employment Agreement.  In accordance with Treas. Reg. 1.409A-3(j)(ix)(B), the parties hereby agree that the Employment Agreement shall be terminated as of the Effective Time, as defined in the Merger Agreement; provided,  however, that Section 18 of the Employment Agreement entitled Confidential Information and Section 19 of the Employment Agreement entitled Covenants Not to Compete or to Solicit shall continue and remain in full effect in accordance with their terms.

2.           Payment Upon Termination.  In connection with the termination of the Employment Agreement, Mercer shall pay to the Executive within 10 business days of the Effective Time, a lump sum cash payment in the amount of the cash payment that would have been payable to the Executive pursuant to Section 11 of the Employment Agreement in the event the Executive terminated his employment with Good Reason (as defined in the Employment Agreement) at the Effective Time.  The Executive shall not be entitled to any other payments or benefits under the Employment Agreement or in connection with the termination thereof.

3.           Governing Law; Validity.  The interpretation, construction and performance of this Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which other provisions shall remain in full force and effect.

4.           Entire Agreement; Amendment.  This Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained herein and supersedes all prior agreements, understandings or intents between or among any of the parties hereto or any related parties; provided, however, this Agreement does not supersede or preempt Section 18 of the Employment Agreement entitled Confidential Information and Section 19 of the Employment Agreement entitled Covenants Not to Compete or to Solicit.  The parties hereto, by mutual agreement in writing, may amend, modify and supplement this Agreement.  Any such amendment shall be validly and sufficiently authorized for purposes of this Agreement if it is evidenced by a writing signed by all of the parties hereto.

5.           Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.

________________________________
Name: [__________________]

BICUS SERVICE CORPORATION

By: _____________________________

Attest: _____________________________

MERCER INSURANCE GROUP, INC.

By: _____________________________

Attest: _____________________________

MERCER INSURANCE COMPANY

By: _____________________________

Attest: _____________________________

Exhibit C

MERCER INSURANCE GROUP, INC.
SENIOR MANAGEMENT RETENTION PLAN

Article 1.      Purpose.

This Mercer Insurance Group, Inc. Senior Management Retention Plan (this “Plan”) is intended to reward selected officers and key employees of Mercer Insurance Group, Inc. (“Mercer”) and its subsidiaries who continue to provide services to Mercer, United Fire & Casualty Company (“United Fire”), or their subsidiaries (collectively, the “Company”) after the consummation of the merger of a wholly-owned subsidiary of United Fire with and into Mercer pursuant to the terms and conditions of the Merger Agreement, as defined below (the “Merger”).

Article 2.      Definitions.

(a)	“409A Penalties” has the meaning set forth in Section 8.9 of this Plan.

(b)
“Cause” means (i) a Participant’s failure to perform his job duties and responsibilities in a manner commensurate with his position (for reasons other than disability), (ii) a Participant’s refusal to comply in any material respect with lawful Company policies or directives, (iii) a Participant’s material breach of any contract or agreement between such Participant and the Company, or such Participant’s material breach of any statutory duty, fiduciary duty that such Participant owes to the Company, (iv) the Participant’s commission of an act of fraud, theft, embezzlement or other unlawful act against the Company or involving Company property or assets or such Participant’s engaging in unprofessional, unethical or intentional acts that materially discredit the Company or are materially detrimental to the reputation, character or standing of the Company, or (v) the Participant’s indictment, conviction or nolo contendere or guilty plea with respect to any felony or crime of moral turpitude.

(c)	“Code” means the Internal Revenue Code of 1986, as amended.

(d)	“Committee” means the Compensation Committee of the Board of Directors of United Fire.

(e)	“Company” has the meaning set forth in Article 1 of this Plan.

(f)	“Effective Time” has the meaning ascribed to such term in the Merger Agreement.

(g)
“Good Reason” means the occurrence of any of the following events without the Participant’s prior consent: (i) a material diminution in the Participant’s annual base salary; or (ii) a change by more than fifty (50) miles of the geographic location at which the Participant is required to perform his principal services to the Company; provided that (A) the Participant provides written notice to the Company within ninety (90) calendar days after the initial existence of such event, setting forth the reason such event would constitute Good Reason hereunder, and (B) the Company fails to cure such event within thirty (30) calendar days after receipt of such notice.

(h)	“Mercer” has the meaning set forth in Article 1 of this Plan.

(i)	“Merger” has the meaning set forth in Article 1 of this Plan.

(j)	“Merger Agreement” means that certain Agreement and Plan of Merger, by and among United Fire, Red Oak Acquisition Corp. and Mercer, dated as of November 30, 2010.

(k)	“Merger Agreement Date” means the date on which the Merger Agreement is executed by United Fire, Red Oak Acquisition Corp. and Mercer.

(l)	“Participant” means an officer or key employee of the Company who is listed on Schedule A hereto.

(m)	“Plan” means this Senior Management Retention Plan.

(n)	“Retention Bonus” means the bonus for which a Participant is eligible pursuant to Article 5 of this Plan.

(o)	“United Fire” has the meaning set forth in Article 1 of this Plan.

Article 3.     Effective Date of Plan.

This Plan shall be effective as of the Effective Time of the Merger.

Article 4.     Eligibility.

The Participants in this Plan shall include only those officers and key employees of the Company who are employed by the Company as of the Merger Agreement Date and listed on Schedule A hereto.

Article 5.      Retention Bonuses.

5.1.           Each Participant who remains continuously employed by the Company for a period of nine (9) months following the Effective Time shall be entitled to a Retention Bonus in an amount equal to the amount set forth next to such Participant’s name on Schedule A.

5.2.           One-third (33.33%) of the Retention Bonus shall be paid to the Participant in cash within three (3) business days after the three-month anniversary of the Effective Time, provided the Participant remains continuously employed by the Company from the Effective Time through such three-month anniversary.

5.3.           An additional one-third (33.33%) of the Retention Bonus shall be paid to the Participant in cash within three (3) business days after the six-month anniversary of the Effective Time, provided the Participant remains continuously employed by the Company from the Effective Time through such six-month anniversary.

5.4.           The remaining one-third (33.33%) of the Retention Bonus shall be paid to the Participant in cash within three (3) business days after the nine-month anniversary of the Effective Time, provided the Participant remains continuously employed by the Company from the Effective Time through such nine-month anniversary.

5.5.           If (i) the Company terminates a Participant’s employment without Cause, or (ii) a Participant terminates his employment with the Company for Good Reason, in either case prior to the end of the nine-month period following the Effective Time, then the Company shall make a lump sum cash payment to the Participant within three (3) business days after the date of such termination of employment in an amount equal to one-third (33.33%) of the full amount of the Retention Bonus.  Following such payment, the Participant shall not be entitled to any subsequent payments under this Plan.

5.6.           If a Participant’s employment with the Company terminates prior to the end of the nine-month period following the Effective Time for any reason other than (i) a termination by the Company without Cause, or (ii) a termination by the Participant for Good Reason, such Participant shall not be entitled to any subsequent payments under this Plan.

Article 6.        Administration.

The Plan shall be administered by the Committee (or any successor thereto) consistent with the purpose and terms of this Plan.  The Committee shall have full power and authority to interpret this Plan and to make any determinations and to take such other actions as it deems necessary or advisable in carrying out its duties under this Plan, including the delegation of such authority or power, where appropriate.

Article 7.        Amendment and Termination.

The Plan shall terminate when the total amount of all Retention Bonuses has been paid to the respective Participants.  The Plan may not be amended in any manner that is adverse to a Participant without the written consent of such Participant.

Article 8.        Miscellaneous.

8.1.           No Retention Bonus shall be taken into consideration for the calculation of any pension, severance or other benefit under any employee benefit plan, program or arrangement, except as shall be required by applicable law.

8.2.           The right of a Participant to receive a Retention Bonus shall not be deemed a right to continued employment prior to or after the Effective Time, and shall not entitle the Participant to additional payments under any other plan or program implemented by the Company.

8.3.           No Participant shall have the power or right to transfer (other than by will or the laws of descent and distribution), alienate or otherwise encumber such Participant’s interest under this Plan.  The provisions of this Plan shall inure to the benefit of each Participant and the Participant’s beneficiaries, heirs, executors, administrators and successors in interest.

8.4.           The Company may make such provisions and take such action as it may deem necessary or appropriate for the withholding of any taxes that the Company believes to be required by any law or regulation of any governmental authority, whether Federal, state or local, to withhold in connection with any Retention Bonus.

8.5.           The Plan is binding on all Participants and their respective heirs and legal representatives, on the Committee and its successor and on the Company and its successors, whether by way of merger, consolidation, purchase or otherwise.  Following the Effective Time, this Plan shall be binding on the Surviving Corporation, as defined in the Merger Agreement, to the same extent as if the Surviving Corporation had expressly assumed this Plan.

8.6.           The Plan and all determinations made and actions taken under this Plan shall be governed by the laws of the State of Iowa (excluding the choice of law provisions thereof).

8.7.           If any provision of this Plan is held unlawful or otherwise invalid or unenforceable, in whole or in part, the unlawfulness, invalidity or unenforceability shall not affect any other parts of this Plan, which parts shall remain in full force and effect.

8.8.           The Retention Bonuses are intended to be exempt from Section 409A of the Code as short-term deferrals pursuant to Treasury regulation §1.409A-1(b)(4), and for this purpose each payment shall be considered a separate payment.  In the event the terms of this Plan would subject a Participant to taxes or penalties under Section 409A of the Code (“409A Penalties”), the Company may amend the terms of this Plan to avoid such 409A Penalties, to the extent possible; provided that in no event shall the Company be responsible for any 409A Penalties that arise in connection with any amounts payable under this Plan.

Schedule A

Participant	Retention Bonus
Andrew R. Speaker	$281,250
David B. Merclean	$187,500
Paul R. Corkery	$165,000
Paul D. Ehrhardt	$217,500

ANNEX B

[LETTERHEAD OF SANDLER O’NEILL]

November 30, 2010

Board of Directors
Mercer Insurance Group, Inc.
10 Route 31 North
Pennington, NJ 08534

Gentlemen:

Mercer Insurance Group, Inc. (“Mercer”), United Fire & Casualty Company (“United Fire”) and Red Oak Acquisition Corp, a wholly owned subsidiary of United Fire (“Acquisition Corp.”), have entered into an Agreement and Plan of Merger, dated November 30, 2010 (the “Agreement”), pursuant to which Acquisition Corp. will be merged with and into Mercer with Mercer as the surviving entity (the “Merger”).  Under the terms of the Agreement, upon consummation of the Merger, each share of Mercer common stock, issued and outstanding immediately prior to the Merger (the “Mercer Common Stock”), other than certain shares specified in the Agreement, will be converted into the right to receive cash in the amount of $28.25 per share (the “Merger Consideration”), without interest.  Capitalized terms used herein without definition shall have the meanings given to such terms in the Agreement.  You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to the holders of Mercer Common Stock.

Sandler O’Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of insurance companies and their securities in connection with mergers and acquisitions and other corporate transactions.  In connection with this opinion, we have reviewed, among other things: (i) the Agreement; (ii) certain publicly available financial statements and other historical financial information of Mercer that we deemed relevant; (iii) financial projections for Mercer for the years ending December 31, 2010 through 2015 as prepared by Sandler O’Neill and reviewed and approved by senior management of Mercer; (iv) the publicly reported historical stock price and trading activity for Mercer’s common stock, including a comparison of certain financial and stock market information for Mercer with similar publicly available information for certain other companies the securities of which are publicly traded; (v) to the extent publicly available, the financial terms of certain recent business combinations in the property and casualty insurance industry; (vi) the market premiums paid in certain recent business combinations involving property and casualty insurance companies and other financial services companies; (vii) the current market environment generally and the property and casualty environment in particular; and (viii) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of senior management of Mercer the business, financial condition, results of operations and prospects of Mercer.

In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by Mercer or its representatives or that was otherwise reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion.  We have further relied on the assurances of management of Mercer that it is not aware of any facts or circumstances that would make any of such information inaccurate or misleading.  We have not been asked to and have not undertaken an independent verification of any of such information, and we do not assume any responsibility or liability for the accuracy or completeness thereof.  We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Mercer or any of its subsidiaries, or the collectability of any such assets, nor have we been furnished with any such evaluations or appraisals. We are not experts in the evaluation of reserves for property and casualty insurance losses and loss adjustment expenses, and we have not made an independent evaluation of the adequacy of the reserves of Mercer.  In that regard, we have made no analysis of, and express no opinion as to, the adequacy of the loss and loss adjustment expense reserves of Mercer.

B-1

With respect to the internal financial projections as prepared by Sandler O’Neill and reviewed with and approved by senior management of Mercer and used by Sandler O’Neill in its analyses, Mercer’s management confirmed to us that they reflected the best currently available estimates and judgments of management of the future financial performance of Mercer, and we assumed that such performances would be achieved.  We express no opinion as to such financial projections or the assumptions on which they are based.  We have also assumed that there has been no material change in Mercer’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us.  We have assumed in all respects material to our analysis that Mercer would remain as a going concern for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to the agreements will perform all of the covenants required to be performed by such party under the agreements, and that the conditions precedent in the agreements are not waived.  Finally, with your consent, we have relied upon the advice Mercer has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Merger and the other transactions contemplated by the Agreement.

Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.  Events occurring after the date hereof could materially affect this opinion.  We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof.

We have acted as Mercer’s financial advisor in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon consummation of the Merger.  Mercer has also agreed to indemnify us against certain liabilities arising out of our engagement.  In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to Mercer and United Fire and their affiliates.

Our opinion is directed to the Board of Directors of Mercer in connection with its consideration of the Merger and does not constitute a recommendation to any shareholder of Mercer as to how such shareholder should vote at any meeting of shareholders called to consider and vote upon the Merger.  Our opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration to holders of Mercer Common Stock and does not address the underlying business decision of Mercer to engage in the Merger, the relative merits of the Merger as compared to any other alternative business strategies that might exist for Mercer or the effect of any other transaction in which Mercer might engage.  Our opinion is not to be quoted or referred to, in whole or in part, in any document, nor shall this opinion be used for any other purposes, without Sandler O'Neill’s prior written consent.  This opinion may, however, be reproduced in any proxy statement mailed to shareholders of Mercer provided that the opinion is reproduced in such document in its entirety and such document includes a summary of the opinion and related analysis in a form prepared or approved by us (such approval not to be unreasonably withheld, conditioned or delayed), and may not otherwise be disclosed publicly in any manner without our prior written approval.  This opinion has been approved by Sandler O’Neill’s fairness opinion committee and does not address the amount of compensation to be received in the Merger by any Mercer officer, director or employee.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair to the holders of Mercer Common Stock from a financial point of view.

Very truly yours,

/s/ Sandler O’Neill & Partners, L.P.
Sandler O’Neill & Partners, L.P.

B-2

REVOCABLE PROXY
MERCER INSURANCE GROUP, INC.
SPECIAL MEETING OF SHAREHOLDERS
March 16, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned, being a shareholder of Mercer Insurance Group, Inc. (the “Company”) as of January 28, 2011, hereby authorizes and appoints George T. Hornyak, Jr. and Roland D. Boehm, and each of them, or any of their successors, as proxies and attorneys-in-fact, with full powers of substitution, to represent the undersigned at the Special Meeting of Shareholders to be held at the Company’s corporate offices, 10 North Highway 31, Pennington, New Jersey, and with all the powers the undersigned would possess if personally present, on March 16, 2011 at 10:00 a.m., local time, and at any adjournment(s) or postponement(s) of such meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if personally present, as set forth on the reverse hereof and, in their discretion, to vote on behalf of the undersigned upon such other business as may properly come before the Special Meeting and at any adjournment(s) or postponement(s) thereof. The undersigned hereby ratifies and confirms all that each of such proxyholders, or any substitute or substitutes, shall lawfully do or cause to be done by reason thereof, upon the matters referred to in the Notice of Special Meeting and Proxy Statement for such meeting. The undersigned hereby revokes any proxies heretofore given.

The shares represented by this proxy card when properly executed will be voted in the manner directed herein by the undersigned shareholder of the Company.  If executed but no direction is given, this proxy card will be voted “FOR” Proposal 1 to approve and adopt the Agreement and Plan of Merger and “FOR” Proposal 2 to approve an adjournment or postponement of the Special Meeting.  If any other matters properly come before the Special Meeting, or any adjournment(s) or postponement(s) thereof, the proxyholders will vote in their discretion.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

↓ FOLD AND DETACH HERE ↓

MERCER INSURANCE GROUP, INC. — SPECIAL MEETING, March 16, 2011

YOUR VOTE IS IMPORTANT!

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE SPECIAL MEETING.

The proxy statement is available at http://www.cfpproxy.com/5546sm.

You can vote in one of three ways:

1.	Call toll free 1-866-547-4629 on a Touch-Tone Phone. There is NO CHARGE to you for this call.
or
2.	Via the Internet at https://www.proxyvotenow.com/migp and follow the instructions.
or
3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope. No postage is required if mailed in the United States.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

x	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY MERCER INSURANCE GROUP, INC.	Special Meeting of Shareholders MARCH 16, 2011

		For	Against	Abstain			For	Against	Abstain
1.	Proposal to approve and adopt the Agreement and Plan of Merger, dated as of November 30, 2010, among Mercer Insurance Group, Inc., United Fire & Casualty Company, and Red Oak Acquisition Corp., as it may be amended from time to time.				2.	Proposal to approve an adjournment or postponement of the Special Meeting, if necessary and appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve and adopt the Agreement and Plan of Merger referenced in Proposal 1.

This proxy is solicited on behalf of the Board of Directors of the Company for use at the Special Meeting of Shareholders to be held on March 16, 2011, and at any adjournment(s) or postponement(s) thereof.					THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF EXECUTED BUT NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED ABOVE.

In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the Special Meeting and at any adjournment(s) or postponement(s) thereof.

The undersigned hereby acknowledges receipt of Notice of the Special Meeting and the accompanying Proxy Statement prior to signing this proxy card.

Mark here if you plan to attend the meeting

This proxy card may be revoked at any time prior to the Special Meeting by written notice to the Company or may be withdrawn and you may vote in person should you attend the Special Meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space to the left. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Mark here for address change and note change

Please be sure to date and sign			Date
this proxy card in the box below.
	Sign above	Co-holder (if any) sign above			Note: Please sign exactly as your name or names appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

^ FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL ^ PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:
1.  By Mail;  or
2.  By Telephone (using a Touch-Tone Phone);  or
3.  By Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy.  Please note telephone and Internet votes must be cast prior to 3:00 a.m., Eastern Time, March 16, 2011.  It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3:00 a.m., Eastern Time, March 16, 2011: 1-866-547-4629	Vote by Internet anytime prior to 3:00 a.m., Eastern Time, March 16, 2011 go to https://www.proxyvotenow.com/migp

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

Your vote is important!